The Clorox Company

2023 PROXY STATEMENT & FINANCIAL STATEMENTS

NOTICE OF ANNUAL MEETING

Letter from Our Independent Chair

Clorox delivered a year of strong financial performance and meaningful progress on our integrated ESG goals to drive long-term value for our shareholders and other stakeholders, under the leadership of our CEO Linda Rendle and with the oversight of the Board. We are optimistic about the momentum from the past year and confident we are on the right path to building a stronger, more resilient company. We appreciate the opportunity to highlight a few activities the Board undertook during fiscal year 2023.

Robust Board Oversight

The Board is highly engaged in overseeing Clorox’s business and the key risks the Company faces. Clorox’s ESG goals are embedded in how we operate and our efforts are focused on the areas of greatest impact to the Company. As part of our commitment to lead with transparency and accountability, we continued to evolve our approach to ESG governance this past year, including reorganizing our ESG operating and governance structure and hiring our first full-time head of sustainability to lead ESG work. This new structure, along with related processes, will further integrate our IGNITE ESG goals into business units, streamline decision-making authority, allocate resources, and drive continued accountability.

A Diverse and Engaged Board

Our Board possesses a diverse set of relevant skills, experiences and perspectives to provide robust risk and strategic oversight of the Company. We are also committed to building a diverse and inclusive workplace as we fundamentally believe it leads to better outcomes for our business. This commitment starts at the top—we are proud that our Board is 50% women and 25% people of color.

As part of our efforts to continuously strengthen the overall effectiveness of the Board and its committees, we conduct annual board and individual director evaluations. The Board enhanced its process in fiscal year 2023 by engaging a third-party corporate governance expert to conduct its annual assessment, in line with leading governance practice.

Our Board is also focused on its engagement with the workforce, including meeting with employees at a Clorox Home Care plant in fiscal year 2023, receiving regular company highlights covering employee resource group activities, community events, company-wide communications, and employee features, as well as spending additional time at the Company’s facilities.

Ongoing Shareholder Engagement

We are also committed to ongoing engagement with shareholders to better understand the issues that are most important to you. Over the years, I have participated in some of these conversations and greatly enjoy the opportunity to directly engage with our shareholders and hear your perspectives. We always consider our shareholders’ and other stakeholders’ input as we continue to evolve our practices and policies. For example, this year, in response to shareholder feedback, we have disclosed individual director skill attributes to demonstrate how each of our directors’ skills and experiences support effective oversight of the Company’s strategy and risk management.

While the macroeconomic challenges are expected to persist in fiscal year 2024, the Board is confident that Clorox is taking the right steps to drive long-term, profitable growth and create shareholder value. On behalf of the Board, I want to thank you for your continued investment in the Company, and the confidence you place in the Board to oversee your interests in Clorox. We look forward to receiving your input at this year’s annual meeting and in the years to come.

Matthew J. Shattock
Independent Chair

THE CLOROX COMPANY - 2023 Proxy Statement	i

Letter from Our Chief Executive Officer

Fiscal year 2023 represented a milestone for Clorox. We started the year determined to maintain top-line growth while rebuilding margin amid a challenging operating environment. Our team not only delivered on those goals, but we continued to make progress against our IGNITE strategy. Our actions and investments to develop consumer-inspired innovation, strengthen our advantaged portfolio of superior brands, transform our company, and build a more sustainable and inclusive world are reinforcing our competitive advantage and positioning us to deliver long-term, profitable growth.

Here are some highlights from this past fiscal year:

•	Fueling growth: We achieved our highest fiscal year sales on record, reflecting growth in three of four reportable business segments, supported by both a resilient consumer and improved supply chain performance, and also delivered record annual cost savings. We continue to be laser-focused on rebuilding margin back to pre-pandemic levels to fuel reinvestment in our brands.
•	Innovating experiences: We launched innovation across all our major brands, positioning us to drive ongoing growth in the years ahead. We are also increasing our investment in advertising and sales promotion to ensure we have strong brands that resonate with consumers. We have nearly met our 2025 goal to know 100 million consumers, resulting in an all-time high return on investment on marketing spend. Together, these initiatives will enhance our brands’ value superiority at a time when consumers’ wallets are stretched.
•	Reimagining work: We are investing in our digital transformation and new operating model to create a more consumer-obsessed, faster and leaner company, and enhance our ability to grow and operate more efficiently. Over time, we expect that these initiatives will support our efforts to get administrative costs as a percentage of sales down to 13%.
•	Evolving our portfolio: Our superiority rating from a brand perspective remains above pre-pandemic levels, a testament to our trusted brands and the value they deliver to consumers. We see great opportunities to strengthen our core and expand our business and our brands by continuing to invest in our portfolio of superior brands.

This past fiscal year, we also continued to advance our integrated ESG goals to generate long-term, profitable growth and create value for our shareholders and other stakeholders.

•	Fostering a workplace culture that prioritizes safety and total well-being: We continue to take a holistic approach to supporting our team’s physical, mental and financial health, backed by a combination of benefits, programs and resources tailored to their diverse needs. Importantly, we maintained our strong safety standards with a total recordable incident rate significantly below our target and the industry average.
•	Advancing efforts on inclusion, diversity, equity and allyship, or IDEA: We are making strides on our journey to embed IDEA into our business, including through inclusive leadership training, IDEA programming, diverse representation and advancement efforts, and more inclusive, purpose-driven brands. We know that creating a workplace where people can be their best selves, do their best work, and play an active role in helping us innovate and grow will make Clorox a stronger company and accelerate our IGNITE journey.
•	Taking climate action and addressing plastic and other waste: We are executing on our climate action plan to advance our long-term environmental sustainability goals. In addition to maintaining 100% renewable electricity in our U.S. and Canada operations, we also achieved 88% of our goal to have 100% recyclable, reusable or compostable packaging by 2025. We are also engaging our high-impact and strategic suppliers to understand where we can align on climate action to realize our ambitious scope 3 science-based targets.

I encourage you to read more about our progress against our IGNITE strategy in our 2023 integrated annual report.

While we expect the environment to remain challenging in the year ahead, I am confident we are taking the right steps to build a stronger, more resilient company, create long-term value for our stakeholders, and generate strong shareholder returns. Clorox has navigated through many economic cycles over our 110-year history, and we will continue to evolve and innovate to create an enduring, sustainable company for ourselves and our stakeholders.

Thank you, fellow shareholders, for your continued support of our company.

Linda Rendle
Director and Chief Executive Officer

ii	THE CLOROX COMPANY - 2023 Proxy Statement

Notice of Annual Meeting of Shareholders

Annual Meeting Information
Date and Time
Wednesday, November 15, 2023
9:00 a.m. Pacific Time

Virtual Meeting URL
meetnow.global/M7GX29G

Record Date
You can vote electronically at the Annual Meeting if you were a shareholder of record on September 22, 2023.

Agenda

1.     To elect the 12 director nominees named in the proxy statement;

2.     To hold an advisory vote to approve executive compensation;

3.     To hold an advisory vote on the frequency of future advisory votes to approve executive compensation; and

4.     To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of The Clorox Company (the Company or Clorox).

Shareholders will also consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

How to Vote
Internet
www.envisionreports.com/CLX

Telephone
Call toll-free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Mail
Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

During the Annual Meeting
Visit meetnow.global/M7GX29G. Log in using the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your printed proxy card, or on the instructions that accompanied your proxy materials to access the meeting.

How to Attend the Annual Meeting
Visit meetnow.global/M7GX29G. Log in using the 15-digit control number included on your Notice of Internet Availability of Proxy Materials on your printed proxy card, or on the instructions that accompanied your proxy materials to access the meeting.

If you are a beneficial owner (you own shares through a broker, bank or other holder of record) and plan on attending, voting or asking questions at the Annual Meeting, you may need to pre-register with Computershare by 5:00 p.m. Eastern Time on November 10, 2023. Please see the Attending the Virtual Annual Meeting section of this proxy statement on pg 101 for more information.

You may also vote online and examine our shareholder list during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting.

On or about October 5, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders informing them that our proxy statement, 2023 integrated annual report – executive summary, and voting instructions are available on the Internet.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described on pg 96-98. While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting to ensure that our shareholders are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

Even if you plan to attend the virtual Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,

Iké Adeyemi
Vice President – Corporate Secretary &
Associate General Counsel

The Clorox Company
1221 Broadway
Oakland, California 94612

October 5, 2023

THE CLOROX COMPANY - 2023 Proxy Statement	iii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE CLOROX COMPANY 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 15, 2023
The Notice of Annual Meeting, proxy statement, and 2023 integrated annual report – executive summary will be available at www.edocumentview.com/CLX.

Pursuant to rules adopted by the United States Securities and Exchange Commission (the SEC), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies.

Accordingly, on or about October 5, 2023, we began mailing the Notice to our shareholders informing them that our proxy statement, 2023 integrated annual report – executive summary, and voting instructions are available on the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received the Notice by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.envisionreports.com/CLX.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We encourage our shareholders to enroll in voluntary e-delivery of future proxy materials. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies.

If you are a Registered Shareholder (you own shares in your own name through our transfer agent, Computershare Trust Company, N.A.): visit www.computershare.com and log into your account to enroll.

If you are a Beneficial Owner (you own shares through a broker, bank or any other account): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Shareholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

iv	THE CLOROX COMPANY - 2023 Proxy Statement

Frequently Requested Information

Our Corporate Purpose and Values, IGNITE		ESG Governance	37
Strategy and Integrated ESG Approach	6	Board Committees	40
Our Director Nominees	10	Summary Compensation Table –
Director Skills & Experience	26	Fiscal Year 2023	70
Director Diverse Backgrounds & Experiences	27	Fiscal Year 2023 PEO Pay Ratio	85
Board Risk Oversight	33	Fiscal Year 2023 Pay Versus Performance	86
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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all the information that you should consider. Please review the entire proxy statement before voting.

Voting Matters and Voting Recommendations
		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 9	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote to Approve Executive Compensation	Page 49	FOR
PROPOSAL 3	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	Page 91	ONE YEAR
PROPOSAL 4	Ratification of Independent Registered Public Accounting Firm	Page 92	FOR

For more information on how to vote before and during the Annual Meeting, see Information About the Virtual Annual Meeting—Voting Information on pg 96 of this proxy statement.

What’s New This Year

We continued to enhance our governance, compensation and ESG disclosures and practices. Since our 2022 Annual Meeting of Shareholders, Clorox has:

•	Welcomed our first full-time head of sustainability and reorganized our ESG governance and organizational structure to support our ESG goals and further enhance oversight and governance – see ESG Governance on pg 37 of this proxy statement.
•	Made further enhancements to our enterprise risk management program to facilitate greater connectivity and coordination across the organization – see Enterprise Risk Management on pg 34 of this proxy statement.
•	Upgraded the director skills matrix to disclose individual director skill attributes, which can be found in Director Skills & Experience on pg 26 of this proxy statement.
•	Enhanced disclosure around the board of directors’ (Board) risk oversight (pg 33), and the Board and director evaluation process (pg 30), including use of a third-party evaluation facilitator in fiscal year 2023.
•	Expanded the information available on our ESG Data Hub, which can be accessed at clorox.metrio.net.
THE CLOROX COMPANY - 2023 Proxy Statement	1

Proxy Summary

Our Director Nominees

The following table provides summary information about each director nominee as of the date of the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Directorships
Amy L. Banse	64	2016	Venture Partner, Mastry, Inc.		• MDCC	• Adobe, Inc. • Lennar Corporation • On Holding AG
Julia Denman	52	2022	Corporate Vice President and Head of Internal Audit, Enterprise Risk and Compliance, Microsoft Corporation		• AC	• N/A
Spencer C. Fleischer	70	2015	Chairman, FFL Partners, L.P.		• MDCC (Chair)	• Levi Strauss & Co.
Esther Lee	64	2013	Former Executive Vice President – Global Chief Marketing Officer, MetLife Inc.		• NGCRC (Chair)	• Pearson plc • Experian plc
A. D. David Mackay	68	2016	Former President and Chief Executive Officer, The Kellogg Company		• AC • MDCC	• Fortune Brands Home and Security
Paul Parker	60	2020	Senior Vice President, Strategy and Corporate Development, Thermo Fisher Scientific Inc.		• AC • NGCRC	• N/A
Stephanie Plaines	56	2022	Chief Financial Officer, JC Penney		• AC	• N/A
Linda Rendle	45	2020	Chief Executive Officer, Clorox			• Visa Inc.
Matthew J. Shattock	61	2018	Former Non-Executive Chairman, Beam Suntory Inc.		• NGCRC	• VF Corporation • Domino’s Pizza Group plc (UK)
Kathryn Tesija	60	2020	Former Executive Vice President and Chief Merchandising and Supply Chain Officer, Target Corporation		• MDCC • NGCRC	• Woolworth’s Group Limited
Russell J. Weiner	55	2017	Chief Executive Officer, Domino’s Pizza, Inc.		• MDCC	• Domino’s Pizza, Inc.
Christopher J. Williams	65	2015	Chairman, Siebert Williams Shank & Co., LLC		• AC (Chair)	• Ameriprise Financial, Inc. • Union Pacific Corporation
AC	Audit Committee
NGCRC	Nominating, Governance and Corporate Responsibility Committee
MDCC	Management Development and Compensation Committee
2	THE CLOROX COMPANY - 2023 Proxy Statement

Proxy Summary

Corporate Governance Strengths

Board Structure and Independence

✓  All of our director nominees are independent, except for our CEO

✓  Independent chair with ability to call special meetings of the independent directors and actively supervise meeting materials, agendas and schedules

✓  100% independent board committee members

Board Composition

✓  Diverse Board with effective mix of skills, experiences, and perspectives

✓  Diverse Board committee leadership

✓  Active Board refreshment – average Board tenure is approximately 5.5 years (as of the Annual Meeting date)

✓  Effective annual Board, Board committee, and individual director evaluation process – which was conducted by a third-party facilitator in fiscal year 2023

✓  Majority voting and director resignation policy in uncontested director elections

Board Oversight

✓  Robust processes for overseeing key enterprise risks, including enhancements in fiscal year 2023 to enterprise risk assessment process

✓  Board receives regular updates on key ESG topics from management and internal and external experts and consultants

✓  Strong Board and management succession planning process

Shareholder Rights and Accountability	✓ Annual election of all directors ✓ Special meeting right for shareholders ✓ Proxy access right for shareholders ✓ Proactive shareholder engagement

Good Governance Practices

✓  Robust code of conduct applicable to directors, officers and employees and annual training and certification process

✓  Rigorous stock ownership guidelines for directors and executives

✓  Directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy

✓  Both our annual and long-term incentive plans include clawback provisions

✓  ESG achievements are a component of the holistic assessment of our executives’ performance in relation to compensation

THE CLOROX COMPANY - 2023 Proxy Statement	3

Proxy Summary

Executive Compensation Highlights
•	Clorox delivered on our commitments and made significant progress toward our IGNITE strategy in fiscal year 2023. We entered fiscal year 2023 facing significant business headwinds. Despite these challenges, we committed to driving top-line growth and rebuilding margins while continuing to invest in the long-term health of our brands, categories and capabilities. We delivered on these commitments with net sales growth of 4%, organic sales growth of 6%, expanded gross margin of 360 basis points, and adjusted earnings per share growth of 24%.
•	Our incentive plan results reflect Company performance. We exceeded targets on all three metrics in the short-term incentive, resulting in a significantly above-target payout. The below-target payout on our long-term incentive aligns to our mixed business outcomes in fiscal years 2021 through 2023.
•	The Company multiplier for our short-term incentive for fiscal year 2023 was 179%. This result was driven by the successful execution of our operating plan including several rounds of cost-justified pricing, sustained record cost savings, and supply chain optimization.
•	Performance share units from our long-term incentive awards vesting in 2023 paid out at 86%. The performance-based award vesting in fiscal year 2023 was based on economic profit growth during fiscal years 2021 through 2023. The payouts for fiscal years 2021, 2022 and 2023 were 58%, 0% and 200%, respectively.
•	The Management Development and Compensation Committee continues to evolve our program. As we look ahead to fiscal year 2024, we remain committed to our pay for performance philosophy. The MDCC will continue to evaluate incentive plan changes based on the evolution of our competitive market and Clorox’s long-term transformational business plan.

For more information, see the Compensation Discussion and Analysis section of this proxy statement.

4	THE CLOROX COMPANY - 2023 Proxy Statement

Proxy Summary

Components of Our Compensation Program

A substantial portion of our target total direct compensation for our executives is variable, with 88% of target compensation at risk for our CEO and 78% of target compensation at risk on average for our other NEOs. Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			• N/A	N/A	Fixed cash

Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			• Annual net sales (50%) • Net earnings (30%) • Gross margin (20%) • Individual performance goals	One Year	Performance-based cash

Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			• Economic profit • Variation in underlying stock price due to overall business results	Three Years	Performance stock units, stock options, and RSUs
(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of actual long-term incentive awards granted in fiscal year 2023 (with performance stock units measured at target). Percentages may not total 100% due to rounding. Refer to the Summary Compensation Table on pg 70 for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2023, other than the CEO.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy.

For more information, see the Compensation Discussion and Analysis section of this proxy statement.

THE CLOROX COMPANY - 2023 Proxy Statement	5

Our Company

Snapshot

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2023 net sales of $7.4 billion and approximately 8,700 employees worldwide as of June 30, 2023. About 80% of the Company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories, and our products are in nine out of 10 U.S. homes.

80% of Portfolio is #1 or #2 Share Brands	$7.4 Billion FY23 NET SALES	~8,700 Employees	25 Country/ Territory Operations	100+ Markets
9 out of 10 Homes Have Our Product

Our Corporate Purpose and Values, IGNITE Strategy and Integrated ESG Approach

6	THE CLOROX COMPANY - 2023 Proxy Statement

Our Company

Corporate Purpose and Values

Clorox is led by our purpose: We champion people to be well and thrive every single day. We believe this helps us drive long-term value for our shareholders and other stakeholders. At the heart of our business success is a resolve to do this work while operating ethically, putting people—our employees, customers, consumers and communities—at the center of our decision-making, doing the right thing and always maintaining a competitive edge, which are encapsulated in our corporate values.

Regardless of the external forces impacting our business, our corporate purpose and values guide our decision-making and are foundational in our relationship with our shareholders and other stakeholders.

Our philosophy to operate ethically and do the right thing is reflected in our code of conduct—which applies to our Board members, employees and contractors—and our business partner code of conduct—which applies to our direct suppliers and other business partners. For more information on these codes and how we certify and monitor compliance, see the Codes of Conduct section of this proxy statement.

IGNITE Strategy and Integrated ESG Approach

Clorox’s IGNITE strategy—our long-term strategic plan to drive growth and create positive value for our brands, people, communities, shareholders and other stakeholders—includes both financial goals, as well as integrated ESG goals that are organized into three pillars—Healthy Lives, Thriving Communities, and Clean World—supported by strong governance. See the ESG Governance section of this proxy statement for information regarding our ESG governance structure and recent enhancements.

Our integrated annual report has been developed in alignment with voluntary third-party frameworks—specifically, Sustainability Accounting Standards Board (SASB) standards and the Task Force on Climate-Related Financial Disclosures (TCFD). We also disclose how our ESG priorities support specific U.N. Sustainable Development Goals. We encourage you to visit our ESG Data Hub at clorox.metrio.net and Clorox’s website at thecloroxcompany.com/responsibility/, and to review our integrated annual report for more detailed disclosures on our ESG progress in accordance with these frameworks, especially around our water stewardship and deforestation efforts and progress.

This past fiscal year, we enhanced our ESG governance structure and processes to further integrate our IGNITE ESG goals into business units, streamline decision-making and drive continued accountability. In fiscal year 2023, we engaged a third party in an ongoing stakeholder listening approach, which built on our materiality assessments, to ensure we were directing resources effectively, given how quickly the ESG space and stakeholder expectations are evolving. We also engaged in industry collaborations to address some of the biggest challenges facing consumer packaged goods companies, such as reducing plastic and other waste and tackling climate action.

Below are a few highlights from this past fiscal year.

Healthy Lives FY23 Highlights

Improving people’s health and well-being

•	Ingredient transparency: We were the first company to add user-friendly ingredient definitions to SmartLabel for our cleaning and disinfecting products to help consumers better understand the function of their ingredients.
•	Product innovations: We launched product innovations to help our consumers be well and thrive, including our Clorox Free & Clear product line, which offers the effectiveness our consumers expect without dyes, bleach or ammonia, making it safer to use around kids, pets and food.
•	Industry recognition: We were recognized again as an Environmental Protection Agency Safer Choice Partner of the Year for our commitment to safer ingredients.
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Our Company

•	Employee mental health & well-being: We continued to support our workforce and their families by implementing comprehensive and inclusive family-forming benefits and offering mental well-being resources through our partnership with a global employee assistance program (EAP). Through the EAP program, we have seen a significant increase in awareness and, more importantly, in the utilization of mental health resources among U.S.-based employees.

Thriving Communities FY23 Highlights

Investing in our people and communities to contribute to a more equitable world

•	Employee diversity & inclusion: Clorox made strides on its journey to becoming a more diverse and inclusive company. We continued integrating IDEA into our company culture – including through a week-long series of programming called IDEAcon where employees could dive deeper into IDEA strategy elements and engage on how we can continue to embed IDEA into our work and teams.
•	Board diversity: As of June 30, 2023, our Board was comprised of 50% women and 25% people of color (compared to 30% and 22%, respectively, for Fortune 500 companies in 2022).
•	Foundation initiatives: The Clorox Company Foundation expanded its Healthy Parks Project to other communities where our employees live and work—Durham, NC and Atlanta, GA. The foundation launched this initiative in fiscal year 2022 to advance environmental justice through investment in community parks to help provide better access to green spaces in underserved communities, starting in Oakland, CA.
•	Biodiversity & economic development: Through Burt’s Bees’ support of the SheKeeper initiative, 900 women have been trained and over 1,200 new jobs created in shea-producer communities in Ghana. The SheKeeper initiative is just one of many of Burt’s Bees’ impactful initiatives supporting biodiversity and economic empowerment in communities where we source ingredients.
•	Industry Recognition: We were ranked No. 2 on Forbes’ 2022 list of The World’s Top Female-Friendly Companies.

Clean World FY23 Highlights

Taking climate action and reducing plastic and other waste

•	Plastics & packaging: We made progress on our 2025 circular economy goal for 100% recyclable, reusable or compostable packaging by rolling out more products that enable consumers to easily remove non-recyclable labels that reduce recyclability of packaging – currently putting us at 88% recyclable, reusable or compostable packaging.
•	Energy/Scope 1 & 2 emissions: We maintained 100% electricity from renewable energy for U.S. and Canada operations, which helped us accomplish our 2030 Scopes 1 and 2 science-based targets.
•	Scope 3 emissions: We continue to make progress on our efforts to engage our high-impact and strategic suppliers around climate action. In November 2022, we joined the Supplier Leadership on Climate Transitions collaborative, a third-party managed program that educates and provides support to suppliers for measurement, reporting, and setting emissions reduction targets. In fiscal year 2023, we invited nearly 50 suppliers to participate in this program and plan to continue facilitating participation by our other suppliers in the future.
•	Deforestation: We continued to combat deforestation by working to increase the percentage of recycled or responsibly sourced certified virgin fiber used in purchased packaging – which is currently at 99%, just short of our 100% goal.
•	Waste: We achieved 80% of our goal for 100% zero-waste-to-landfill plants by 2025 – with two additional zero-waste-to-landfill plants: our Burt’s Bees plant in Morrisville, NC and our cleaning plant in San Juan, Argentina.
•	Water: Water stewardship continues to be a priority, and we continue to seek ways to realize our water conservation goals while also reducing costs, meeting consumers’ needs and growing our business. We decreased our water withdrawals by 14% per case of product sold between 2022 and our 2018 baseline.
•	Industry Recognition: We were ranked, for the first time, No. 1 on Barron’s 100 Most Sustainable U.S. Companies.
8	THE CLOROX COMPANY - 2023 Proxy Statement

Board of Directors

Proposal 1: Election of Directors

The Board, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee (NGCRC), has nominated the 12 people listed below for election at the Annual Meeting to serve until the 2024 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. All of the director nominees currently serve on the Board.

As part of our ongoing, proactive efforts to implement effective corporate governance practices, the NGCRC examines the overall composition of the Board on an annual basis (or more frequently, if needed) to assess the skills and characteristics that are currently represented on the Board, as well as voting results in recent director elections, legislative and regulatory developments, corporate governance trends, and the skills and characteristics that the Board may find valuable in the future in light of the Company’s strategic and anticipated business needs.

Unless otherwise directed, the persons named in the proxy as proxyholders intend to vote all proxies FOR the election of each of the nominees, as listed below. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than 12 persons since that is the total number of nominees.

Board’s Recommendation

The Board unanimously recommends a vote FOR each of the Board’s 12 nominees for director listed below. The Board believes that each nominee listed below is highly qualified and has the background, skills, experience, and attributes that qualify each nominee to serve as a director of the Company. See each nominee’s biographical information and the Director Nomination and Evaluation section of this proxy statement for more information. The Board’s recommendation is based on its carefully considered judgment that the background, skills, experience, and attributes of each of the nominees make them the best candidates to serve on the Board.

Vote Required

The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections—the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director.

THE CLOROX COMPANY - 2023 Proxy Statement	9

Proposal 1: Election of Directors

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, or the Board may reduce the size of the Board or leave a vacancy.

Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender their resignation to the Board. The NGCRC would then make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the NGCRC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders their resignation would not participate in the Board’s decision.

Our Director Nominees

We invite you to read about our director nominees below. Each of the director nominees has agreed to be named in this proxy statement and to serve as a director, if elected.

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities, and other attributes discussed below in the Director Candidate Evaluation and Nomination section. We also endeavor to have a Board that represents diverse perspectives and experiences and a range of qualifications, skills, and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s strategy and business. Each director biography includes the key experiences and qualifications the director nominee brings to the Board that we believe are important to our businesses and structure and that the Board considered in determining to recommend that they be nominated for election.

10	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Amy L. Banse Age: 64 Independent Director Since: 2016 Committees: MDCC

Skills and Qualifications

Amy L. Banse’s experience in starting, investing in and building businesses provides her with significant strategic and financial expertise, and her executive leadership roles contribute to her management and operational knowledge. Banse’s deep expertise in media and technology also enables her to contribute valuable insights into digital media and online business.

Experience Highlights

Mastry, Inc., an early-stage venture capital firm

•  Venture Partner (March 2021 to present)

Comcast Corporation, a global media and technology company

•  Senior adviser to the executive committee (September 2020 to December 2021)

•  Executive vice president, Comcast Corporation (January 2020 to September 2020)

•  Managing director and head of funds, Comcast Ventures LLC (August 2011 to September 2020)

○  Under her leadership, Comcast Ventures grew the size and diversity of its portfolio, making it one of the country’s most active corporate venture arms.

•  President, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties

•  Served in various positions, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio

Earlier in her career, Banse was an associate at Drinker, Biddle & Reath LLP.

Other Public Company Boards

•  Adobe, Inc. (May 2012 to present)

•  Lennar Corporation (February 2021 to present)

•  On Holding AG (September 2021 to present)

Nonprofit/Other Boards

•  Domestika Inc.

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Proposal 1: Election of Directors

Julia Denman Age: 52 Independent Director Since: 2022 Committees: Audit

Skills and Qualifications

Julia Denman’s operational and risk management leadership, as well as her experience in executing transformation strategies enable her to provide valuable perspective on the Company’s growth strategy and capital allocation framework, as well as important contributions to the Board’s oversight of risk and compliance. She also brings notable financial and accounting expertise, having served as divisional chief financial officer of a publicly traded company, as well as highly relevant knowledge of the consumer packaged goods industry.

Experience Highlights

Microsoft Corporation, a global technology company

•  Corporate vice president and head of internal audit, enterprise risk and compliance (December 2019 to present)

○  Leading a team that provides independent and objective assessments of the company’s business strategies and operations, oversight of its governance and strategy for global risk management and compliance and leading investigations related to business conduct

•  Corporate vice president and chief financial officer of worldwide marketing and consumer business (August 2016 to November 2019)

•  Corporate vice president and chief financial officer of devices business

The Procter & Gamble Company, a global consumer goods company

•  Various leadership roles, including assistant treasurer and divisional finance director

○  During her 20-year tenure, oversaw the most strategic and central elements of treasury, including capital markets, cash management and risk management; developed product and marketing innovation strategies and cost savings initiatives, resulting in higher profits; and led the turnaround of a $3 billion division

12	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Spencer C. Fleischer Age: 70 Independent Director Since: 2015 Committees: MDCC (Chair)

Skills and Qualifications

Spencer Fleischer brings to the Board more than 40 years of financial and operational expertise as well as deep international experience. His significant experience in both private equity and investment banking enables him to contribute valuable insights to the Company on strategy, mergers and acquisitions and operations. His leadership role at FFL Partners, L.P. also allows him to provide significant experience in compensation matters.

Experience Highlights

FFL Partners, L.P., a private equity firm

•  Chairman (March 2021 to present)

•  Managing Partner (April 1998 to March 2021)

Morgan Stanley & Company, an investment management and financial services company

•  Various leadership roles, including head of investment banking in Asia, head of corporate finance for Europe, and member of worldwide investment banking operating committee

Other Public Company Boards

•  Levi Strauss & Co. (July 2013 to present)

•  Banner Corporation (October 2015 to December 2016)

Nonprofit/Other Boards

•  Americans for Oxford, Inc.

THE CLOROX COMPANY - 2023 Proxy Statement	13

Proposal 1: Election of Directors

Esther Lee Age: 64 Independent Director Since: 2013 Committees: NGCRC (Chair)

Skills and Qualifications

Esther Lee brings to the Company significant executive and marketing expertise. Her marketing expertise has been focused on developing customer strategies to drive growth, customer-centric innovation and business transformation, and consumer engagement programs including branding, digital marketing and customer experience design. As a senior executive, she has helped define and drive company purpose, strategy, operating models and corporate culture, and build high-performing teams. Lee’s executive leadership and marketing experience enable her to provide valuable contributions to the Company’s business strategies.

Experience Highlights

MetLife Inc., an insurance, annuities and employee benefits company

•  Executive vice president – global chief marketing officer (January 2015 to June 2021)

AT&T Corporation, a global telecommunications company

•  Senior vice president – brand marketing, advertising and sponsorships

Euro RSCG Worldwide, a French advertising agency

•  Chief executive officer of North America and president of global brands

The Coca Cola Company, a global beverage company

•  Global chief creative officer

Earlier in her career, Lee worked in several leadership positions in the advertising industry, including as co-founder of DiNoto Lee, where she worked with several consumer packaged goods companies, including Procter & Gamble, Unilever and Nestle.

Other Public Company Boards

•  Pearson plc (February 2022 to present)

•  Experian plc (March 2023 to present)

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Proposal 1: Election of Directors

A.D. David Mackay Age: 68 Independent Director Since: 2016 Committees: Audit MDCC

Skills and Qualifications

David Mackay brings significant strategic leadership and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company’s industry, operations and international businesses. In addition, his previous leadership roles provide him with expertise in executive compensation and succession planning matters.

Experience Highlights

The Kellogg Company, a food and manufacturing company

•  President and chief executive officer (December 2006 to January 2011)

•  President and chief operating officer (September 2003 to December 2006)

•  Executive vice president (November 2000 to September 2003)

•  Senior vice president and President of Kellogg USA (July 2000 to November 2000)

•  Served in various leadership positions, including at Kellogg Australia and Kellogg United Kingdom and Republic of Ireland

Sara Lee Corporation, a food and manufacturing company

•  Managing director, Australia

Mars, Incorporated, a multinational confections company

•  Various positions

Other Public Company Boards

•  Fortune Brands Home and Security, Inc. (September 2011 to present)

•  Keurig Green Mountain, Inc. (December 2012 to March 2016)

Nonprofit/Other Boards

•  FSHD Global Research Foundation Ltd.

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Proposal 1: Election of Directors

Paul Parker Age: 60 Independent Director Since: 2020 Committees: Audit NGCRC

Skills and Qualifications

Paul Parker brings strategic expertise and financial experience to the Board based on 35 years working in the banking and finance industries, as well as his experience leading strategy, corporate development and sustainability efforts for a major multinational public company. His extensive experience in investment banking and expertise in mergers and acquisitions enable him to provide important insights to the Company on strategy and growth.

Experience Highlights

Thermo Fisher Scientific Inc., a global supplier of scientific instrumentation, clinical trials and pharmaceutical development and manufacturing services

•  Senior vice president, strategy and corporate development (April 2020 to present)

○  Responsible for corporate strategy, mergers and acquisitions, integration management, strategic capital, corporate social responsibility and government relations

Goldman Sachs & Co., an investment bank and financial services company

•  Co-chairman of global mergers and acquisitions group (August 2014 to March 2020)

○  Served on the firm’s partnership committee and investment banking senior leadership council

Barclays PLC, an investment bank and financial services company

•  Chairman and head of global mergers and acquisitions, member of executive committee for investment banking division and Americas management committee

•  Head of global corporate finance

Lehman Brothers Holdings Inc., an investment bank and financial services company

•  Chairman and head of global mergers and acquisitions

•  Head of U.S. mergers and acquisitions and member of executive committee for investment banking division

16	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Stephanie Plaines Age: 56 Independent Director Since: 2022 Committees: Audit

Skills and Qualifications

Stephanie Plaines brings extensive financial and accounting expertise gained from over 30 years of financial experience, including as chief financial officer of a publicly traded company. Her executive leadership experience across a wide variety of consumer, e-commerce and financial services companies also enables her to contribute unique insights to Clorox on strategy and growth. She also has experience with transformation agendas and leveraging consumer and data insights to drive growth, which provides valuable perspective for the Company’s brand-building, marketing and digital transformation efforts.

Experience Highlights

JCPenney (Penney OpCo LLC), a department store chain

•  Chief financial officer (August 2022 to present)

Jones Lang LaSalle Inc., a global real estate services company

•  Chief financial officer (March 2019 to November 2020)

Starbucks Corporation, a global chain of coffee houses

•  Chief financial officer of U.S. retail division (April 2017 to December 2018)

Walmart, Inc. and Sam’s Club, a chain of department stores and retail warehouse clubs

•  Chief financial officer of e-commerce business

Koninklijke Ahold N.V., a retail and wholesale company

•  Chief financial officer of Stop & Shop division

•  Vice president of finance – business planning and performance for Ahold USA

•  Vice president of group treasury for Ahold Delhaize

Catalina Marketing, a media company

•  Head of international finance

PepsiCo, Inc., a global beverage company

•  Worked in global planning and analysis for Tropicana business and in corporate development

Plaines started her career in investment banking and mergers and acquisitions at UBS.

Other Public Company Boards

•  KKR Acquisition Holdings I Corp. (January 2022 to December 2022)

•  Nielsen Holdings plc (April 2021 to October 2022)

THE CLOROX COMPANY - 2023 Proxy Statement	17

Proposal 1: Election of Directors

Linda Rendle Age: 45 Director Since: 2020

Skills and Qualifications

Linda Rendle’s long tenure at the Company and deep understanding of the consumer packaged goods industry, the Company’s businesses and her instrumental role in developing the Company’s IGNITE strategy enable her to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, her tenure and leadership across many of the Company’s business units provides her with a diverse perspective on global sales, product innovation and business strategy.

Experience Highlights

The Clorox Company

•  Chief executive officer (September 2020 to present)

•  President (May 2020 to September 2020)

•  Executive vice president – Cleaning, international, strategy and operations (July 2019 to May 2020)

•  Executive vice president – strategy and operations (January 2019 to July 2019)

•  Executive vice president – Cleaning, Professional Products and strategy (June 2018 to January 2019)

•  Senior vice president and general manager – Cleaning and Professional Products (April 2017 to May 2018)

•  Senior vice president and general manager – Cleaning (August 2016 to April 2017)

•  Vice president and general manager – Home Care

•  Vice president of sales – Cleaning

•  Various positions in sales planning and supply chain

Earlier in her career, Rendle worked for Procter & Gamble, where she held several positions in sales management.

Other Public Company Boards

•  Visa Inc. (November 2020 to present)

Nonprofit/Other Boards

•  Vice chair (2022 to present); Chair (effective January 2024) of Consumer Brands Association

18	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Matthew J. Shattock Independent Chair Age: 61 Independent Director Since: 2018 Committees: NGCRC

Skills and Qualifications

Matthew J. Shattock brings significant operational and executive leadership experience in the consumer packaged goods industry to the Board. His current and prior leadership roles, including overseeing the successful growth, integration and strategic transformation of a global spirits company as CEO, enable him to provide valuable insights to the Company’s business. Shattock has a strong track record of driving growth through innovation, brand communication and operational excellence.

Experience Highlights

Beam Suntory Inc., a global premium spirits company

•  Non-executive chairman of the board (April 2019 to December 2020)

•  Chairman and chief executive officer (April 2014 to April 2019)

•  President and chief executive officer, Beam, Inc. (October 2011 to April 2014)

•  President and chief executive officer, Beam Global Spirits and Wine, Inc. (March 2009 to October 2011)

During his tenure, Shattock led the company’s successful growth strategy transformation and subsequent integration of the Beam and Suntory spirits businesses following Beam’s acquisition by Suntory in 2014.

Cadbury plc, an international confectionary manufacturer

•  Regional president, where he led its businesses first in The Americas and then in the Europe, Middle East and Africa region

Unilever plc, an international manufacturer of food, home care and personal care products

•  Chief operating officer, Unilever Best Foods North America

•  Various leadership roles

Other Public Company Boards

•  VF Corporation (February 2013 to present)

•  Chairman of Domino’s Pizza Group plc (UK) (March 2020 to present)

Nonprofit/Other Boards

•  Cooler Screens Inc.

•  Tropicale Foods Inc.

•  Kendra Scott Design, Inc.

•  The Boys and Girls Club of Lake County, Illinois

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Proposal 1: Election of Directors

Kathryn Tesija Age: 60 Independent Director Since: 2020 Committees: MDCC NGCRC

Skills and Qualifications

Kathryn Tesija brings to Clorox large-scale global merchandising and supply chain experience as well as operational and strategic planning expertise. Her tenure as a retail industry executive allows her to provide insights into customer and consumer behavior. This experience, together with her expertise in digital, innovation and marketing, allows her to provide valuable perspective on the Company’s strategic priorities to innovate brand and shopping experiences.

Experience Highlights

Target Corporation, a department store chain

•  Strategic advisor (July 2015 to March 2016)

•  Executive vice president and chief merchandising and supply chain officer (October 2012 to July 2015)

•  Oversaw all functions of product design and development, sourcing, merchandising, presentation, inventory management, operations, and global supply chain for Target.com and nearly 1,800 retail stores.

•  Executive vice president, merchandising (May 2008 to September 2012)

•  Numerous positions of responsibility, including director of merchandise planning and senior vice president, merchandising

Other Public Company Boards

•  Woolworths Group Limited (May 2016 to present)

•  Verizon Communications (December 2012 to May 2020)

20	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Russell J. Weiner Age: 55 Independent Director Since: 2017 Committees: MDCC

Skills and Qualifications

Russell J. Weiner’s executive leadership experience in the food and consumer packaged goods industries enables him to contribute his extensive knowledge of brand building, marketing, operations and consumer insights. His experience in digital innovation allows him to offer valuable contributions to the Company as it transforms data into insights to build personalized brands and enhance consumer shopping experiences.

Experience Highlights

Domino’s Pizza, Inc., a restaurant chain

•  Chief executive officer (May 2022 to present)

•  President of Domino’s U.S. (July 2020 to April 2022)

•  Chief operating officer (July 2018 to April 2022)

•  President of the Americas (July 2018 to June 2020)

•  President of Domino’s USA (September 2014 to June 2018)

•  Executive vice president, chief marketing officer

PepsiCo, Inc., a global beverage company

•  Vice president of marketing, Colas at Pepsi-Cola North America

•  Various leadership roles in marketing and brand management

Other Public Company Boards

•  Domino’s Pizza, Inc. (April 2022 to present)

THE CLOROX COMPANY - 2023 Proxy Statement	21

Proposal 1: Election of Directors

Christopher J. Williams Age: 65 Independent Director Since: 2015 Committees: Audit (Chair)

Skills and Qualifications

Christopher Williams brings a wealth of financial, accounting, and strategic expertise to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company’s strategy and operations as well as extensive customer insights.

Experience Highlights

Siebert Williams Shank & Co., LLC, an investment banking and financial services company, formed from the merger of The Williams Capital Group, L.P. and Williams Capital Management, LLC, with Siebert Cisneros Shank

•  Chairman (November 2019 to present)

The Williams Capital Group, L.P. and Williams Capital Management, LLC, an investment banking and financial services firm

•  Chairman and chief executive officer (1994 to 2019)

Jeffries & Company, an investment bank

•  Managed derivatives and structured finance division

Lehman Brothers Holdings Inc., an investment bank and financial services company

•  Managed groups in corporate debt capital markets and derivatives structuring and trading

Other Public Company Boards

•  Ameriprise Financial, Inc. (September 2016 to present)

•  Union Pacific Corporation (November 2019 to present)

•  Caesars Entertainment Corporation (April 2008 to March 2019)

•  Wal-Mart Stores Inc. (June 2004 to June 2014)

Nonprofit/Other Boards:

•  Cox Enterprises Inc.

22	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Shareholder Engagement

We maintain active, year-round engagement with our shareholders. Through in-person and virtual meetings, we aim to engage with shareholders representing at least one-third of our total shares outstanding, annually.

Who meets with shareholders	How we interact with shareholders
•Corporate secretary and ESG team •Investor Relations team •NGCRC chair •Independent chair •Management, including CEO	•In-person or virtual meetings •Investor conferences •Annual shareholder meeting •Shareholder proposals •Written correspondence with investors throughout the year

These interactions enable two-way dialogue between our shareholders and the Company and provide an important channel for the Board and management to understand our shareholders’ perspectives and learn about emerging areas of interest. Below are highlights of our engagement with shareholders and the broader investor and corporate governance community in fiscal year 2023.

THE CLOROX COMPANY - 2023 Proxy Statement	23

Proposal 1: Election of Directors

These engagements also inform and improve our disclosures, decision-making and commitments. The Board also considers shareholder feedback from these meetings in its deliberations and decision-making. The table below sets forth changes we made after considering shareholder feedback, along with market standards and emerging leading practices, in conjunction with our strategic and business priorities.

Executive compensation	Diversity disclosures

Executive compensation clawback policy

In fiscal year 2021, we implemented an executive compensation clawback policy to allow us to recoup incentive compensation granted to current and former executive officers if they engage in conduct that is materially detrimental to Clorox, or in the event of a financial restatement. We plan on updating this policy to comply with new SEC and New York Stock Exchange (NYSE) requirements.

Expanded the factors considered in executive compensation award determinations

Starting in fiscal year 2022, certain ESG-related goals from our IGNITE scorecard will be factored into the MDCC’s evaluation of each executive’s performance for their annual incentive awards.

Expanded our disclosures regarding diversity and inclusion

Our EEO-1 information is available on the Company’s website at thecloroxcompany.com/company/inclusion-diversity/.

We also further enhanced our disclosures by including representation data by Clorox job category starting in our 2021 integrated annual report.

Third-party board and director evaluator	ESG Data Hub

In fiscal year 2023, we engaged a third-party facilitator for our Board and director evaluations in line with leading practice, in order to add external perspective and insight to our process. We plan to continue to engage a third-party facilitator periodically for future evaluations.

Last year, we launched the ESG Data Hub which provides a centralized, user-friendly information source to our stakeholders. Over the past fiscal year, we expanded the disclosures and information on the hub. The ESG Data Hub can be found at clorox.metrio.net/.

Climate action	Director skill disclosures
In September 2021, we announced our science-based targets as part of our climate strategy, which will put the Company on a path to net zero emissions across scopes 1, 2 and 3 by 2050.

In this year’s proxy statement, we have disclosed individual director skills and expertise in the interest of transparency and to demonstrate how each director nominee contributes to the Board’s ability to effectively oversee the Company’s strategy and risks.

Shareholder Recommendations and Nominations of Director Candidates

Shareholders may recommend possible director candidates by sending the candidate’s biographical and business experience information (similar to that required to be disclosed under applicable SEC rules and regulations) to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The NGCRC evaluates all candidates for the Board in the same manner, including those recommended by shareholders.

24	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

In addition, the Company’s Amended and Restated Bylaws (the Bylaws) permit a shareholder or group of up to 20 shareholders who have owned at least 3% of the outstanding shares of the Company’s common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy statement and form of proxy used in connection with the Annual Meeting. Notice of the nomination must be timely, and the shareholder and the nominee must satisfy the requirements specified in the Bylaws. Shareholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of shareholders in accordance with the procedures in our Bylaws should follow the instructions under the Shareholder Proposals and Director Nominations for the 2024 Annual Meeting section of this proxy statement.

Director Communications

Shareholders and interested parties may direct communications to individual directors, including the independent chair, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the appropriate party and sending them to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The corporate secretary will review these communications and will forward any communications that they determine bears substantively on the business, management, or governance of the Company.

Director Candidate Evaluation and Nomination

The NGCRC engages in continuous Board succession planning and evaluation of Board composition, working closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and also screening and recommending candidates for nomination by the full Board.

While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based on criteria established by the NGCRC in light of the Company’s long-term strategy, the skills and experience currently represented on the Board, legislative and regulatory developments, corporate governance trends, and any specific needs identified in the NGCRC’s evaluation of Board composition.

Criteria include:

  Broad-based leadership and relevant business skills and experiences
  Prominence and reputation in their professions
  Global business and social perspective
  Ability to effectively represent the long-term interests of our shareholders and other stakeholders
Ability to devote sufficient time to the Company’s affairs Personal integrity and judgment Diversity of thought, background and experience

The Board’s approach to refreshment is robust, combining experience and continuity with fresh perspectives. The Board strongly believes that its composition should include longer-tenured directors—who have institutional memory and have worked with different CEOs and management teams, middle-tenured directors, and newer directors.

The NGCRC focuses on achieving the right balance of director experience, diversity and tenure in evaluating new director candidates and current directors for nomination. Further, the NGCRC carefully considers the ability of incumbent directors to continue to contribute to the Board and the Company’s evolving needs, as part of the renomination process.

THE CLOROX COMPANY - 2023 Proxy Statement	25

Proposal 1: Election of Directors

The Company’s Corporate Governance Guidelines (Governance Guidelines) also provide that non-management directors whose personal circumstances change in a manner that affects their ability to contribute to the Company, including a change in their principal position, primary job responsibilities, or personal circumstances, must offer their resignation for the Board’s consideration, to ensure that current directors are still qualified and have the capacity to perform their duties as a director, in light of other commitments.

The Board also adopted a Board Diversity Policy during fiscal year 2020, which requires the NGCRC and any search firm they utilize to include diverse candidates who meet the Board membership criteria set forth in the Governance Guidelines in any director candidate pool. See the Board Diversity Policy section of this proxy statement for more information.

Director Skills & Experience

The following graphic summarizes certain notable attributes and experiences of each director nominee, as well as how each skill supports the components of our IGNITE strategy. These attributes have been specifically identified by the NGCRC as being important in creating a diverse and well-rounded Board and aligned with the needs of the Company’s IGNITE strategy. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Please see additional information on each director’s qualifications in our director biographies in the Our Director Nominees section of this proxy statement.

26	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

Brand-Building/Marketing

Contributes important perspectives on growing organic sales and market share (including through innovation), building brand awareness and marketing to consumers in an ever-changing digital landscape

RISK OVERSIGHT Supports the Board in oversight of the various risks facing the Company, including mechanisms to mitigate and manage those risks
RETAIL/CUSTOMER Provides insight on consumer and industry trends and customer engagement to support growth, innovation and expansion	FINANCIAL/ACCOUNTING Supports the Board’s ability to oversee the Company’s financial reporting and compliance
SUPPLY CHAIN Provides insights to continue to successfully develop and efficiently and cost-effectively manufacture products for our customers to satisfy consumer demand and preferences	CPG/RELEVANT INDUSTRY Provides market and industry insights to advance all aspects of our IGNITE strategy

INNOVATION/DIGITAL/TECH

Contributes knowledge and perspective on emerging technologies, the disruptive forces in our industry (including digital and e-commerce) and delivering on our strategic goal of innovating products and consumer experiences

STRATEGIC TRANSFORMATION/M&A Provides perspective on the Company’s strategic transformation initiatives, including digital transformation, new operating model, and M&A
OPERATIONAL Contributes strategic, operational and market insights that are critical to all aspects of the IGNITE strategy	HUMAN CAPITAL/CULTURE Provides valuable perspective in talent acquisition, development and retention and fostering a corporate culture that helps to drive our IGNITE strategy
ESG EXPERIENCE Provides insights and perspective in executing toward our ESG goals as an integrated part of our IGNITE strategy	REGULATORY Provides insight into navigating regulatory environments both in the U.S. and globally, especially in health and wellness and other relevant regulated sectors
CYBERSECURITY Supports effective oversight of our cybersecurity risk management	INTERNATIONAL Supports key strategic decision-making and maximizing growth opportunities in our international markets

Director Continuing Education and New Director Orientation

To enhance and expand on the key skills and experiences relevant to the Company’s industry, we provide our directors with continuing education and presentations from both internal and external experts. In addition to the regular ESG updates it receives at each meeting, the full Board hosted a cybersecurity expert in fiscal year 2023 and engaged in discussions around the current landscape of global cybersecurity risks and the emerging regulatory environment for data protection, data privacy and cybersecurity in general, among other topics.

Additionally, we encourage our directors to participate in external continuing director education programs. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.

Director Diverse Backgrounds & Experiences

Our director nominees represent a diverse mix of perspectives and experiences. We regularly assess our Board to ensure that we balance fresh perspectives with the institutional memory of longer-tenured directors who have seen issues arise over time and have worked with different CEOs and management teams.

THE CLOROX COMPANY - 2023 Proxy Statement	27

Proposal 1: Election of Directors

Average Director Tenure

5.5 Years*

3 Directors	4 Directors	5 Directors
0-2 years	3-6 years	7+ years

* As of the Annual Meeting

As highlighted in our Governance Guidelines, the Board recognizes the importance of diversity for the varied perspectives it can bring to the boardroom. It actively seeks refreshment of the Board with directors from different backgrounds who can add unique value through skills highly relevant to our corporate strategy.

The Company and the Board both have a long-standing commitment to IDEA. This comes to life by increasing representation across the Company and fostering an inclusive environment where everyone can be their true self and do their best work. We believe this helps the Company attract and retain the best talent and leads to better development and execution of our business strategy. The Board considers the following attributes that reflect the Company’s diverse stakeholders.

•Diverse skills and perspectives •Professional experience •Age •Race	•Ethnicity •Gender •Sexual identity and orientation •Cultural backgrounds

The NGCRC assesses the effectiveness of these efforts by examining the overall composition of the Board, assessing how individual director candidates, including incumbent directors, can contribute to the overall success of the Board, and reviewing individual, committee, and Board evaluation results.

Clorox’s commitment to IDEA is a key part of our IGNITE strategy. As of June 30, 2023, people of color represent 42% of our employees and 34% of our managers in the U.S., and women represent 36% of our employees and 49% of our managers globally.[1] We fundamentally believe that diversity leads to better outcomes for our business. We have also seen the value of different backgrounds, experience and perspectives during times of uncertainty when they have enabled us to be nimble and creative, and to step up to meet challenges.

Board Diversity Policy

The Board views diversity as an important consideration in determining our optimal composition. We adopted a policy in fiscal year 2020, formalizing and reinforcing the NGCRC’s long-standing practice of considering diversity as an important factor in the director selection process, making it a formal part of our overall Board membership criteria.

[1]

“Manager” is defined as an employee at Grade 26 through 31 for U.S. employees and Grade 25 through 31 for employees outside of the United States with regards to the Company’s compensation structure. Prior to fiscal year 2023, “manager” was defined as an employee at Grade 27 through 31 for U.S. employees and Grade 26 through 31 for employees outside of the United States. This change was made to expand the Company’s focus on building diverse talent pipelines for management roles.

28	THE CLOROX COMPANY - 2023 Proxy Statement

Proposal 1: Election of Directors

The NGCRC has oversight of the implementation and delivery of the Board Diversity Policy, which guides and helps drive the Board’s commitment to actively seek out diverse director candidates. This policy requires that our director candidate pools include women and people of color who meet the Board membership criteria set forth in our Governance Guidelines. The policy recognizes that in evaluating director candidates for the Board, the NGCRC considers many forms of diversity and whether the diversity of the Board is appropriately reflective of the diversity of the Company’s stakeholders.

The Board believes this policy supports the Company’s commitment to IDEA and its ability to adapt to ever-changing business and policy environments.

Board Leadership Structure

The Company’s Governance Guidelines provide the Board with the flexibility to determine the appropriate Board leadership structure of the Company. The NGCRC regularly reviews the leadership structure of the Board, taking into account the Company’s current circumstances and anticipated needs, as well as market practices and investor feedback, among other things. Accordingly, over the years, the Board has had a variety of leadership structures. Currently, we have separate board chair and CEO roles, supported by strong independent committee chairs. The Board is committed to continuously evaluating this leadership structure to ensure that it continues to promote effective governance and addresses the Company’s needs.

Independent Chair	Independent Committee Chairs

Matthew J. Shattock	Esther Lee	Christopher J. Williams	Spencer C. Fleischer
	NGCRC Chair	Audit Committee Chair	MDCC Chair

Responsibilities of the independent chair

Matthew Shattock has served as independent chair since February 2021 and brings strong board and executive leadership experience to the role having previously served as a non-executive board chair and as a former public company CEO. An overview of the independent chair’s responsibilities is below.

•	Presides at all meetings of the Board and all executive sessions of independent directors;
•	Has the authority to call additional meetings of the independent directors;
•	Reviews and approves meeting agendas and schedules to ensure sufficient time for discussion of all agenda items;
•	Reviews and approves Board meeting materials and advises the CEO and other members of management accordingly;
•	Available for consultation and direct communication with major shareholders, if requested; and
•	Together with the members of the MDCC and the other independent directors, monitors and evaluates the CEO’s performance.

While the independent chair facilitates the Board’s oversight of management, promotes communication between management and our Board, and leads our Board’s consideration of key governance matters, Linda Rendle, as our CEO, is responsible for developing and overseeing the Company’s business strategy, as well as managing the day-to-day operations of the Company and the Company’s relationships with stakeholders.

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Proposal 1: Election of Directors

Annual Board and Director Evaluation Process

In addition to regularly reviewing its leadership structure, the Board, the Board committees and each individual director conduct an annual self-assessment of their performance, a process that is overseen by the NGCRC.

In these discussions, each director has the opportunity to provide feedback on the effectiveness of the Board, its committees and individual directors, with the objective of identifying areas of strength as well as areas for continuous improvement.

In fiscal year 2023, the Board engaged a third-party facilitator to conduct the Board, committee and director evaluation process, in line with leading practice and in order to gain additional external perspective and insight on Board culture and individual director performance. The third-party facilitator selected was a governance expert with significant experience in leading board effectiveness reviews across a number of public companies.

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Proposal 1: Election of Directors

The facilitator worked with the NGCRC chair to develop a tailored set of questions designed to stimulate consideration of Board, committee and individual director effectiveness in an open-ended and fluid discussion. The facilitator met one-on-one with each director to gather their feedback, reviewed and analyzed the findings in conjunction with the NGCRC chair and then provided the Board with overall feedback, and each individual director with detailed individual feedback. The NGCRC Chair and the facilitator also provided any applicable areas of feedback for management. All directors participated fully and thoughtfully in the evaluation process and found the feedback to be actionable and helpful to enhancing their effectiveness.

The Board plans to continue engaging a third-party evaluation facilitator periodically in the future to continue to leverage external perspective and governance insights.

Topics Covered in the Scope of the Board Self-Evaluation

In fiscal year 2023, the Board self-evaluation included an assessment of the following topics, among others:

Board	Board and Committees
Effectiveness/enhancement areas Oversight of risk Culture Refreshment Succession planning	Leadership Structure Meeting agendas Processes

Management	Directors
Content and format of information provided by management Engagement and relationship with management	Personal performance assessment Feedback for other directors

Company Strategy
Key strategic focus areas for the Company and the Board in the near-, mid- and long-term
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Proposal 1: Election of Directors

Ongoing Enhancements Based on Self-Evaluation Feedback

This multi-step evaluation process generates robust comments and discussion among the Board, and these evaluations have led to new and evolved practices designed to increase Board effectiveness and efficiency, including, for example:

Board meeting format and materials

•Adjusting the Board meeting format to facilitate continued deep engagement on key strategic areas
•Revising the format and focus of Board materials
Board and committee engagement
•Increased engagement of committees in certain topics to facilitate deeper engagement, with periodic reporting to the full Board
•Providing additional Company and industry updates to the Board between board meetings to increase connectivity to the Company
•Tailored Board session to review fiduciary obligations and oversight duties of directors, in the context of a changing external risk landscape

Board meeting agenda items

•Adding regular cyber and data security updates to each quarterly Audit Committee meeting agenda, starting in 2016
•Providing additional updates on key strategic topics, including the Company’s digital transformation and portfolio review
•Adding new topics or devoting more time to particular topics of interest
•Incorporating external speakers when helpful and appropriate
•Providing directors with additional opportunities to engage with business general managers through deep-dive reviews of strategic business units

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Corporate Governance and Board Matters

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines to reflect the Board’s views and the Company’s policies regarding significant corporate governance matters, which the Board believes are leading practice. The Governance Guidelines present a framework for the governance of the Company by setting forth the Board’s and the Board committees’ responsibilities, qualifications, and operational matters and describing key matters. The NGCRC reviews the Governance Guidelines on an annual basis and recommends changes to the Board based on current corporate governance leading practices and the Company’s needs.

The Governance Guidelines can be found in the Corporate Governance section on the Company’s website at thecloroxcompany.com/company/corporate-governance/governance-guidelines/, and are available in print to any shareholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Board Risk Oversight

The Board is highly focused on oversight of the Company’s enterprise risks, including strategic risks and the risk management process to ensure that it is properly designed, functioning effectively and consistent with our overall corporate strategy. The Board is also focused on ensuring that the overall risk management approach is effective in strengthening our corporate governance and setting the right tone for integrity, ethics and culture.

In executing its risk oversight function, the Board considers the likelihood, magnitude and immediacy of the risks facing the Company, which are informed by regular reports by management as well as the Company’s Enterprise Risk Management risk assessment process (see Enterprise Risk Management further below). The Board may adjust the frequency and manner of its oversight to reflect the nature of the risks facing the Company. The Board also draws on the judgment, backgrounds and experiences of its directors in considering these risks. See the Director Skills & Experience section of this proxy statement for more information on our director nominees’ skill attributes.

Risk Oversight by Board Committees

The Board implements its risk oversight function both as a full Board and also through its committees. The committees have been charged with overseeing risks within their areas of responsibility as detailed below. These committees report regularly to the full Board to facilitate appropriate risk oversight by the full Board. See Board Committees for additional information on the risk oversight and management responsibilities of each committee.

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Corporate Governance and Board Matters

Enterprise Risk Management

The Board has overall responsibility for risk oversight and ensuring that the Company is designing policies and procedures to identify, assess and manage risk.

The Company’s Enterprise Risk Management (ERM) Steering Committee consists of a cross-functional team of key executives and senior leaders that oversees the Enterprise Risk Assessment (ERA) key risk identification process, which occurs at least annually.

The ERA process results in our enterprise risk radar, which sets out the key and emerging risk areas faced by the Company, as well as key mitigation strategies and designated risk owners.

The Board is highly engaged with management on the annual refresh of the enterprise risk radar. This is supplemented by quarterly Board updates on top enterprise risks and mitigation strategies, as well as regular deep dive risk reviews on key subject areas for the Company, such as product safety, cybersecurity, ESG and strategic transactions.

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Corporate Governance and Board Matters

In fiscal year 2023, as part of our new operating model, we further enhanced our ERM program by making structural changes to enable greater coordination and connectivity among risk functions and leveraging technology and processes to facilitate a broader set of inputs into the ERA process from across the Company and externally.

Reporting Protocol and Crisis Management

The Company has formal governance structure and reporting channel policies that require management to notify the Board of certain matters (among others):

•	significant threatened or actual litigation,
•	significant governmental or regulatory inquiry or proceeding,
•

any incidents that could materially impact the Company’s reputation, including cybersecurity-related issues that could involve the significant misappropriation of personal or sensitive or valuable Company data, or

•	any incidents that may have significant operational, financial, or legal impacts.

This reporting protocol is a key component of the Board’s oversight of the Company’s crisis management program.

Oversight of Key Risks

Cybersecurity Risk Management and Preparedness

The Company’s cyber preparedness team is led by our chief information and data officer and our chief information security officer. Some key features of our cybersecurity risk management program:

•	Structure that leverages various frameworks from the National Institute of Standards and Technology (NIST) for managing cybersecurity risks.
•	Focus on cybersecurity leading practices, including implementing new technologies to proactively monitor new vulnerabilities, emerging threats and reducing risk.
•	Enhance governance, risk and compliance management, maintain security policies and standards, and continuously update our response planning and protocols.
•	Cybersecurity insurance policy to cover costs relating to a data breach.
•	Program maturity assessments performed every two years by our internal audit function.
•	Regular phishing and cybersecurity awareness and engagement training for all employees who have access to company email and connected devices.
•	Regular consultation by management with external specialists and advisors on enhancements and opportunities for regular and continued strengthening of our cyber practices and policies.

The Board, through the Audit Committee, is responsible for oversight of data privacy, cybersecurity and information technology (IT) risks. In order to fulfill its duties, the Audit Committee receives regular updates from our chief information and data officer, chief information security officer and chief legal officer, including quarterly updates on topics related to information security and cybersecurity risks and readiness. The Board and Audit Committee include directors with knowledge, skills and experience in data security, privacy, IT governance, and cyber risk.

Information security and cybersecurity risks are also reviewed by the full Board as part of the Board’s oversight of enterprise risks. The Board also engages in various activities to stay abreast of the evolving cyber landscape, including a presentation by a cybersecurity expert during fiscal year 2023.

The Board has provided oversight with respect to management’s investigation of and response to the cyber attack disclosed by the Company on August 14, 2023, including, but not limited to, public disclosures, the operational and financial impact, and the Company’s remediation efforts.

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Corporate Governance and Board Matters

ESG, Climate and Sustainability

The Board actively oversees ESG risks and issues, including climate change and environmental sustainability policies, programs, goals and progress. See the ESG Governance section of this proxy statement for more information about Board oversight of our ESG matters and overall ESG governance structure.

Human Capital Management and Corporate Culture

To aid its responsibility for oversight of the Company’s corporate culture, the Board receives information through a number of channels, including:

•	Updates from the chief people and corporate affairs officer and the chief diversity and social impact officer on data and metrics from periodic pulse surveys and IDEA updates,
•	Our annual employee engagement survey which assesses employee perception of the Company as a place to work as well as their views of leadership,
•	Engagements with employees such as site visits and townhalls – for instance, this this past fiscal year, the Board visited our Home Care manufacturing facility in Fairfield, CA,
•

Curated Company and industry updates between Board meetings on, at least, a monthly basis, covering ERG activities, town halls, community events, employee features, financial coverage, and Company-wide communications, and

•	Updates from the chief legal officer on any significant compliance and hotline matters, and discrimination and harassment complaints.

As part of its oversight of the Company’s corporate culture, the Board also evaluates management’s ongoing efforts to align corporate culture with the Company’s values and strategy.

Executive Compensation

The MDCC regularly reviews the Company’s compensation policies and programs to ensure our compensation design offers performance incentives to employees and executives, while mitigating excessive risk-taking. Our executive compensation program contains various provisions to mitigate against excessive risk-taking, including balancing cash and equity compensation, capping payments under incentive plans, using different financial metrics and stock ownership guidelines. Please refer to the Compensation Discussion and Analysis section of this proxy statement for further details on the design of our executive compensation program.

We also instituted a clawback policy in fiscal year 2021 that allows the recapture of compensation paid to current and former executives, including in the event of a restatement of the Company’s financial statements or if the individual engages in conduct materially detrimental to the Company, which serve as a deterrent to inappropriate risk-taking activities. We intend to update our clawback policy to include provisions that will comply with the SEC’s and NYSE’s new requirements regarding recovery of executive compensation prior to the adoption deadline for compliant policies under those rules.

Based on its review and the analysis provided by its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), the MDCC has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

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Corporate Governance and Board Matters

ESG Governance

Clorox’s ESG governance starts at the top—with robust oversight of our ESG strategy from the Board and implementation of our strategy through a cross-functional approach that allows us to drive accountability for and execute toward our ESG priorities. In line with our commitment to continuously strengthening our governance practices, we continue to evolve our ESG governance to ensure we are well-positioned to execute against our IGNITE strategy and drive long-term growth and value creation for our shareholders and other stakeholders.

This past fiscal year, we made changes to our operating model to support and drive our ESG priorities while also enhancing oversight, governance and accountability. While the Board, through the NGCRC, continues to oversee our ESG strategy, a new ESG Executive Committee, reporting to the CEO, provides management direction and oversight for the enterprise ESG goals. The ESG Executive Committee is led by our chief legal officer and includes the group presidents—which helps to embed business unit ownership of our ESG goals—as well as our chief people and corporate affairs officer. It oversees the ESG Steering Team, which is led by our vice president—head of sustainability and works with the business units to drive towards our enterprise ESG goals, as well as measure and track our progress.

The graphic below reflects our new ESG governance structure.

Board
Board of Directors – NGCRC
CEO
ESG Executive Committee
Chief Legal Officer (Chair)
President, Care & Connection
Chief People & Corporate Affairs Officer
President, Health & Hygiene
ESG Steering Team
VP-Sustainability (Chair)
Corporate Governance Lead
Human Resources Lead
Government Affairs/Policy Lead
Environmental Lead
IDEA/Foundation/Community Lead
R&D/Packaging Lead
Chief of Staff
Product Stewardship Lead
Procurement Lead
ESG Working Groups

- Responsible for overseeing the Company's ESG strategy and risks and ensuring ESG priorities are integrated into long-term strategy
- Receives regular updates and engages on key ESG topics

- Provides direction and oversight for the enterprise ESG goals, ensures continued execution against our commitments, and decides on any proposed changes to our ESG goals and commitments
- Membership of group presidents facilitates business unit ownership and accountability on ESG goals

- Provides thought leadership and expertise to business units and leads the measurement, tracking and progress toward our ambitious ESG goals
- Receives advisory and ad-hoc support from organizational functions, including investor relations, finance, internal controls, risk & compliance, corporate communications and supply chain

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Corporate Governance and Board Matters

Recent Enhancements to ESG Governance

In addition to the operating model changes described above, in recent years, we have made a number of enhancements to further evolve governance of the Company’s ESG progress and activities.

New head of sustainability. In February 2023, our first full-time head of sustainability, Niki King, joined the Company. In addition to bringing a fresh external perspective, Ms. King also adds valuable experience from the consumer packaged goods industry and through her work in procurement organizations, which is particularly important as we continue to engage with our supply chain on our ESG priorities. She leads the ESG Steering Team and drives sustainability initiatives, including reporting and execution toward our ESG goals.

Board committee charters. In fiscal year 2022, we refreshed our Board committee charters to provide further clarity on each committee’s roles and responsibilities around ESG oversight and to ensure coordinated coverage of ESG issues across the Board and committees. We updated the NGCRC charter to explicitly include oversight of the Company’s climate change and environmental policies, programs, goals and progress, formally memorializing the NGCRC’s historic oversight of the Company’s sustainability policies. We also expanded the MDCC’s scope and responsibilities to explicitly include oversight of the Company’s consideration of ESG matters in its compensation programs, as well as its key human capital policies and practices below the executive level. See the Board Committees section of this proxy statement for more information about each Board committee’s current scope, responsibilities and duties.

Director ESG education and ESG shareholder engagement. Our directors had additional opportunities in fiscal year 2023 to continue to deepen their knowledge base on ESG topics relevant to the Company. In addition to the regular ESG updates it reviews at each meeting, the full Board regularly engages in deep-dive discussions and training on certain ESG and risk topics, such as an engagement in fiscal year 2023 with an external cybersecurity expert. The NGCRC also led a deep-dive session with the full Board on multiple ESG topics in fiscal year 2022.

We also have regular in-depth discussions regarding our ESG priorities and progress with our shareholders during our annual outreach as well as ad hoc shareholder engagement opportunities. See the Shareholder Engagement section of this proxy statement for more information.

ESG Disclosure Committee. In fiscal year 2023, we updated the charter of the ESG Disclosure Committee to provide for evaluation of the committee’s charter and performance, at least on an annual basis, and to allow for the expansion of the committee’s responsibilities in the future, to ensure that the committee continues to be effective in its oversight of our ESG disclosures, in light of ever-evolving regulations.

The committee was formed in fiscal year 2022 to enhance the processes around review of our ESG reporting and disclosures, including our SEC filings, and monitoring of regulatory changes, as well as trends and leading practices in ESG disclosure and reporting, including ESG disclosure controls and procedures. The committee meets at least quarterly and includes participants from our legal, internal audit, corporate communications, finance, financial reporting controls and human resources functions, as well as executives who have oversight of ESG matters.

Codes of Conduct

The Company has adopted a code of conduct, which sets forth the ethical and legal standards of behavior and business practices that are required of all our directors, executives and global employees and can be found in the Corporate Governance section of the Company’s website, thecloroxcompany.com/company/policies-and-practices/codes-of-conduct, or can be obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

We require that all employees complete training and, with our Board members, certify compliance with the code of conduct annually. We also perform an annual audit of internal compliance with our code of conduct.

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Corporate Governance and Board Matters

We also have established a separate business partner code of conduct outlining our standards and expectations of our direct suppliers and other business partners, including distributors, service providers, consultants, licensees and joint ventures. The business partner code of conduct can also be found at thecloroxcompany.com/company/policies-and-practices/codes-of-conduct.

Our business partners must certify compliance with the business partner code of conduct. As a method of assessing and validating compliance with the code, Clorox conducts annual and periodic assessments to identify suppliers that are at a higher risk for social and environmental sustainability issues. Certain suppliers are also required to complete a questionnaire or conduct an audit in accordance with standards set forth by Sedex, a global membership organization dedicated to driving improvements in ethical and responsible business practices in global supply chains.

Director Independence

Under the Governance Guidelines, the Board must consist of a substantial majority of independent directors. The Board determines, in the exercise of its business judgment, in light of all facts and circumstances, whether individual Board members are independent, as defined by the NYSE and in accordance with the director independence standards set forth in the Governance Guidelines. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the NGCRC.

The Board has determined that each of our director nominees is independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines, except for Linda Rendle since she is an employee of the Company.

100% of our director nominees is Independent (excluding Linda Rendle)	• Amy L. Banse • Julia Denman • Spencer C. Fleischer • Esther Lee • A. D. David Mackay • Paul Parker	• Stephanie Plaines • Matthew J. Shattock • Kathryn Tesija • Russell J. Weiner • Christopher J. Williams

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The independent chair presides over the independent executive sessions.

Related Person Transaction and Conflict of Interest Policies and Procedures

The Company has a written policy regarding Audit Committee review and approval of any Interested Transactions. An “Interested Transaction” is any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any debt or guarantee of debt) in which:

•	the aggregate amount will or may be expected to exceed $120,000,
•	the Company or any of its subsidiaries is a participant, and
•	any executive officer, director or director nominee; beneficial owner of 5% or more of our stock; or any immediate family member of the foregoing individuals (each, a Related Person) has or will have an interest (other than solely as a result of being a director or a less than 10% beneficial owner of an equity interest in another entity).
THE CLOROX COMPANY - 2023 Proxy Statement	39

Corporate Governance and Board Matters

The policy also contains categories of preapproved Interested Transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit. In reviewing any Interested Transaction, the Audit Committee will consider whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. There have been no transactions considered to be an Interested Transaction (excluding any pre-approved transactions) since the beginning of the Company’s 2023 fiscal year.

Additionally, the Company’s code of conduct prohibits its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest and is available on the Company’s website at thecloroxcompany.com/company/policies-and-practices/codes-of-conduct. The Governance Guidelines require the directors to adhere to the code of conduct.

Board Meeting Attendance

The Board held 10 meetings during fiscal year 2023. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2023. All members of the Board are expected to attend the Annual Meeting. Each of the 12 director nominees attended the Company’s 2022 Annual Meeting of Shareholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the NGCRC, and the MDCC. Each of these committees consists only of non-management directors whom the Board has determined are independent under the NYSE listing standards and the Board’s independence standards set forth in the Governance Guidelines. Directors who serve on the Audit Committee and the MDCC must meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

The charters for these committees are available in the Corporate Governance section of the Company’s website at thecloroxcompany.com/company/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

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Corporate Governance and Board Matters

Audit Committee Met 9 times in FY23. Current Committee Members Christopher J. Williams (Chair) Julia Denman A.D. David Mackay Paul Parker Stephanie Plaines

Primary Responsibilities

The Audit Committee is the principal connection between the Board and the Company’s independent registered public accounting firm. Among its other functions and duties, the Audit Committee oversees:

Financial statements; internal control over financial reporting

•  Integrity of the Company’s financial statements

•  The Company’s systems of disclosure controls and procedures and internal control over financial reporting that management has established

Independent registered public accounting firm; internal audit

•  The independent registered public accounting firm’s qualifications, independence, and performance

•  The performance of the Company’s internal audit function

Risk management and oversight

•  The Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters, and data privacy, cybersecurity and IT risks

•  The Company’s framework and guidelines with respect to risk assessment and risk management

•  The Company’s material financial policies and actions, including foreign currency exchange risk and debt interest rate risk

The Board has determined that, with respect to fiscal year 2023, there were five audit committee financial experts, as defined by SEC rules: Christopher J. Williams, Julia Denman, A.D. David Mackay, Stephanie Plaines and Paul Parker, and each member of the Audit Committee is financially literate, as defined by NYSE rules.

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 Corporate Governance and Board Matters

Nominating, Governance and Corporate Responsibility Committee Met 4 times in FY23. Current Committee Members Esther Lee (Chair) Paul Parker Matthew J. Shattock Kathryn Tesija

Primary Responsibilities

The NGCRC has the functions and duties set forth in its charter, including:

Board and corporate governance matters

•  Identifying and recruiting individuals qualified to become Board members

•  Recommending individuals to be selected as director nominees

•  Performing a leadership role in shaping the Company’s corporate governance and overseeing director, Board and committee evaluations

•  Reviewing and recommending to the Board changes in the Governance Guidelines and the code of conduct

Risk management and oversight; ESG matters

•  Overseeing corporate responsibility (including corporate citizenship, charitable giving, political participation, issue advocacy and lobbying) and governance of the Company’s ESG program

•  Shareholder and stakeholder engagement

•  The Company’s compliance and ethics program

•  Supporting the Board in reviewing, monitoring and engaging with management on the development of climate change and environmental policies, programs, goals and progress

Management Development and Compensation Committee Met 4 times in FY23. Current Committee Members Spencer C. Fleischer (Chair) Amy L. Banse A.D. David Mackay Kathryn Tesija Russell J. Weiner

Primary Responsibilities

The MDCC has the functions and duties set forth in its charter, including:

Executive compensation

•  Assisting the Board in discharging its responsibilities relating to compensation of the CEO and other executive officers

•  Reviewing, approving and overseeing the Company’s compensation policies, plans and goals and objectives for the executive officers and directors

•  Evaluating, making recommendations and taking appropriate action in response to the shareholders’ advisory say-on-pay vote, including as to the frequency of the vote

Management succession planning; Human capital management

•  Overseeing the Company’s management development and succession planning processes below the CEO level

•  Reviewing and discussing with management the Company’s IDEA initiatives and key metrics and review these matters with the Board at least annually

Risk management and oversight

•  Considering the risks arising from the Company’s compensation plans, policies and practices, and periodically evaluate the risks arising from the Company’s compensation practices and policies

•  Approving any clawback policy allowing the Company to recoup compensation paid to employees

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Corporate Governance and Board Matters

Director Compensation

Only our non-employee directors receive compensation for their service as directors in the form of:

•	cash compensation, and
•	an annual grant of deferred stock units.

As part of its oversight of non-employee director compensation, the MDCC reviews the form and amount of compensation of non-employee directors at least annually to ensure that the Company’s non-employee directors are compensated appropriately relative to peer companies. During fiscal year 2023, the MDCC worked with FW Cook for data analysis, guidance and recommendations regarding compensation levels as compared to our compensation peer group as defined in the Compensation Discussion and Analysis section of this proxy statement, as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Amy L. Banse	103,000	157,000	260,000
Richard H. Carmona(1)	38,625	39,250	77,875
Julia Denman	103,000	157,000	260,000
Spencer C. Fleischer	123,000	157,000	280,000
Esther Lee	118,000	157,000	275,000
A. D. David Mackay	103,000	157,000	260,000
Paul Parker	103,000	157,000	260,000
Stephanie Plaines	103,000	157,000	260,000
Matthew J. Shattock	278,000	157,000	435,000
Kathryn Tesija	103,000	157,000	260,000
Russell J. Weiner	103,000	157,000	260,000
Christopher J. Williams	128,000	157,000	285,000
(1)	Richard H. Carmona retired from the Board effective November 16, 2022.
(2)	The amounts reported in the “Fees Earned or Paid in Cash” column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2023 and include amounts deferred into cash or deferred stock units and/or amounts issued in common stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(3)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 15 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2023, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation used to acquire deferred stock units, annual awards of deferred stock units made by the Company, and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Banse – 6,613; Carmona – 7,581; Denman – 544; Fleischer – 13,515; Lee – 10,813; Mackay – 6,613; Parker – 2,051; Plaines – 1,357; Shattock – 10,357; Tesija – 4,511; Weiner – 10,518; and Williams – 14,883.

Cash Compensation

Directors receive cash compensation, which consists of:

•	annual cash retainer amounts, and
•	any special assignment fees.
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Corporate Governance and Board Matters

The following table lists the various retainers paid for Board service and service in the positions set forth below during fiscal year 2023.

Annual director retainer	$103,000
Independent chair retainer	$175,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee	$15,000
Audit Committee	$25,000
Management Development and Compensation Committee	$20,000

Directors who serve as a Board member, independent chair, lead independent director, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2023.

Payment Elections. Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of their cash compensation in the form of cash, common stock, deferred cash, or deferred stock units.

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of common stock are issued shares of common stock based on the fair market value of the common stock as determined by the closing price of the common stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program: Deferred Cash. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director.

Elective Deferral Program: Deferred Stock Units. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the common stock on the last trading day of the quarter for which the fees were earned. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of common stock dividends paid by the Company divided by the fair market value of the common stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described above, are paid out in shares of common stock in five annual installments or in one lump sum, as elected by the director. Deferred stock units may only be settled in shares of common stock.

Equity Compensation

Each non-employee director receives a majority of their annual compensation in the form of deferred stock units. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Each non-employee director receives an annual grant of deferred stock units. The aggregate value of the deferred stock unit award amount earned by a non-employee director serving for the full fiscal year 2023 was $157,000. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

The Company believes that the use of deferred stock units provides a stronger alignment between directors and the Company’s shareholders compared to outright stock ownership since directors have no ability to sell the deferred stock units while they remain on the Board. The Company has maintained the deferred stock unit program for its directors for over 20 years.

44	THE CLOROX COMPANY - 2023 Proxy Statement

Corporate Governance and Board Matters

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. Deferred stock units accrue dividend equivalents, and the balance of a director’s deferred stock unit account is paid out in common stock only following the director’s termination of service, as described in greater detail under Payment Elections above.

Fiscal Year 2024 Compensation Changes

As discussed above, the MDCC reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The MDCC again reviewed non-employee director compensation in September 2023. As part of its review, the MDCC considered the data provided by FW Cook as well as its guidance and recommendations regarding compensation levels relative to our compensation peer group as well as trends and recent developments in the area of non-employee director compensation. After taking all of this information into account, the MDCC recommended, and the Board agreed, to increase the annual director cash retainer from $103,000 to $105,000, and the annual compensation in the form of deferred stock units from $157,000 to $165,000, effective as of October 2023. No other changes were made to the director compensation program.

Stock Ownership Philosophy and Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. The Board therefore requires that each non-employee director, within five years of first being elected, own common stock or deferred stock units that are settled only in common stock having a market value of at least five times their annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. Furthermore, as directors must hold the deferred stock units until termination of their service on the Board, they have aligned interests and appropriate incentives to promote long-term value for shareholders during their service as a director. As of August 31, 2023, each non-employee director was in compliance with the guidelines, and in fact, the majority of our directors held common stock or deferred stock units with value far in excess of this amount.

THE CLOROX COMPANY - 2023 Proxy Statement	45

Executive Officers

Information about our Executive Officers

The names, ages, year first appointed executive officer and current titles of each of the executive officers of the Company are set forth below.

Name	Age	Year First Appointed	Title
Linda Rendle	45	2016	Chief Executive Officer
Stacey Grier	60	2019	Executive Vice President and Chief Growth and Strategy Officer
Angela Hilt	51	2020	Executive Vice President and Chief Legal Officer
Kevin B. Jacobsen	57	2018	Executive Vice President and Chief Financial Officer
Kirsten Marriner	51	2016	Executive Vice President and Chief People and Corporate Affairs Officer
Eric Reynolds	53	2015	Executive Vice President and Chief Operating Officer
46	THE CLOROX COMPANY - 2023 Proxy Statement

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows the holdings of common stock (as of August 31, 2023, except as indicated below) by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) the named executive officers (NEOs) named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group.

As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of deferred stock units, which are paid out in common stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

The address of each individual listed below is 1221 Broadway, Oakland, California 94612-1888.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	15,151,580	12.23
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	9,267,422	7.48
State Street Corporation(6) One Lincoln Street Boston, MA 02111	8,844,196	7.14
Amy L. Banse	—	*
Julia Denman	—	*
Spencer C. Fleischer	1,305	*
Stacey Grier	38,413	*
Kevin Jacobsen	108,737	*
Esther Lee	—	*
A. D. David Mackay	600	*
Kirsten Marriner	84,134	*
Paul Parker	527	*
Stephanie Plaines	—	*
Linda Rendle	218,367	*
Eric Reynolds	138,860	*
Matthew J. Shattock	—	*
Kathryn Tesija	—	*
Russell J. Weiner	—	*
Christopher J. Williams	—	*
All directors and executive officers as a group (17 persons)(7)	627,638	*
*	Does not exceed 1% of the outstanding shares.
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of common stock that such persons have the right to acquire through stock options exercisable within 60 days of August 31, 2023, or with respect to which such persons have

THE CLOROX COMPANY - 2023 Proxy Statement	47

Stock Ownership Information

shared voting or dispositive power: Ms. Grier – 31,721; Mr. Jacobsen – 93,435 options and shared voting and dispositive power with respect to 3,145 shares held in family trust; Ms. Marriner – 63,345 options; Ms. Rendle – 188,148 options; Mr. Reynolds – 124,053 options; and all directors and executive officers as a group – 526,879 options. The numbers in the table above do not include the following numbers of shares of common stock that the executive officers have the right to acquire at a later date that were deferred at the executive officers’ election: Ms. Grier – 1,578; Mr. Jacobsen – 15,679; Ms. Rendle – 27,937; Mr. Reynolds – 14,711; and all executive officers as a group – 59,905.

(2)	The numbers in the table above do not include the following numbers of shares of common stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Ms. Banse – 6,613; Ms. Denman – 544; Mr. Fleischer – 13,515; Ms. Lee – 10,813; Mr. Mackay – 6,613; Mr. Parker – 2,051; Ms. Plaines – 1,357; Mr. Shattock – 10,357; Ms. Tesija – 4,511; Mr. Weiner – 10,518; and Mr. Williams – 14,883. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Please refer to the Director Compensation section of this proxy statement for further details on the deferred stock units held by non-management directors. The total financial commitment of each non-management director in the Company’s common stock is more fully appreciated if the number of shares of common stock listed above in the column entitled “Amount and Nature of Beneficial Ownership” is added to the number of deferred stock units set forth in this footnote.
(3)	On August 31, 2023, there were 123,914,784 shares of common stock outstanding.
(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group reported, as of December 30, 2022, sole dispositive power with respect to 14,615,339 shares, shared voting power with respect to 182,003 shares and shared dispositive power with respect to 536,241 shares.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 31, 2023, BlackRock, Inc. reported, as of December 31, 2022, sole voting power with respect to 8,280,787 shares and sole dispositive power with respect to all shares reported.
(6)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 6, 2023, State Street Corporation reported, as of December 31, 2022, shared voting power with respect to 7,226,826 shares and shared dispositive power with respect to 8,830,842 shares.
(7)	Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s CEO and all executive vice presidents. The figure reflects ownership, as of August 31, 2023, except as indicated above, of the executive officers as of the date of this proxy statement, who are set forth in the Executive Officers section of this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require the Company’s directors, certain officers, and holders of more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from its directors and such covered officers, the Company believes that its directors and officers complied with all applicable Section 16(a) filing requirements during fiscal year 2023, with the exception of a late Form 4 to report one transaction for Shanique Bonelli-Moore, which was not reported in a timely manner due to an administrative oversight.

48	THE CLOROX COMPANY - 2023 Proxy Statement

Executive Compensation
Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking a non-binding, advisory vote from our shareholders to approve the compensation of our NEOs that are listed in the Compensation Discussion and Analysis section of this proxy statement. This proposal gives our shareholders the opportunity to express their views on the Company’s executive compensation and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the MDCC, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and encourages all shareholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on pg 51, the Company’s compensation programs are designed to align pay with performance, by delivering the majority of executive pay through “at-risk” incentive awards that help ensure realized pay is tied to attaining operation goals and sustainable appreciation in shareholder value. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2022 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our executive compensation policies, with approximately 93% of votes cast in favor of our proposal. We value this positive endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our compensation program, and we continued our general approach to compensation for fiscal year 2023. We provide our shareholders the opportunity to vote on the compensation of our NEOs every year and expect that the next vote on executive compensation will be at the 2024 Annual Meeting of Shareholders.

Board’s Recommendation

The Board unanimously recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its shareholders to support the compensation of the NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs in fiscal year 2023 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.

Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the shareholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

THE CLOROX COMPANY - 2023 Proxy Statement	49

Proposal 2: Advisory Vote to Approve Executive Compensation

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the MDCC. However, the Board and the MDCC value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the NEOs’ compensation as disclosed in the proxy statement, the MDCC will evaluate whether any actions are necessary to address shareholder concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

50	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program, and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our NEOs for fiscal year 2023, who were:

Name	Title
Linda Rendle	Chief Executive Officer
Kevin Jacobsen	Executive Vice President and Chief Financial Officer
Eric Reynolds	Executive Vice President and Chief Operating Officer
Stacey Grier	Executive Vice President and Chief Growth & Strategy Officer
Kirsten Marriner	Executive Vice President and Chief People & Corporate Affairs Officer

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Compensation Discussion and Analysis

Executive Summary

Fiscal 2023 Net Sales $7,389M +4% from FY22 Fiscal 2023 Net Earnings Attributable to Clorox[3] $149M -68% from FY22 Fiscal 2023 Gross Margin 39.4% +360 basis points from FY22

Overview

•	Clorox delivered on our commitments and made significant progress toward our IGNITE strategy in fiscal year 2023. We entered fiscal year 2023 facing significant business headwinds. Despite these challenges, we committed to driving top-line growth and rebuilding margins while continuing to invest in the long-term health of our brands, categories and capabilities. We delivered on these commitments with net sales growth of 4%, organic sales growth of 6%, expanded gross margin of 360 basis points, and adjusted earnings per share (EPS)[4] growth of 24%
•	Our incentive plan results reflect company performance. We exceeded targets on all three metrics in the short-term incentive, resulting in a significantly above-target payout. The below-target payout on our long-term incentive aligns to our mixed business outcomes in fiscal years 2021 through 2023.
•	The company multiplier for our short-term incentive for fiscal year 2023 was 179%. This result was driven by the successful execution of our operating plan including several rounds of cost-justified pricing, sustained record cost savings, and supply chain optimization.
•	Performance share units from our long-term incentive awards vesting in 2023 paid out at 86%. The performance-based award vesting in fiscal year 2023 was based on economic profit (EP) growth during fiscal years 2021 through 2023, including one year of lower-than-expected EP growth, one year of below-threshold EP growth, and one year of above-maximum EP growth.
•	The Management Development and Compensation Committee continues to evolve our program. As we look ahead to fiscal year 2024, we remain committed to our pay for performance philosophy. The MDCC will continue to evaluate incentive plan changes based on the evolution of our competitive market and Clorox’s long-term transformational business plan.

Our Company

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with about 8,700 employees worldwide as of June 30, 2023. Clorox markets some of the most trusted and recognized consumer brand names, including our namesake bleach, cleaning, and disinfecting products; Pine-Sol and Tilex cleaners; Liquid-Plumr clog removers; Poett home care products; Fresh Step cat litter; Glad bags and wraps; Kingsford grilling products; Hidden Valley dressings, dips, seasonings, and sauces; Burt’s Bees natural personal care products; Brita water-filtration products; and Natural Vitality, RenewLife, NeoCell, and Rainbow Light vitamins, minerals and supplements. We also market industry-leading products and technologies for professional customers, including those sold under the CloroxPro and Clorox Healthcare brand names. About 80% of our net sales are generated from brands holding the No. 1 or No. 2 market share positions in their categories.

Our ongoing IGNITE strategy accelerates innovation in key areas to drive growth and deliver value for all our stakeholders. Since launching in 2019, IGNITE focuses on four strategic priorities aimed at fueling long-

[3]	Includes non-cash impairment charge of $445M.
[4]	Adjusted EPS excludes interest income, interest expense, income taxes and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses or gains related to acquisitions and other nonrecurring or unusual items impacting comparability). Refer to Appendix B on pg B-1 for a reconciliation to the most directly comparable GAAP financial measure.
52	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis

term, profitable growth; innovating consumer experiences; reimagining how the company and its people work; and continuously evolving the product portfolio. Integrated goals for environmental, social and governance (ESG) performance promote healthy lives, a clean world, thriving communities and strong corporate governance. See the Our Corporate Purpose and Values, IGNITE Strategy and Integrated ESG Approach section of this proxy statement for more information about IGNITE.

Fiscal Year 2023 Business Highlights

•	Guided by our IGNITE strategy and underpinned by our enduring values, Clorox remained focused on making significant investments in our strong brands, strategic digital capabilities, and streamlined operating model to drive long-term value creation while supporting category growth and launching innovation across all our major brands. We maintained market share in aggregate following multiple rounds of cost-justified pricing, reflecting the superior value of our brands.
•	In fiscal year 2023, inflationary pressures and a recovering supply chain continued to impact global economies, the consumer package goods industry, and overall consumer confidence and behaviors. Together these factors created a dynamic operating environment as we continued efforts to drive growth, rebuild margin, and deliver our transformation.
•	Despite macroeconomic headwinds in fiscal year 2023, Clorox grew net sales by 4% and made progress rebuilding gross margin (+360 basis points), primarily through cost-justified pricing actions and cost savings, partially offset by higher commodity, manufacturing, and logistics costs. Net sales were also supported by ongoing consumer demand for cleaning and disinfecting products and other household essentials including cat litter, bags and wraps, and water-filtration products.
•	Diluted net EPS decreased 68% compared to the prior fiscal year, largely driven by a non-cash impairment charge in the Vitamins, Minerals and Supplements (VMS) business, continued investment in our long-term strategic digital capabilities and productivity enhancements, and the implementation of our streamlined operating model. Absent the impairment charge, charges related to implementation of the streamlined operating model, and charges related to digital capabilities and productivity enhancements investment, diluted net EPS would have increased by 24% from the prior fiscal year. Other conditions factoring into the dynamic operating environment included persistently unfavorable commodity costs, higher manufacturing and logistics costs, and unfavorable foreign currency exchange rates in key international markets.
•	Clorox remained focused on making significant investments in our strong brands to support category growth and market share preservation. We launched innovations and new products across all major brands in fiscal year 2023, including Clorox Free & Clear compostable wipes, disinfecting mist, and multi-surface cleaner; Glad ForceFlex MaxStrength trash bags; Fresh Step Crystals health-monitoring cat litter; additional flavors of Hidden Valley dressing, including Pickle Ranch and Buffalo Ranch; and a new 90%+ recycled paper tube for Burt’s Bees lip balm.
•	We continued our decades-long commitment to providing value to shareholders through regular dividends. During fiscal year 2023, Clorox paid $583 million in dividends to shareholders. In July 2023, we announced an increase of 2% in our quarterly dividend, continuing our long-standing trend of annual dividend increases.
•	Our transformation efforts continued throughout fiscal year 2023. As announced in August 2021, we are investing approximately $500 million over five years to accelerate our digital transformation and drive related productivity enhancements. We completed the second year of our five-year investment and expect to roll out a new enterprise planning system in our first region this calendar year. This investment will maximize our ability to grow and operate more efficiently over the long term by enabling new ways of working and increasing our speed and agility in supply chain, digital commerce, and innovation.
•	We began implementing a streamlined operating model in the first quarter of fiscal year 2023. The streamlined operating model is expected to enhance Clorox’s ability to respond more quickly to changing consumer behaviors, innovate faster, and increase future cash flow due to cost savings generated primarily in the areas of selling and administration, supply chain, marketing, and research and development. Once fully implemented, we expect cost savings of approximately $75 million to $100 million annually, with benefits of about $35 million realized in fiscal year 2023.

THE CLOROX COMPANY - 2023 Proxy Statement	53

Compensation Discussion and Analysis

•	We continued to make progress on our ESG goals–see the IGNITE Strategy and Integrated ESG Approach section of this proxy statement.

Looking Ahead

For fiscal year 2024, Clorox plans to continue to invest in brands and capabilities to build a stronger, more resilient company delivering consistent, profitable growth over time. By playing to win, we expect to grow our household penetration and market share and drive more net sales from innovation over the long term. As we embrace our new operating model, we plan to continue to adopt new ways of working. And we plan to leverage end-to-end thinking as we drive toward greater efficiencies and cost savings. We plan to achieve these improvements through focus on our three priorities for fiscal year 2024: Drive Growth, Enhance Margin, and Deliver Transformation.

Our Executive Compensation Program

Executive Compensation Philosophy

A core principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” incentive awards that help ensure realized pay is tied to attainment of critical operational goals and sustainable growth in shareholder value. This approach is designed to accomplish the following:

Objective	How we achieve this
Pay for Performance	We reward performance that drives achievement of Clorox’s short- and long-term goals and, ultimately, shareholder value.
Align Management and Shareholder Interests	We provide long-term, equity-based incentives and encourage a culture of ownership with stock retention guidelines. We reward executive officers for sustained Company performance as measured by operating results and shareholder value creation.
Attract, Retain, and Motivate Talented Executives	We maintain pay targets and a program design that align to external market practices and allow Clorox to be a magnet for high-performing executives.
Address Risk-Management Considerations	We motivate our executives to create long-term shareholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, with short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.
Support Financial Efficiency	We ensure that cash- and equity-based incentive payouts are appropriately driven by performance, and design awards to minimize unnecessary accounting charges.
54	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation
Management Development and Compensation Committee

The MDCC regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. The MDCC oversees our executive compensation program; approves the performance goals and strategic objectives for our NEOs and evaluates results against those targets each year; determines and approves the compensation of our CEO (after consulting with the other independent members of the Board), our other NEOs, and other executives, including those covered by Section 16 of the Exchange Act; and approves the structure of overall incentive and equity-based plans.

The MDCC makes its determinations regarding executive compensation based on a variety of factors, including Clorox’s performance, individual executives’ performance, peer group data, and input and recommendations from the independent compensation consultant and management.

The MDCC evaluates individual performance based on the performance of the business or operations for which the executive is responsible, including the individual’s contribution to achieving ESG-related goals (as described in the Fiscal Year 2023 Compensation of Our Named Executive Officers section of this proxy statement), the individual’s skill set relative to industry peers, overall experience and time in the position, the criticality of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, and scope relative to that of other executives.

In determining the compensation package for each of our NEOs other than our CEO, the MDCC receives input and recommendations from our CEO and our Executive Vice President and Chief People & Corporate Affairs Officer. Executives do not have a role in the determination of their own compensation.

Board of Directors

The independent members of the Board undertake a thorough process to review our CEO’s annual performance, with each independent director providing candid feedback and observations. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance. For fiscal year 2023, the areas of focus were driving growth, rebuilding margin, delivering transformation, achieving financial results and providing strong leadership. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its input on CEO compensation to the MDCC.

The MDCC, after evaluating input from the Board and its independent compensation consultant, makes a final determination on our CEO’s compensation. The Board’s feedback and observations are shared in aggregate with our CEO.

Our CEO does not have a role in her own compensation determination other than participating in a discussion with the Board regarding her performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

THE CLOROX COMPANY - 2023 Proxy Statement	55

Compensation Discussion and Analysis

Roles and Responsibilities in Setting Executive Compensation
Independent Compensation Consultant

The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2023, the MDCC used the services of FW Cook. FW Cook’s work with the MDCC included data analysis, guidance, and recommendations on the following topics: compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms.

FW Cook has provided the MDCC with appropriate assurances and confirmation of its independent status in accordance with the MDCC’s charter and other considerations, including factors specified in the NYSE listing standards. The MDCC believes FW Cook has been independent throughout its service to the MDCC and that there is no conflict of interest between FW Cook or individuals at FW Cook and the MDCC, Clorox’s executive officers, or Clorox. FW Cook does not work for Clorox apart from its services to the MDCC.

Chief Executive Officer	Our CEO makes compensation recommendations to the MDCC for all executive officers other than herself. In making these recommendations, our CEO evaluates the performance of the executive officers and considers their responsibilities as well as the compensation analysis provided by the independent compensation consultant.
Other Members of Management	Senior human resources management provides analyses regarding competitive practices and pay ranges, policies and procedures for equity awards, and compensation and benefit plans (including perquisites). Senior human resources, legal, and finance executives attend non-executive sessions of the MDCC meetings to provide additional perspective and expertise, as appropriate based on the topics discussed at any given meeting.

Say-on-Pay Vote and Shareholder Engagement

At our 2022 Annual Meeting of Shareholders, we asked our shareholders to approve, on an advisory basis, our fiscal year 2022 compensation awarded to our NEOs, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation to our NEOs, with approximately 93% of votes cast in favor of our proposal, which signals our shareholders’ support of our compensation program. We continued our general approach to compensation for fiscal year 2023, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our NEOs. We value the opinions of our shareholders and will continue to consider the results from advisory votes on executive compensation, as well as feedback received from our shareholders throughout the year, when making compensation decisions for our NEOs.

Use of Market Data

The MDCC uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for our executive officers, including the NEOs. The compensation peer group was selected by the MDCC, with input from FW Cook. The compensation peer group is used to evaluate both the levels of executive compensation and compensation practices within the consumer products industry.

56	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis

The MDCC reviews the compensation peer group annually, and makes adjustments as needed, to ensure the companies included continue to meet relevant criteria. To determine the compensation peer group for each year, the MDCC considers companies that:

•	Hold leadership positions in branded consumer products.
•	Are of reasonably similar size based on market capitalization and revenue.
•	Compete with Clorox for executive talent.
•	Have executive positions similar in breadth, complexity, and scope of responsibility to those of Clorox.

For fiscal year 2023, the compensation peer group was composed of the following 18 companies:

CPB	Campbell Soup Company	SJM	The J.M. Smucker Company
CHD	Church & Dwight Co., Inc.	K	Kellogg Company
CL	Colgate-Palmolive Company	KDP	Keurig Dr Pepper Inc.
CAG	Conagra Brands, Inc.	MKC	McCormick & Company, Inc.
EPC	Edgewell Personal Care Company	NWL	Newell Brands Inc.
EL	The Estée Lauder Companies Inc.	POST	Post Holdings, Inc.
GIS	General Mills, Inc.	REV	Revlon, Inc.
HSY	The Hershey Company	REYN	Reynolds Consumer Products Inc.
HRL	Hormel Foods Corporation	(private)	S.C. Johnson & Son Inc.

At the time of our peer group review in May 2023, Clorox was at the 33rd percentile for revenue and 47th percentile for market capitalization compared with the compensation peer group in effect for the fiscal year 2023 compensation analysis. During that review, the MDCC agreed to remove Revlon from our compensation peer group for fiscal year 2024 because of its bankruptcy. An extensive analysis was conducted to identify potential replacements, and the MDCC concluded that steady state was preferable based on the pool of potential additions. The MDCC intends to review the peer group again next year, taking into consideration changes in our position versus the overall group based on revenue, market capitalization, and other factors.

Management engaged Aon Hewitt to obtain and aggregate compensation data for the compensation peer group in fiscal year 2023. This data was used to advise the MDCC on setting target compensation for our NEOs for fiscal year 2023. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the MDCC. Although each individual component of executive compensation is reviewed, our overall goal is to target total direct compensation competitive with the median of the compensation peer group. Other factors, such as an executive’s level of experience or scope of role, may result in target total direct compensation for individual NEOs being set above or below this median range.

THE CLOROX COMPANY - 2023 Proxy Statement	57

Compensation Discussion and Analysis

Executive Compensation Governance

We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our shareholders. We believe our executive pay provides reasonable and appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. To reinforce this, we have adopted policies that guide our compensation practices as summarized below.

We Do…	We Do Not…
Vary our incentive plans: We use different metrics and performance horizons for the goals within our annual and long-term incentive plans.	Provide employment contracts: All executives are employed at will.
Focus on financial measures relevant to shareholder value: We use economic profit as a rigorous long-term incentive metric and net sales, net earnings, and gross margin for our annual incentive metrics.	Reprice stock options: Any stock option re-pricing would require shareholder approval in advance.
Require meaningful ownership: We apply stringent stock ownership and retention guidelines for all our executives.	Pay unearned dividends: No dividends or dividend equivalents are paid on unvested equity awards.
Operate clawback provisions: Both our annual and long-term incentive plans include clawback provisions.	Pay tax gross-ups: No tax gross-ups are provided by Clorox to executives under any circumstances.
Use a double-trigger: Change-in-control provisions for all equity awards require both change in control and termination.	Provide excessive benefits or perquisites: Benefits and perquisites are limited, reflecting market benchmarks.
Engage with shareholders: We have ongoing discussions with key institutional investors, including on the topic of compensation.	Permit hedging or pledging: Our policy prohibits hedging and pledging of Clorox stock.
Engage an independent consultant: The MDCC engages a consultant and assesses their independence annually.	Encourage inappropriate risk-taking: The MDCC and its independent consultant annually review incentive design for unintended consequences.

Tally Sheets. To help ensure our executive compensation design is aligned with our overall compensation philosophy of pay for performance and total compensation levels are appropriate, the MDCC annually reviews compensation tally sheets for each of our NEOs. These tally sheets outline current target total compensation, the potential wealth creation of long-term incentive awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. These tally sheets help provide the MDCC with a comprehensive understanding of all elements of our compensation program and enable the MDCC to consider changes to our compensation program, arrangements, and plans considering leading practices and emerging trends.

Stock Award Granting Practices. Clorox typically grants long-term incentive awards each September at a regularly scheduled MDCC meeting. The meeting date, or a later date as determined by the MDCC at the September meeting, is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our common stock on the grant date.

The MDCC may also occasionally grant equity-based awards at other times to recognize, retain, or recruit executive officers.

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Executive Stock Ownership Guidelines. To maintain alignment of the interests of our executive officers and our shareholders, all executive officers are expected to build and maintain a significant level of direct stock ownership. Ownership levels may be achieved over time in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of common stock having a value equal to a multiple of each executive officer’s annual base salary: six times base salary for the CEO, three times base salary for NEOs and non-NEO members of the Clorox Executive Committee, and two times base salary for other executives. The following table reflects the guidelines and our NEOs’ ownership status, as of September 15, 2023:

Name	Ownership Guideline (Salary Multiple)	Guideline Met
Linda Rendle(1)	6x	No
Kevin Jacobsen	3x	Yes
Eric Reynolds	3x	Yes
Stacey Grier(2)	3x	No
Kirsten Marriner	3x	Yes
(1)	Ms. Rendle became subject to a higher ownership guideline upon her appointment as CEO effective in fiscal year 2021 (from three times to six times base salary).
(2)	Ms. Grier became subject to a higher ownership level upon her promotion to Executive Vice President and Chief Growth & Strategy Officer in fiscal year 2022 (three times base salary on a higher base salary).

Ownership levels are based on shares of common stock owned by the NEO or held pursuant to Clorox plans, including vested performance share units (PSUs) deferred for settlement. Unexercised stock options and units not yet vested due to time or performance restrictions are excluded from the ownership calculations.

Retention Requirements. Executive officers are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on PSUs and restricted stock units (RSUs). All executive officers are expected to retain 75% of net shares acquired after tax withholding until the minimum ownership level is met. After attaining the minimum ownership level, our CEO must retain 50% of net shares acquired after tax withholding until retirement or termination, and other executive officers must retain 25% of net shares acquired after tax withholding for one year after receipt.

Securities Trading Policy and Prohibition on Hedging and Pledging. To ensure alignment of the interests of our shareholders with all of our directors, officers, employees, and consultants, our Insider Trading Policy does not permit any director, officer, employee, or consultant of Clorox either (1) to trade in the stock or other securities of any company when aware of material nonpublic information about that company, including Clorox as well as any customers or suppliers of Clorox or firms with which Clorox may be negotiating a major transaction, or (2) to engage in short-term or speculative transactions or derivative transactions involving Clorox stock. This policy includes prohibitions on options trading and hedging and restrictions and cautions on pledging Clorox stock as collateral.

The Insider Trading Policy’s prohibition on engaging in hedging transactions in Clorox securities covers the purchase of a financial transaction instrument, or otherwise engaging in a transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Clorox’s equity securities that were granted as part of the individual’s compensation or that the individual holds directly or indirectly. The following transactions are expressly prohibited by this policy:

•	Short sales (selling Clorox securities you do not own).
•	Transactions involving publicly traded options or other derivatives whose value is tied to Clorox securities, including trading in or writing puts or calls on Clorox securities.
•	Pre-paid forward contracts.
•	Collars.
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Directors, executive officers, the principal accounting officer, and 10% beneficial owners of Clorox common stock are also prohibited from borrowing against the value of any Clorox stock they own using a margin account or other pledge of Clorox stock as collateral.

Trading of Clorox’s securities by directors, executive officers and certain other employees who are so designated from time to time (collectively, Insiders) is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, Insiders are required to obtain preclearance from our chief legal officer or corporate secretary prior to executing any transactions in Clorox securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Effective February 9, 2021, the MDCC approved a Clawback Policy related to incentive compensation granted, promised, or paid to certain current and former executive officers (and others as the MDCC may determine) on or after the effective date. Under the terms of the Clawback Policy:

•	In the event a covered individual engages in conduct materially detrimental to Clorox (including, but not limited to, the name, business interests, or corporate, brand, business, or other reputation of Clorox), Clorox may recoup incentive compensation paid to such individual at any time up to three years after the end of the year in which it vested or was paid.
•	In the event of a restatement of Clorox financial statements, Clorox may recoup incentive compensation paid to a covered individual during the three-year period preceding the announcement of the restatement that would not have been paid based upon the restated results if the covered individual’s fraud or intentional misconduct was a significant contributing factor to the restatement.

Certain of our existing compensation plans and agreements, including the Annual Incentive Plan (AIP) and our long-term incentive plan award agreements, contain a provision providing for clawback of the incentive compensation following a restatement of Clorox financial statements. The Clawback Policy incorporates such existing provisions without any material changes, to consolidate all clawback-related provisions into a single policy.

We intend to update our Clawback Policy to comply with the listing standards adopted by the NYSE implementing the SEC’s recently finalized Exchange Act Rule 10-D-1.

Tax Deductibility Limits on Executive Compensation. Section 162(m) of the Internal Revenue Code (IRC) limits the federal income tax deductibility of compensation paid to our covered employees to $1 million per year. In setting executive compensation, the MDCC does not take this limit on deductibility into account.

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Executive Compensation Framework

A substantial portion of our target total direct compensation for our executives is variable, with 88% of target compensation at risk for our CEO and 78% of target compensation at risk on average for our other NEOs. Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			• N/A	N/A	Fixed cash
Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			• Annual net sales (50%) • Net earnings (30%) • Gross margin (20%) • Individual performance goals	One Year	Performance-based cash
Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			• Economic profit • Variation in underlying stock price due to overall business results	Three Years	PSUs, stock options, and RSUs
(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of actual long-term incentive awards granted in fiscal year 2023 (with PSUs measured at target). Percentages may not total 100% due to rounding. Refer to the Summary Compensation Table on pg 70 for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2023, other than the CEO.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy.

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Fiscal Year 2023 Compensation of Our Named Executive Officers

Base Salary

The MDCC generally seeks to establish base salaries for our NEOs competitive with the median of the compensation peer group. Salaries vary in relation to each executive’s specific role, level of experience, and performance over time. Based on company performance during fiscal year 2022, NEO salaries were held at their fiscal year 2022 level, with no increases for fiscal year 2023.

Name	FY23 Base Salary(1)	Increase in FY23(2)
Linda Rendle	$1,125,000	—
Kevin Jacobsen	$740,000	—
Eric Reynolds	$740,000	—
Stacey Grier	$675,000	—
Kirsten Marriner	$650,000	—
(1)	Annualized salary as of June 30, 2023.
(2)	Increase relative to salary as of June 30, 2022.

Annual Incentives

Clorox provides annual incentive awards to our NEOs under the AIP. Payouts under the AIP are based on the level of achievement of company performance goals set annually by the MDCC, subject to shareholder-approved maximums. These performance goals are tied to Board-approved corporate financial performance goals and individual objectives.

The AIP balances financial performance with the individual performance of each of our NEOs. The amounts paid under the AIP are based on the following factors:

(1)	A target value for each NEO, which is base salary multiplied by an annual incentive target (Target Award).
(2)	Clorox’s performance measured against pre-established corporate financial goals (Company Multiplier). The Company Multiplier can range from 0% to 200% based on an objective assessment of company performance versus goals established by the MDCC at the beginning of the year.
(3)	Performance of the operations or functions under the NEO’s responsibility (Individual Multiplier). The Individual Multiplier can range from 0% to 150%. The Individual Multiplier is determined by the MDCC and typically has a narrow range, which makes its impact on the total payout significantly smaller than the Company Multiplier: Over the past three years, the range for Individual Multipliers for the NEOs was 95% to 110%, compared to 50% to 179% for the Company Multiplier during the same period.

Target Award. Each year, the MDCC sets an annual incentive target level for each NEO as a percentage of their base salary, based on an assessment of median short-term incentive targets in the compensation peer group and other factors such as individual experience. The annual incentive target level is typically set near the median of short-term incentive targets for comparable positions in the compensation peer group.

Company Multiplier. At the beginning of each fiscal year, the MDCC sets financial goals for the AIP based on targets approved by the Board. At the end of the year, the MDCC reviews Clorox’s results against the goals set at the beginning of the year and approves the final Company Multiplier.

For fiscal year 2023, the MDCC established goals for net sales, net earnings, and gross margin to drive sustainable, profitable growth and short- and long-term total shareholder return. This combination of metrics effectively balances a focus on both top-line and bottom-line performance. Consistent with our standard practice for over a decade, fiscal year 2023 targets for our AIP metrics were set equal to

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our Board-approved fiscal year 2023 budget. Setting targets equal to budget aligns the AIP with the Board’s approval of an appropriate expected outcome for the year and Clorox’s financial outlook as communicated to investors at the beginning of each fiscal year.

Consistent with our Board-approved fiscal year 2023 budget, fiscal year 2023 targets for net sales and net earnings were slightly lower in absolute terms than fiscal year 2022 results, due to normalization of demand in parts of the portfolio that experienced the most significant surge over the last two years due to pandemic-related demand, and continued volatility in the business environment driven by significant inflation and supply chain challenges. The fiscal year 2023 target for gross margin was higher than fiscal year 2022 results, reflecting our expectation for the combined benefit of cost-justified pricing, cost savings, and supply chain optimization, partially offset by continued cost inflation. The MDCC believes these targets were set at challenging levels, maintaining the same level of rigor as in prior years. The targets were based on guidance provided to shareholders at the beginning of fiscal year 2023.

The team delivered exceptional results despite major headwinds, reflecting strong execution against our priorities to rebuild margin and drive topline growth amid a challenging operating environment, while also undergoing major digital and operational transformation efforts to further position our business for long-term profitable growth. Results in net sales and net earnings during the fiscal year exceeded established targets, while delivering gross margin recovery above expectations, as illustrated in the table further below.

In fiscal year 2023, we recognized a non-cash impairment charge in our VMS business. Under the terms of the AIP, the MDCC has discretion to consider the impacts of an impairment on the AIP and adjust the final AIP funding amount as it determines appropriate. The MDCC considered the impact of the impairment on the Company’s core business initiatives, the extent to which the impairment was related to a business acquisition made over seven years ago, and the successful efforts of the current leadership team in delivering strong financial and operational results for Clorox overall in fiscal year 2023. Balancing these factors, the MDCC determined that factoring the impairment into AIP funding would result in a payout unreflective of the current leadership team’s performance in fiscal year 2023, and therefore the impairment should not reduce the final AIP funding amount. Instead, the impairment should be treated as an adjustment consistent with the MDCC’s longstanding principles. Without the adjustment, which impacted only the Net Earnings metric at 30% weighting, the final funding amount still would have been above target.

Fiscal year 2023 financial goals for the AIP, the potential range of payouts for achieving those goals, and the actual results as determined by the MDCC were as follows:

2023 AIP Financial Goals	Weight	Threshold (0%)	Target (100%)	Maximum (200%)	Actual(1)	Result(2)
Net Sales (in millions)	50%	$6,618	$7,040	$7,463	$7,422	189%
Net Earnings (in millions)	30%	$343	$418	$493	$543	200%
Gross Margin	20%	34.1%	38.1%	42.1%	39.5%	125%
Company Multiplier						179%

(1)	Results exclude the fiscal year 2023 net impact of the following items on net sales, net earnings, and gross margin: a fiscal year 2023 non-cash impairment charge in the VMS business, expense associated with our streamlined operating model, and variance from budget in our digital transformation, foreign exchange, and accounting for equity-based compensation.
(2)	Due to the volatility of our business environment starting in FY20 and the resulting unpredictability of results, the funding curve for each of the three AIP metrics includes a flat slope around the target value (a “landing pad”) where results slightly above and below target result in 100% funding. For fiscal year 2023, the landing pads were plus or minus 1% variance versus target for Net Sales, plus or minus 2% variance versus target for Net Earnings, and plus or minus 50 basis points versus target for Gross Margin. In fiscal year 2023, actual results for all metrics were outside the landing pad ranges, so the landing pads did not affect the final funding.

Individual Multiplier. Consistent with our pay-for-performance philosophy, AIP payouts are determined by the Company Multiplier and an Individual Multiplier. Based on its evaluation of individual performance, the MDCC reviewed and approved the Individual Multiplier for each NEO to reflect the officer’s individual

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contributions in fiscal year 2023. In determining the multiplier for individual performance, the MDCC carefully evaluates several performance factors against objectives established at the beginning of the year. Individual performance for each of our NEOs is evaluated holistically and for 2023 included contributions to company operations and strategy, position-specific business outcomes, and ESG-related achievements such as management of human capital including IDEA or management of environmental risks.

As part of the holistic performance review of each member of the Clorox Executive Committee (including NEOs), the MDCC assesses our executives’ annual performance in part based on each executive’s contribution toward certain ESG-related metrics from our IGNITE scorecard for the applicable fiscal year. The IGNITE scorecard is an internal list of metrics (both ESG-related and otherwise) approved annually by the Board, reflecting areas we plan to prioritize during the year, and is intended to help align our near-term focus and facilitate progress toward our long-term strategic objectives. The IGNITE scorecard measures progress toward objectives through quantitative and qualitative key performance indicators supporting our IGNITE strategy, and, while our IGNITE scorecard is not publicly available, our progress on many of these objectives is reported publicly on the ESG Data Hub, which can be accessed at clorox.metrio.net. Clorox has integrated ESG into our IGNITE strategy because we believe in the strategic link between our societal impact and value creation. We strive to maintain top-third ESG leadership among our peer companies by driving continued progress against our goals while considering emerging stakeholder expectations. See Our Corporate Purpose and Values, IGNITE Strategy and Integrated ESG Approach in this proxy statement for more information about IGNITE.

We hold ourselves accountable by ensuring ESG components of our IGNITE scorecard link to executive compensation. The full Board assesses the Company’s performance on the IGNITE scorecard, including our ESG accomplishments. At the beginning of fiscal year 2023, goals related to ESG metrics from the IGNITE scorecard relevant to each NEO’s role and responsibilities were embedded in each NEOs’ fiscal year 2023 priorities. Scorecard results, and the executive’s role in achieving such results, informed the MDCC’s assessment of individual performance and the Individual Multiplier for each executive. We expect the MDCC’s philosophy on the incorporation of ESG-related metrics into the assessment of individual performance will evolve over time as we consider ways to best align the compensation of our NEOs with our long-term goals.

A performance summary for each NEO for fiscal year 2023 is provided in the table below.

Name	Individual Multiplier	Performance Summary
Linda Rendle	100%	Linda continued to provide strong leadership in the midst of a persistently challenging macroenvironment. She activated an organizational transformation to supplement the existing digital transformation and the Company delivered at or above expectations for the year on these initiatives, both of which will also generate substantial ongoing value. Concurrently, Clorox generated operational improvements and delivered top- and bottom-line results that significantly exceeded the plan for the year while rebuilding margins through record cost savings, improvement in supply chain performance, and four cost-justified rounds of price increases to partially offset the inflationary impact on the cost of goods sold, all while holding market share. In addition to the operational improvements these actions created, the Company’s cash position also improved. Progress against the IGNITE strategy continued, including advancement against critical ESG-related items, including movement toward long-term packaging and zero-waste-to-landfill goals, again achieving pay equity globally and maintaining our superior safety track record.
Kevin Jacobsen	100%	Kevin continued to guide the Company through persistently elevated inflation and volatility in the midst of significant organizational transformation. Financial results exceeded targets, with top-line growth at 4% and over 350 bps of gross margin improvement, and we improved our cash position through reduced working capital, early debt refinancing, credit facility extension and asset sales. In addition to supporting the company’s transformation broadly, Kevin drove significant change to streamline our real estate portfolio and make his organization leaner and faster. We are also tracking well toward our enterprise resource planning implementation. Kevin continued to serve as the executive sponsor for our HOLA ERG.
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Name	Individual Multiplier	Performance Summary
Eric Reynolds	100%	Eric led significant gains in operational performance, with service generally back to pre-pandemic levels. Our financial results for the year were very strong, both top- and bottom-line as we made significant progress to drive growth and rebuild margin through record cost-justified cost savings, pricing, and other targeted actions. In parallel, Eric led organizational transformation to a business unit-led operating model with significant new capabilities being built. In addition to providing excellent leadership for our organizational transformation, Eric is leading Elevate, our $500 million digital transformation with progress on track and value delivery ahead of schedule in fiscal year 2023. Under his leadership, we transitioned two more plants to zero waste to landfill. Eric is an executive sponsor for two ERGs, PRIDE and Interfaith.
Stacey Grier	100%	Stacey provided significant enterprise leadership for our organizational transformation as well as driving both savings and new ways of working to become more consumer-obsessed, faster and leaner in our growth functions. She led the commercial pillar of our Elevate program, which delivered value ahead of schedule in fiscal year 2023. Stacey contributed to short- and long-term growth with excellent results from personalization, including strong ROI on advertising and superior consumer value overall across the portfolio with sustainable innovation comprising 35% of significant launches for fiscal year 2023 and projected at over 40% for fiscal year 2024 based on the current pipeline, all in the midst of four rounds of cost-justified pricing. Stacey is an executive sponsor for our SHOW (women’s) ERG.
Kirsten Marriner	100%	Kirsten continued to lead our people agenda as well as leading our organizational transformation initiative, which is on track to deliver ongoing annual savings of $75-100 million and began to hit the bottom line in fiscal year 2023. During our digital and organizational transformation, our engagement and inclusion index results have both increased while voluntary turnover has significantly decreased and retention actions have resulted in better retention of key talent. In support of transformation and the desired culture change, core elements of the talent model were updated during the fiscal year. The company continued to deliver on our commitment to fair and equitable pay, resulting in continued achievement of pay equity globally and Kirsten sponsors our CelebrAsia ERG.

Final AIP payouts. The AIP funded at a 179% Company Multiplier, reflecting our achievement on each of the three performance metrics.

NEO	Base Salary	Annual Incentive Target (% of Salary)	Company Multiplier	Individual Multiplier	Final Annual Incentive Plan Payout
Linda Rendle	$1,125,000	155%	179%	100%	$3,121,313
Kevin Jacobsen	$740,000	95%	179%	100%	$1,258,370
Eric Reynolds	$740,000	105%	179%	100%	$1,390,830
Stacey Grier	$675,000	90%	179%	100%	$1,087,425
Kirsten Marriner	$650,000	85%	179%	100%	$988,975

Long-Term Incentives

We provide long-term, equity-based incentive compensation to our NEOs, which aligns Clorox’s performance and executive officer compensation with the interests of our shareholders. These incentive awards also support the achievement of our long-term corporate financial goals. Equity awards are granted under Clorox’s 2005 Stock Incentive Plan.

The MDCC annually reviews the costs of, and potential shareholder dilution attributable to, our long-term incentive program to ensure the overall program is financially efficient and appropriate in context of our compensation peer group. The MDCC also seeks to calibrate the long-term incentive program design to drive performance and deliver awards that are competitive with the compensation peer group. Actual long-term incentive award targets for individual NEOs may vary from the median based on a variety of factors, such as the NEO’s performance over time, individual experience, critical nature of their role, and expected future contributions.

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Name	Target Value
Linda Rendle	$7,000,000
Kevin Jacobsen	$2,200,000
Eric Reynolds	$2,500,000
Stacey Grier	$1,600,000
Kirsten Marriner	$1,500,000

For fiscal year 2023, NEOs received 60% of the value of their total annual long-term incentive award in PSUs, 20% in stock options, and 20% in RSUs. This equity mix balances reinforcement of long-term company performance with retention value and alignment to peers’ weighting of equity types.

Like annual incentive awards, actual long-term incentive award payouts vary from the target based on how Clorox performs against pre-established performance targets (for PSUs) and based on changes in the market price of our common stock (for all equity types).

From time to time, we grant additional time-based RSUs for special purposes for both executive and non-executive officers, such as in connection with a promotion or as a replacement for compensation forfeited at a prior employer by an externally recruited executive. No NEOs received such additional RSUs in fiscal year 2023.

Performance share units. PSUs align the interests of our NEOs with the interests of our shareholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets, as well as changes in Clorox stock price. PSUs pay out after a three-year performance period only if Clorox meets pre-established financial performance goals.

The performance metric for the fiscal year 2023 awards, granted in September 2022, is EP during the performance period of July 2022 through June 2025. This metric directly supports our corporate strategy and long-term financial goals and correlates to stock price performance over the long term.

Solely for purposes of the PSU performance metric, EP is defined as earnings before interest and taxes, adjusted for non-cash restructuring charges, times one minus the tax rate, less capital charge. This internal calculation of EP for the PSU performance metric differs from, and therefore may not reconcile with, the external calculation of EP used in our press releases and SEC filings.

The EP target for the first year of the performance period was set as a base dollar value, with EP growth rate targets set for the second and third years. Performance against target (whether dollar value or growth rate) will be measured for each year, generating three annual payout percentages. The three annual payout percentages will be averaged to determine the final payout percentage for the fiscal year 2023 awards. The payout percentage ranges from 0%, if the threshold EP value or growth target is not achieved, to a maximum of 200% of the target number of shares.

For the fiscal year 2021 awards, granted in September 2020, the performance metric was EP growth during the performance period of July 2020 through June 2023. EP performance was measured relative to an annual growth rate target established at the beginning of the cycle and held constant throughout the three-year period. The MDCC approved payout levels tied to a 4% average annual EP growth target for the three-year performance period from July 2020 through June 2023.

In August 2023, the MDCC certified a final payout for the 2020 PSUs at 86% of target, based on the average of the annual payout percentages for the three fiscal years in the performance period.

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Performance share units	Annual EP Growth			Adjusted(1)
	Threshold (0%)	Target (100%)	Maximum (200%)	Actual EP Growth	Payout
FY21 Economic Profit Growth Rate	-11.0%	4.0%	11.5%	-2.3%	58%
FY22 Economic Profit Growth Rate	-11.0%	4.0%	11.5%	-56.0%	0%
FY23 Economic Profit Growth Rate	-11.0%	4.0%	11.5%	49.1%	200%
Three-Year Average Annual Economic Profit Growth Rate		4.0%			86%
(1)	In accordance with predetermined criteria established by the MDCC at the time initial awards were approved, annual growth rates were adjusted for the impacts of the following Events (as defined in the 2020 PSU award agreements): non-cash impairment charges in the VMS business, acquisition of a majority share in a joint venture in the Kingdom of Saudi Arabia, and our digital transformation and streamlined operating model. For the three-year performance period ended June 30, 2023, the impact of other defined Events (a non-cash charge related to investments and arrangements made with a Professional Products business unit supplier, the net impact of an insurance settlement for hurricanes during fiscal year 2018, and closure of our Dominican Republic business) was too small to affect the final payout.

Stock options. Stock options align the interests of our NEOs with those of our shareholders because the options only have value if the price of Clorox stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period, beginning one year from the date of grant, and expire ten years from the date of grant.

Restricted stock units. RSUs align the interests of our NEOs with those of our shareholders because the value of RSUs increases or decreases as the price of Clorox stock changes. RSUs vest in 25% increments over a four-year period, beginning one year from the date of grant.

Retirement Plans

Our NEOs participate in the same tax-qualified retirement benefit programs available to all other U.S.-based salaried and hourly employees, plus an additional executive-only plan. Our retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

Because the IRC limits the benefit value that may be contributed to and paid from a tax-qualified retirement plan, Clorox also provides our executive officers, including our NEOs, with additional retirement benefits intended to restore amounts that would otherwise be payable under our tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions.

Below are brief descriptions of each of our retirement programs. Each of our NEOs participates in these retirement programs, except the Clorox Company Pension Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan that was frozen effective June 30, 2011. This freeze did not affect benefits previously accrued under the Pension Plan, which remain fully funded.

In fiscal year 2023, we began to transition administration of the Pension Plan to an insurance company specializing in pension fund management. All benefits earned under the Pension Plan will be protected during this change, meaning it will not impact the value of individual plan participants’ benefits. This transition is regulated by the Internal Revenue Service (IRS) through a standard pension plan termination process and typically takes 18 to 24 months.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in June 2011, The Clorox Company 401(k) Plan (the 401(k) Plan) became the primary retirement plan for Clorox. Clorox makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to eligible employees.

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Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of their annual incentive awards. Deferred amounts can be invested in a manner that generally mirrors the funds available in the 401(k) Plan. The NQDC permits Clorox to contribute amounts that exceed the IRC compensation limits in the tax-qualified plan through a 401(k) restoration provision for those employees deferring at required levels in the plan.

Executive Retirement Plan. Only certain senior-level executives participate in the Executive Retirement Plan (ERP). Under the ERP, Clorox makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, and ERP are provided in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation

Clorox has a severance plan (the Severance Plan) that provides our NEOs with post-termination payments if the NEOs’ employment is terminated by Clorox other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

Clorox also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of Clorox, including all NEOs, if their employment with Clorox is involuntarily terminated in connection with a change in control of Clorox. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our shareholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, NEOs are eligible for change in control severance benefits if their employment is terminated in connection with a change in control, either by Clorox without cause or by the NEO for good reason. See the Potential Payments Upon Termination or Change in Control section for additional information.

Perquisites

We provide our NEOs and other executives with limited benefits competitive with our compensation peer group and consistent with our overall executive compensation program: an annual executive physical exam, a health club membership allowance, a car allowance or company car, paid parking at our headquarters, and financial planning services. These perquisites are beneficial to Clorox by enabling our NEOs to proactively manage their health, work more efficiently, and optimize the value received from our compensation and benefits programs.

We also provide security services to our CEO, which are based on an assessment of risk and which we believe are for the Company’s benefit. SEC rules require that certain security costs be reported as perquisites, and the aggregate incremental cost of these services is included in the “All Other Compensation” column of the Summary Compensation Table.

68	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis

The Management Development and Compensation Committee Report

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees Clorox’s executive compensation program and policies. As part of this function, the MDCC discussed, and reviewed with management, the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE as of June 30, 2023

Spencer C. Fleischer, Chair	Amy L. Banse	A.D. David Mackay	Kathryn Tesija	Russell J. Weiner

Compensation Committee Interlocks and Insider Participation

Messrs. Fleischer, Mackay, and Weiner, Dr. Carmona and Mses. Banse and Tesija each served as a member of the MDCC during all or part of fiscal year 2023. None of the members was an officer or employee of Clorox or any of its subsidiaries during fiscal year 2023 or in any prior fiscal year. No executive officer of Clorox served on the Board or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or MDCC during fiscal year 2023.

THE CLOROX COMPANY - 2023 Proxy Statement	69

Compensation Discussion and Analysis Tables

SUMMARY COMPENSATION TABLE – FISCAL YEAR 2023

The following table sets forth the compensation earned, paid, or awarded to our NEOs for the fiscal years ended June 30, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Linda Rendle Chief Executive Officer	2023	1,168,269	—	5,599,719	1,399,981	3,121,313	1,293	359,076	11,649,650
	2022	1,111,538	—	4,919,815	1,229,989	843,750	1,098	428,618	8,534,808
	2021	1,006,250	—	3,999,753	1,000,180	1,526,132	833	366,161	7,899,309
Kevin Jacobsen Executive Vice President and Chief Financial Officer	2023	768,462	—	1,759,750	439,988	1,258,370	6,051	196,330	4,428,950
	2022	729,231	—	1,599,869	399,996	333,000	—	231,809	3,293,904
	2021	654,038	—	1,361,356	340,450	617,400	7,423	277,187	3,257,854
Eric Reynolds Executive Vice President and Chief Operating Officer	2023	768,462	—	1,999,819	499,974	1,390,830	2,869	192,340	4,854,294
	2022	729,231	—	1,839,792	459,998	370,000	1,844	239,785	3,640,651
	2021	700,000	—	1,679,713	420,084	720,300	2,245	286,907	3,809,250

Stacey Grier Executive Vice President and Chief Growth & Strategy Officer	2023	700,962	—	1,279,895	319,989	1,087,425	—	170,061	3,558,332
Kirsten Marriner Executive Vice President and Chief People & Corporate Affairs Officer	2023	675,000	—	1,199,920	299,984	988,975	—	191,513	3,355,392
	2022	643,269	—	1,039,776	259,989	260,000	—	204,913	2,407,947
	2021	587,885	—	959,958	240,048	489,992	—	250,310	2,528,192
(1)	Reflects actual salary earned for fiscal years 2023, 2022, and 2021. In fiscal year 2023, due to Clorox’s payroll calendar, NEOs received 27 biweekly salary payments rather than the usual 26.
(2)	The amounts reflected in these columns are the values determined under FASB ASC Topic 718 for the awards granted in the fiscal years ended June 30, 2023, 2022, and 2021, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection “Stock-Based Compensation”, and in Note 14, Stock-Based Compensation Plans, to the Clorox consolidated financial statements for the three years in the period ended June 30, 2023, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Additional information regarding the stock awards and option awards granted to our NEOs during fiscal year 2023 is set forth in the Grants of Plan-Based Awards table.
(3)	The grant date fair value of the PSU awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the PSU awards would be 200% of the target shares awarded on the grant date. The maximum value of the PSU award for 2023 determined as of the date of grant for each respective NEO is presented in the following table. See the Grants of Plan-Based Awards table for more information about the PSUs granted under the 2005 Stock Incentive Plan.
	Linda Rendle	Kevin Jacobsen	Eric Reynolds	Stacey Grier	Kirsten Marriner
Maximum PSU Value	8,399,720	2,639,767	2,999,799	1,919,984	1,799,879
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Compensation Discussion and Analysis Tables

(4)	Reflects annual incentive awards earned for fiscal years 2023, 2022, and 2021 and paid out in September 2023, September 2022, and September 2021, respectively, under the AIP. Information about the AIP is set forth in the Compensation Discussion and Analysis section of this proxy statement under Annual Incentives.
(5)	The amounts reflect the aggregate change in the present value of accumulated benefits during fiscal years 2023, 2022, and 2021 under the Pension Plan and the cash balance restoration provision of the NQDC. The Pension Plan and the cash balance restoration provision of the NQDC are frozen benefits. Refer to the Pension Benefits table for further information. Each plan amount in fiscal year 2023 is set forth in the following table:
	Linda Rendle	Kevin Jacobsen	Eric Reynolds	Stacey Grier	Kirsten Marriner
The Pension Plan	1,293	3,410	2,529	—	—
Cash Balance Restoration	—	2,641	340	—	—
Total	1,293	6,051	2,869	—	—
(6)	The amounts shown in the All Other Compensation column represent (i) actual company contributions under the 401(k) Plan, (ii) nonqualified contributions under the NQDC and ERP, (iii) contributions to health savings accounts under our medical benefit plan, and (iv) perquisites provided to our NEOs:
	Linda Rendle	Kevin Jacobsen	Eric Reynolds	Stacey Grier	Kirsten Marriner
The Clorox Company 401(k) Plan	30,500	31,775	30,500	30,677	30,890
Nonqualified Deferred Compensation Plan	264,882	130,382	136,250	104,125	106,020
Health Savings Account Contribution	—	1,000	1,000	—	2,000
Company-Paid Perquisites	63,694	33,173	24,590	35,260	52,603
Total	359,076	196,330	192,340	170,061	191,513

The following table sets forth the perquisites provided to our NEOs and the cost to Clorox for providing these perquisites during fiscal year 2023.

	Linda Rendle	Kevin Jacobsen	Eric Reynolds	Stacey Grier	Kirsten Marriner
Executive Automobile Program	19,156	6,754	13,200	13,200	13,200
Basic Financial Planning	17,490	17,490	5,750	16,420	28,913
Paid Parking at Oakland Headquarters	4,200	3,360	4,200	4,200	4,200
Annual Executive Physical	—	4,129	—	—	4,850
Health Club Allowance	1,440	1,440	1,440	1,440	1,440
Personal Security	21,408	—	—	—	—
Total	63,694	33,173	24,590	35,260	52,603
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Compensation Discussion and Analysis Tables

GRANTS OF PLAN-BASED AWARDS – FISCAL YEAR 2023

This table shows grants of plan-based awards to the NEOs during fiscal year 2023.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Linda Rendle
Annual Incentive Plan(1)		—	1,743,750	5,231,250
Performance Share Units(2)	9/21/2022				—	29,723	59,446				4,199,860
Restricted Stock Units(3)	9/21/2022							9,907			1,399,859
Stock Options(4)	9/21/2022								51,928	141.30	1,399,981
Kevin Jacobsen
Annual Incentive Plan(1)		—	703,000	2,109,000
Performance Share Units(2)	9/21/2022				—	9,341	18,682				1,319,883
Restricted Stock Units(3)	9/21/2022							3,113			439,867
Stock Options(4)	9/21/2022								16,320	141.30	439,988
Eric Reynolds
Annual Incentive Plan(1)		—	777,000	2,331,000
Performance Share Units(2)	9/21/2022				—	10,615	21,230				1,499,900
Restricted Stock Units(3)	9/21/2022							3,538			499,919
Stock Options(4)	9/21/2022								18,545	141.30	499,974
Stacey Grier
Annual Incentive Plan(1)		—	607,500	1,822,500
Performance Share Units(2)	9/21/2022				—	6,794	13,588				959,992
Restricted Stock Units(3)	9/21/2022							2,264			319,903
Stock Options(4)	9/21/2022								11,869	141.30	319,989
Kirsten Marriner
Annual Incentive Plan(1)		—	552,500	1,657,500
Performance Share Units(2)	9/21/2022				—	6,369	12,738				899,940
Restricted Stock Units(3)	9/21/2022							2,123			299,980
Stock Options(4)	9/21/2022								11,127	141.30	299,984
(1)	Represents estimated possible payouts of annual incentive awards for fiscal year 2023 under the AIP for each of our NEOs. The AIP is an annual cash incentive opportunity and, therefore, awards are earned in the year of grant. The target amounts represent the potential payout if both company performance, based on financial metrics, and individual performance are at target levels. The maximum amount represents the maximum payout under the AIP using a Company Multiplier of 200% and an Individual Multiplier of 150% for each NEO. See the Summary Compensation Table for the actual payout amounts in fiscal year 2023 under the AIP. See “Annual Incentives” in the Compensation Discussion and Analysis section for additional information about the AIP.
(2)	Represents possible future payouts of Clorox common stock underlying PSUs awarded in fiscal year 2023 to each of our NEOs as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on economic profit growth over a three-year period, with the threshold, target, and maximum awards equal to 0%, 100%, and 200%, respectively, of the number of PSUs granted. If the minimum financial goals are not met at the end of the three-year period, no PSU awards will be paid out under the 2005 Stock Incentive Plan. See Long-Term Incentives in the Compensation Discussion and Analysis section for additional information.
(3)	Represents RSUs awarded to each of our NEOs under the 2005 Stock Incentive Plan. All RSUs vest in equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
(4)	Represents stock options awarded to each of our NEOs under the 2005 Stock Incentive Plan. All stock options vest in equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
72	THE CLOROX COMPANY - 2023 Proxy Statement

Compensation Discussion and Analysis Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2023

The following equity awards granted to our NEOs were outstanding as of the end of fiscal year 2023.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Linda Rendle
Stock Options(2)	12,360	—			111.60	9/15/2025
	14,560	—			123.09	9/13/2026
	20,470	—			135.57	9/12/2027
	19,040	—			151.85	9/18/2028
	6,932	—			154.88	1/7/2029
	37,466	12,489	(3)		155.54	9/17/2029
	16,158	16,158	(4)		212.38	9/22/2030
	13,806	41,418	(5)		163.77	9/21/2031
	—	51,928	(6)		141.30	9/20/2032
Performance Share Units(2)										12,148	(7)	1,931,938
										22,531	(8)	3,583,330
										29,723	(9)	4,727,146
Restricted Stock Units(2)							2,354	(10)	374,380
							5,633	(11)	895,872
							9,907	(12)	1,575,609
Kevin Jacobsen
Stock Options(2)	2,458	—			135.57	9/12/2027
	5,580	—			128.69	4/2/2028
	29,120	—			151.85	9/18/2028
	26,226	8,742	(3)		155.54	9/17/2029
	5,500	5,500	(4)		212.38	9/22/2030
	4,489	13,470	(5)		163.77	9/21/2031
	—	16,320	(6)		141.30	9/20/2032
Performance Share Units(2)										4,135	(7)	657,611
										7,327	(8)	1,165,286
										9,341	(9)	1,485,593
Restricted Stock Units(2)							747	(10)	118,803
							1,768	(11)	281,183
							3,113	(12)	495,092
Eric Reynolds
Stock Options(2)	15,210	—			111.60	9/15/2025
	15,470	—			123.09	9/13/2026
	16,380	—			135.57	9/12/2027
	13,440	—			151.85	9/18/2028
	5,942	—			154.88	1/7/2029
	24,352	8,118	(3)		155.54	9/17/2029
	6,786	6,787	(4)		212.38	9/22/2030
	5,163	15,490	(5)		163.77	9/21/2031
	—	18,545	(6)		141.30	9/20/2032
Performance Share Units(2)										5,102	(7)	811,346
										8,426	(8)	1,340,071
										10,615	(9)	1,688,210
Restricted Stock Units(2)							937	(10)	149,020
							2,032	(11)	323,169
							3,538	(12)	562,684
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Compensation Discussion and Analysis Tables

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stacey Grier
Stock Options(2)	2,930	—			135.57	9/12/2027
	2,150	—			151.85	9/18/2028
	3,961	—			154.88	1/7/2029
	9,366	3,122	(3)		155.54	9/17/2029
	1,939	1,939	(4)		212.38	9/22/2030
	1,795	5,388	(5)		163.77	9/21/2031
	726	2,181	(13)		127.62	3/14/2032
	—	11,869	(6)		141.30	9/20/2032
Performance Share Units(2)										1,458	(7)	231,833
										2,930	(8)	465,987
										1,410	(14)	224,246
										6,794	(9)	1,080,518
Restricted Stock Units(2)							283	(10)	45,008
							732	(11)	116,417
							353	(15)	56,141
							2,264	(12)	360,067
Kirsten Marriner
Stock Options(2)	6,143	—			135.57	9/12/2027
	19,040	—			151.85	9/18/2028
	17,796	5,932	(3)		155.54	9/17/2029
	3,878	3,878	(4)		212.38	9/22/2030
	2,918	8,755	(5)		163.77	9/21/2031
	—	11,127	(6)		141.30	9/20/2032
Performance Share Units(2)										2,915	(7)	463,665
										4,762	(8)	757,348
										6,369	(9)	1,012,926
Restricted Stock Units(2)							565	(10)	89,858
							1,191	(11)	189,417
							2,123	(12)	337,642
(1)	Represents the unvested “target” number of PSUs under the 2005 Stock Incentive Plan multiplied by the closing price of our common stock on June 30, 2023, except as noted below in footnote (7). The ultimate value will depend on whether performance criteria are met and the value of our common stock on the actual vesting date.
(2)	Awards were granted under the 2005 Stock Incentive Plan.
(3)	Represents the unvested portion of stock options granted on September 17, 2019, which vest in four equal installments on September 17, 2020 and 2021, and September 13, 2022 and 2023.
(4)	Represents the unvested portion of stock options granted on September 22, 2020, which vest in four equal installments on September 22, 2021 and September 13, 2022, 2023, and 2024.
(5)	Represents the unvested portion of stock options granted on September 21, 2021, which vest in four equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
(6)	Represents the unvested portion of stock options granted on September 20, 2022, which vest in four equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
(7)	Represents the actual number of PSUs that were paid out under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2021 through 2023). Performance is based on achievement of economic profit growth goals. After completion of fiscal year 2023, the MDCC determined whether the performance measures had been achieved and based on the results, on August 10, 2023, the MDCC approved the payout of this award at 86% of target.
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Compensation Discussion and Analysis Tables

(8)	Represents the “target” number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2022 through 2024). Performance is based on achievement of economic profit growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2024.
(9)	Represents the “target” number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards have a three-year performance period (fiscal years 2023 through 2025). Performance is based on achievement of economic profit growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2025.
(10)	Represents unvested portion of RSUs granted on September 22, 2020, which vest in four equal installments on September 22, 2021 and September 13, 2022, 2023, and 2024.
(11)	Represents unvested portion of RSUs granted on September 21, 2021, which vest in four equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
(12)	Represents unvested portion of RSUs granted on September 20, 2022, which vest in four equal installments on October 5th following the first, second, third, and fourth anniversaries of the grant date.
(13)	Represents unvested one-time off-cycle stock option award granted to Ms. Grier when she was promoted to Executive Vice President and Chief Growth & Strategy Officer, effective March 21, 2022. These options vest in four equal installments beginning one year from the March 21, 2022 grant date.
(14)	Represents unvested one-time off-cycle PSU award granted to Ms. Grier when she was promoted to Executive Vice President and Chief Growth & Strategy Officer, effective March 21, 2022. These PSUs vest at the end of a three-year performance period (fiscal years 2022 through 2024). Performance is based on achievement of economic profit growth goals. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2024.
(15)	Represents unvested one-time off-cycle RSU award granted to Ms. Grier when she was promoted to Executive Vice President and Chief Growth & Strategy Officer, effective March 21, 2022. These RSUs vest in four equal installments beginning one year from the March 21, 2022 grant date.
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Compensation Discussion and Analysis Tables

OPTION EXERCISES AND STOCK VESTED – FISCAL YEAR 2023

This table shows stock options exercised and stock vested for the NEOs during fiscal year 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)
Linda Rendle	10,785	734,689	9,449	(5)	1,430,798
Kevin Jacobsen	—	—	5,499	(6)	850,309
Eric Reynolds	—	—	5,391	(7)	828,938
Stacey Grier	—	—	2,203		315,305
Kirsten Marriner	—	—	3,681		525,017
(1)	The number of shares represents the exercise of nonqualified stock options granted in previous years under Clorox’s 2005 Stock Incentive Plan.
(2)	The dollar value realized reflects the difference between the market price of Clorox common stock upon exercise and the stock option exercise price.
(3)	The number of shares represents the vesting of RSUs, PSUs, and dividend equivalent units granted through participation in Clorox’s 2005 Stock Incentive Plan.
(4)	The dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on the vesting date. For deferred shares, the dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on June 30, 2023.
(5)	6,254 of these shares have been deferred and will be distributed over five annual installments starting five years after the vesting date.
(6)	4,378 of these shares have been deferred and will be distributed over five annual installments immediately after separation (subject to any required delay in payment due to IRC Section 409a).
(7)	4,065 of these shares have been deferred and will be distributed over five annual installments starting five years after the vesting date.
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Compensation Discussion and Analysis Tables

PENSION BENEFITS – FISCAL YEAR 2023

Name(1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Linda Rendle	The Clorox Company Pension Plan(3)	20	55,826	—
Kevin Jacobsen	The Clorox Company Pension Plan(3)	27	147,317	—
	Cash Balance Restoration(4)	27	50,975	—
Eric Reynolds	The Clorox Company Pension Plan(3)	24	109,260	—
	Cash Balance Restoration(4)	24	2,625	—
Stacey Grier	The Clorox Company Pension Plan(3)	—	—	—
Kirsten Marriner	The Clorox Company Pension Plan(3)	—	—	—
(1)	Only Messrs. Jacobsen and Reynolds participate in the cash balance restoration provision of the NQDC. Mses. Grier and Marriner do not participate in any of the pension plans.
(2)	Number of years of credited service is rounded down to the nearest whole number.
(3)	The Pension Plan was frozen effective June 30, 2011. Participants keep their accumulated pay credits and receive only quarterly interest credits after that date.
(4)	The cash balance restoration provision in the NQDC was eliminated effective June 30, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after June 30, 2011.

Overview of Pension Benefits

Pension benefits may be paid to the NEOs under the Pension Plan or the cash balance restoration provision of the NQDC. Effective June 30, 2011, the Pension Plan and the cash balance restoration provision under the NQDC were frozen.

In fiscal year 2023, we began to transition administration of the Pension Plan to an insurance company specializing in pension fund management. All benefits earned under the Pension Plan will be protected during this change, meaning it will not impact the value of individual plan participants’ benefits. This transition is regulated by the IRS through a standard pension plan termination process and typically takes 18 to 24 months.

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Compensation Discussion and Analysis Tables

NONQUALIFIED DEFERRED COMPENSATION – FISCAL YEAR 2023

The following table provides information regarding the accounts of the NEOs under the NQDC and ERP in fiscal year 2023.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Linda Rendle	78,750	264,882	280,813	2,199,820
Kevin Jacobsen	85,669	130,382	325,869	3,130,846
Eric Reynolds	103,031	136,250	194,693	1,572,505
Stacey Grier	138,955	104,125	103,525	821,461
Kirsten Marriner	26,000	106,020	153,575	1,089,339
(1)	Amounts represent the annual base salary and incentive award that each executive deferred during fiscal year 2023. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.
(2)	Represents that portion of the 401(k) Plan company match and annual contribution of up to 10% of eligible compensation that is in excess of IRC compensation limits, pursuant to the 401(k) restoration provision of the NQDC and Clorox’s contribution under the ERP. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption “Nonqualified Deferred Compensation Plan” in footnote (6) to the Summary Compensation Table.
(3)	Earnings are based on an array of investment options that generally mirror the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC and any deferred base salary and annual incentive awards as of the end of fiscal year 2023.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:
Fiscal Year	Linda Rendle	Kevin Jacobsen	Eric Reynolds	Stacey Grier	Kirsten Marriner
2023	343,632	216,051	239,281	243,080	132,020
2022	468,714	814,687	376,651		176,628
2021	394,957	518,257	287,062		230,049

Overview of Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plan

Under the NQDC, participants may voluntarily defer the receipt of up to 50% of their base salary and up to 100% of their annual incentive award. In addition, the NQDC offers a 401(k) restoration provision for those who defer at a required level. All Clorox 401(k) contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC limits. Contributions on eligible compensation that exceed the IRC limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates that generally mirror the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as the 401(k) Plan. The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of Clorox.

Executive Retirement Plan

Our executive officers are eligible for participation in the ERP. The ERP provides that Clorox will make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive payment into the ERP.

Clorox contributions vest over a three-year period and individuals are considered retirement-eligible under the ERP upon attainment of age 62 with 10 years of service with Clorox. ERP participants may elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL – FISCAL YEAR 2023

The following table reflects the estimated amount of compensation payable to each of our NEOs upon termination of the NEO’s employment under various scenarios. The amounts exclude earned amounts such as vested or accrued benefits.

The amounts shown are calculated using an assumed termination date of the last business day of fiscal year 2023 (June 30, 2023) and the closing price of our common stock on that date ($159.04). Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the NEO would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees. Amounts reflected for change in control assume that each NEO is involuntarily terminated by Clorox without cause or voluntarily terminates for good reason within two years after a change in control.

Name and Benefits	Involuntary Termination Without Cause ($)		Involuntary Termination After Change In Control ($)		Resignation or Retirement ($)		Disability or Death ($)
Linda Rendle
Cash Payment	6,609,375	(1)	10,350,000	(2)	—	(3)	—	(4)
Stock Options	6,221,095	(5)	6,221,095	(6)	6,221,095	(5)	6,221,095	(7)
Restricted Stock Units	2,956,995	(8)	2,956,995	(9)	2,956,995	(8)	2,956,995	(9)
Performance Share Units	6,548,531	(10)	11,026,136	(11)	6,548,531	(10)	11,026,136	(12)
Health & Welfare Benefits	31,848	(13)	47,771	(14)	—		—
Financial Planning	—		17,490	(15)	—		—
Total Estimated Value	22,367,844		30,619,488		15,726,622		20,204,227
Kevin Jacobsen
Cash Payment	2,183,000	(16)	3,589,000	(17)	—	(3)	—	(4)
Stock Options	2,638,921	(5)	2,638,921	(6)	2,638,921	(5)	2,638,921	(7)
Restricted Stock Units	930,074	(8)	930,074	(9)	930,074	(8)	930,074	(9)
Performance Share Units	2,148,809	(10)	3,569,705	(11)	2,148,809	(10)	3,569,705	(12)
Health & Welfare Benefits	31,795	(13)	31,795	(14)	—		—
Financial Planning	—		17,490	(15)	—		—
Total Estimated Value	7,932,599		10,776,985		5,717,805		7,138,700
Eric Reynolds
Cash Payment	2,257,000	(16)	3,811,000	(17)	—	(3)	—	(4)
Stock Options	3,924,575	(5)	3,924,575	(6)	3,924,575	(5)	3,924,575	(7)
Restricted Stock Units	1,075,951	(8)	1,075,951	(9)	1,075,951	(8)	1,075,951	(9)
Performance Share Units	2,533,407	(10)	4,153,653	(11)	2,533,407	(10)	4,153,653	(12)
Health & Welfare Benefits	11,436	(13)	11,436	(14)	—		—
Financial Planning	—		16,500	(15)	—		—
Total Estimated Value	9,802,369		12,993,115		7,533,933		9,154,179
Stacey Grier
Cash Payment	1,805,625	(16)	3,172,500	(17)	—	(3)	—	(4)
Stock Options	1,110,592	(5)	1,110,592	(6)	1,110,592	(5)	1,110,592	(7)
Restricted Stock Units	616,613	(8)	616,613	(9)	616,613	(8)	616,613	(9)
Performance Share Units	1,140,972	(10)	1,140,972	(11)	1,140,972	(10)	1,140,972	(12)
Health & Welfare Benefits	22,396	(13)	22,396	(14)	—		—
Financial Planning	—		17,490	(15)	—		—
Total Estimated Value	4,696,198		6,080,563		2,868,177		2,868,177
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Name and Benefits	Involuntary Termination Without Cause ($)		Involuntary Termination After Change In Control ($)		Resignation or Retirement ($)		Disability or Death ($)
Kirsten Marriner
Cash Payment	1,714,375	(16)	2,957,500	(17)	—	(3)	—	(4)
Stock Options	343,360	(5)	561,515	(6)	343,360	(5)	1,135,051	(7)
Restricted Stock Units	—		641,368	(9)	—		641,368	(9)
Performance Share Units	—		2,414,034	(11)	—		2,414,034	(12)
Health & Welfare Benefits	31,795	(13)	31,795	(14)	—		—
Financial Planning	—		16,500	(15)	—		—
Total Estimated Value	2,089,530		6,622,711		343,360		4,190,452
(1)	This amount reflects two times Ms. Rendle’s current base salary plus two times 75% of her target AIP award. In addition, the amount includes 100% of her current year target AIP award. Since the assumed termination date for purposes of this table is June 30, 2023, the amount of the current year target AIP award in this table is not prorated.
(2)	This amount reflects three times Ms. Rendle’s current base salary plus three times her target AIP award. In addition, the amount includes 100% of her current year target AIP award, subject to the excise tax cut back provision in the CIC Plan. Since the assumed termination date for purposes of this table is June 30, 2023, the amount of the current year target AIP award in this table is not prorated.
(3)	Ms. Rendle and Messrs. Jacobsen and Reynolds are eligible for retirement, including a pro rata AIP award upon retirement. Mses. Grier and Marriner are not eligible for retirement, nor for a pro rata annual incentive award upon retirement. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is June 30, 2023, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(4)	NEOs whose termination is the result of disability or death are eligible to receive a pro rata AIP award through the date of termination. However, all AIP-eligible employees active as of June 30 are eligible to receive an annual incentive award for the full fiscal year. Since the assumed termination date for purposes of this table is June 30, 2023, all employees would be eligible for a full AIP award, regardless of retirement eligibility.
(5)	For Mses. Rendle and Grier and Messrs. Jacobsen and Reynolds, who are retirement-eligible under the terms of their equity awards, this amount represents the expected value of accelerated vesting of all outstanding stock options and assumes a five-year expected life or the remaining original term, whichever is shorter. For Ms. Marriner, this amount represents the intrinsic value of vested stock options at termination, based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination, calculated as the difference between the June 30, 2023 closing Clorox common stock price of $159.04 and the exercise price for each option.
(6)	For Mses. Rendle and Grier and Messrs. Jacobsen and Reynolds, who are retirement-eligible under the terms of their equity awards, this amount represents the expected value of accelerated vesting of all outstanding stock options and assumes a five-year expected life or the remaining original term, whichever is shorter. For Ms. Marriner, this amount represents the intrinsic value of accelerated vesting of all outstanding stock options, based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination, calculated as the difference between the June 30, 2023 closing Clorox common stock price of $159.04 and the exercise price for each option.
(7)	For Mses. Rendle and Grier and Messrs. Jacobsen and Reynolds, who are retirement-eligible under the terms of their equity awards, this amount represents the expected value of accelerated vesting of all outstanding stock options upon the NEO’s termination of employment due to disability or death and assumes a five-year expected life or the remaining original term, whichever is shorter. For Ms. Marriner, this amount represents the expected value of accelerated vesting of all outstanding stock options, based on the provision that non-retirement eligible executives exercise stock options within one year of death or disability, calculated as the difference between the June 30, 2023 closing Clorox common stock price of $159.04 and the exercise price for each option.
(8)	Mses. Rendle and Grier and Messrs. Jacobsen and Reynolds are retirement-eligible under the terms of their equity awards and all unvested RSUs held longer than six months will continue to vest after termination. This amount represents the expected value of the continued vesting of such RSUs.
(9)	This amount represents the value of accelerated vesting of RSUs upon change in control, disability, or death.
(10)	Mses. Rendle and Grier and Messrs. Jacobsen and Reynolds are eligible for retirement under the terms of their equity awards and are entitled to receive a pro rata portion of all PSUs for the September 2020, 2021, and 2022 awards. This value represents full vesting of eligible shares from the September 2020 award, since they would have completed the entire performance period as of the assumed termination date of June 30, 2023, and pro rata vesting of the eligible shares from the September 2021 and 2022 awards, assuming a target payout and valued at the closing price of Clorox common stock on June 30, 2023 of $159.04. The actual payout of the shares will not be determined until the end of the performance period. NEOs who are not retirement-eligible forfeit shares upon termination under these scenarios.
(11)	PSUs will vest based on actual performance through the date of the change in control. This amount assumes a prorated target payout and is valued at the closing price of Clorox common stock on June 30, 2023 of $159.04.
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(12)	This amount represents the value of accelerated vesting of PSUs upon death or disability, assuming a target payout and valued at the closing price of Clorox common stock on June 30, 2023 of $159.04. Upon termination for death or disability, the entire PSU award will vest immediately. The actual payout will be determined after the end of the performance period, based on actual performance.
(13)	This amount represents the estimated cost to Clorox of providing welfare benefits, including medical, dental, and vision, for the two-year period following termination.
(14)	This amount represents the estimated cost to Clorox of providing welfare benefits, including medical, dental, and vision, for the two-year period (three-year period for Ms. Rendle) following a qualifying termination after a change in control.
(15)	This amount represents the cost of providing financial planning for the year of termination. Value reflects vendor fee or reimbursement limit, based on which benefit each NEO chose for fiscal year 2023.
(16)	This amount reflects two times the NEO’s current base salary. In addition, for Ms. Rendle and Messrs. Jacobsen and Reynolds, who are eligible for retirement, this amount includes 100% of their current year target AIP award, prorated to the date of termination. For Mses. Grier and Marriner, this amount includes 75% of their current year’s target AIP award, prorated to the date of termination.
(17)	This amount represents two times the NEO’s current base salary, plus two times the target AIP award, subject to the excise tax cut back provision in the CIC Plan. For Ms. Rendle and Messrs. Jacobsen and Reynolds, who are eligible for retirement, this amount also includes 100% of their current year target AIP award, prorated to the date of termination. For Mses. Grier and Marriner, this amount includes the target AIP award, prorated to the date of termination.

Potential Payments Upon Termination

Severance Plan

Under the terms of the Severance Plan, our NEOs are eligible to receive benefits if their employment is terminated by Clorox without cause, other than in connection with a change in control. No benefits are payable under the terms of the Severance Plan if Clorox terminates the employment of the NEO for cause or if the NEO voluntarily resigns.

Regardless of the nature of any NEO’s termination, NEOs retain amounts earned over the course of their employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about amounts previously earned, see the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End, Option Exercises and Stock Vested, Pension Benefits, and Nonqualified Deferred Compensation tables.

Under the Severance Plan, each NEO agrees to return and not to use or disclose proprietary information of Clorox and, for two years following any such termination, the NEO is prohibited from soliciting for employment any employee of Clorox.

Termination benefits under the Severance Plan for our NEOs are as follows:

Involuntary Termination Without Cause. If Clorox terminates the employment of a NEO other than the CEO without cause, the Severance Plan entitles the NEO to receive a lump-sum severance payment after termination equal to two times the NEO’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times the CEO’s target annual short-term incentive for that fiscal year, multiplied by 75%.

Under the Severance Plan, NEOs other than the CEO are also entitled to an amount equal to 75% of their AIP awards for the fiscal year in which they are terminated, prorated to the date of termination. The CEO is entitled to an amount equal to 100% of her AIP award for the fiscal year in which she was terminated, prorated to her date of termination. In each case, the AIP award calculation uses the actual Company Multiplier for the fiscal year in which the executive is terminated and is paid after the end of the fiscal year at the same time AIP awards are paid to active employees.

NEOs who are retirement-eligible under the terms of the AIP are eligible for either the treatment under the Severance Plan (75% for NEOs or 100% for the CEO) or retirement treatment (an Individual Multiplier determined at the discretion of Clorox) for purposes of the AIP award payout. The MDCC decides which treatment to apply; in either case, the AIP award payout would remain prorated to the date of termination.

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The Severance Plan provides NEOs with a lump-sum cash payment in lieu of continued participation in our medical, vision, and dental insurance programs. The cash payment represents the value of the monthly employer contribution toward those benefits in which the NEO was enrolled at termination, times 24 months. In addition, NEOs will be eligible to participate in any combination of our medical, vision, and dental plans offered to former employees who retire at age 55 or older having completed at least 10 years of service, on the same terms as such other former employees. Where applicable, this coverage continues until the NEO turns age 65. Thereafter, the NEO may participate in our general retiree health plan as it may exist in the future, if otherwise eligible. If the NEO will be age 55 or older and will have completed at least 10 years of service at the end of, and including, the two-year period following termination, the NEO will be deemed to be age 55 and to have 10 years of service under any pre-65 retiree health plan.

Under Clorox’s policy applicable to all employees, a NEO who is at least age 55 with 10 years of service or who has 20 years of service regardless of age on the date of termination is eligible to receive retirement-related benefits as described in the Termination Due to Retirement section below.

Severance-related benefits are provided only if the NEO executes a general release prepared by Clorox.

Termination Due to Retirement. Under Clorox’s policies applicable to all employees, upon retirement, NEOs are eligible for benefits under the AIP, LTI, ERP, 401(k), and other applicable Clorox benefit plans, including our retiree health plan as it may exist in the future, if otherwise eligible based on the provisions of the respective plans.

A NEO who, on the date of termination, is at least age 55 with 10 years of service, has 20 years of service regardless of age, or is at least age 65 regardless of service is eligible to receive a pro rata portion of the AIP award for the fiscal year in which retirement occurs.

A NEO who is at least age 55 with 10 years of service or who has 20 years of service regardless of age on the date of termination is eligible to receive retirement-related treatment of unvested LTI awards:

•	RSUs and stock options held for at least six months will continue to vest in accordance with the original vesting schedule. Vested stock options will remain exercisable for five years following the NEO’s retirement or until the expiration date, whichever is earlier.
•	PSUs will be paid out on a pro rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination Due to Disability or Death. If a NEO begins to receive benefits under our long-term disability plan, Clorox may terminate the NEO’s employment at any time, in which case the NEO will receive a pro rata portion of the AIP award and a pro rata portion of the NEO’s 6% annual contribution to the 401(k) plan for the fiscal year of termination. Stock options and RSUs will vest in full, and all vested options will remain exercisable for one year following the NEO’s disability or until the expiration date, whichever is earlier. All PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Under Clorox’s policy applicable to all employees, if a NEO’s employment is terminated due to death, the NEO’s beneficiary or estate is entitled to (i) a pro rata portion of the NEO’s actual AIP award for the fiscal year of death, (ii) a pro rata portion of the NEO’s 6% annual contribution to the 401(k) plan for the fiscal year of death, and (iii) benefits pursuant to our life insurance plan. Stock options and RSUs will vest in full, and all vested options will remain exercisable for one year following the NEO’s death or until the expiration date, whichever is earlier. All PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Misconduct. Clorox may terminate a NEO’s employment for misconduct at any time without notice. Upon the NEO’s termination for misconduct, the NEO is not entitled to any AIP award for the fiscal year in which their termination for misconduct occurs. “Misconduct” under the Severance Plan means any act or omission of the NEO through which the NEO: (i) willfully neglects significant duties he or she is required to perform or willfully violates a material Clorox policy, and, after being warned in

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writing, continues to neglect such duties or continues to violate the specified Clorox policy; (ii) commits a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (iii) acts (or omits to act) with gross negligence in the course of employment; (iv) fails to obey a lawful direction of the Board or, for NEOs other than the CEO, a corporate officer to whom he or she reports, directly or indirectly; or (v) acts in any other manner inconsistent with Clorox’s best interests and values.

All unvested and outstanding stock options, RSUs, and PSUs are forfeited upon termination for misconduct. In addition, any retirement-related benefits a NEO would normally receive related to long-term incentive awards are forfeited upon termination for misconduct.

Voluntary Termination. A NEO may resign from employment at any time. Upon a NEO’s voluntary resignation, other than when such NEO is eligible for retirement as described above, the NEO is not entitled to any AIP award for the fiscal year of termination. All unvested stock options, RSUs, and PSUs are forfeited upon voluntary termination. Previously vested stock options will remain exercisable for 90 days after resignation or until the expiration date, whichever is earlier.

Potential Payments Upon Change in Control

Executive Change in Control Severance Plan

Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason as defined under the CIC Plan during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump-sum severance payment equal to two times—or, in the case of the CEO, three times—the sum of (a) the executive’s base salary and (b) average AIP award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefit the NEO would have been entitled to receive if their employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) a payment equal to the cost of applicable healthcare benefits for a maximum of two—or, in the case of the CEO, three—years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding equity awards granted prior to the change in control, and (vi) an amount equal to the average AIP award for the three completed fiscal years preceding termination, prorated for the number of days employed in the fiscal year during which termination occurred.

In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply, unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply. The CIC Plan permits the MDCC to make changes to the CIC Plan adverse to covered executives with 12 months’ advance notice. If a change in control of Clorox occurs during that 12-month period, then such changes would not become effective. Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation and non-diversion of business provision during the term of their employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to Clorox. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent in any material respects with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (ii) any failure to substantially comply with, or any reduction by Clorox in, any of

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the material provisions of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, including any material reduction in base salary, cash incentive compensation target opportunity, equity compensation opportunity in the aggregate, or employee benefits or perquisites in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 35 miles, (iv) termination of employment by Clorox other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

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Fiscal Year 2023 PEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are required to disclose the ratio of the annual total compensation of our Principal Executive Officer (PEO) to the annual total compensation of our median compensated employee. We calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table in this proxy statement.

•	Total compensation for our median compensated employee was $72,682.
•	Our PEO to median compensated employee pay ratio is 160:1.

The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules.

We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median compensated employee used in fiscal year 2022, that would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are using the same median employee to calculate our fiscal year 2023 PEO pay ratio.

To identify our median compensated employee for purposes of this disclosure, we first determined the pool of all individuals employed by us, other than the PEO, on June 30, 2022. Subsequently, we reviewed the total cash compensation earned by each such individual during fiscal year 2022. All employees (full-time, part-time, and temporary) other than the PEO were included in this analysis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation and no exclusions were used during this process. Finally, we selected our median compensated employee from that pool in accordance with the SEC rules as explained in our proxy statement for fiscal year 2022.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Fiscal Year 2023 Pay Versus Performance

Under rules adopted by the SEC under the Dodd-Frank Act (the pay versus performance or PVP rules), we are providing the following information about the relationship between the SEC’s specified definition of pay, referred to as Compensation Actually Paid (CAP), and certain performance measures as defined by the SEC.

The MDCC does not use CAP as the basis for making compensation decisions, nor does it use the performance measures prescribed by the SEC to assess performance under Clorox’s short-term or long-term incentive plans. The dollar amounts for “compensation actually paid” in the Pay Versus Performance Table below do not reflect the actual amount of compensation earned, realized, or received by the PEO or any individual NEO during the applicable fiscal years. A significant portion of the value reflected in the table remains subject to forfeiture if underlying vesting conditions for equity awards are not achieved. For information regarding the decisions made by the MDCC regarding executives’ compensation for each fiscal year, see the Compensation Discussion and Analysis section in this proxy statement and the tables and narrative explanations reporting compensation for the fiscal years covered in the table.

Refer to the Executive Compensation Philosophy and Fiscal Year 2023 Compensation of Our Named Executive Officers sections of the CD&A for additional details on how we align pay with performance.

The information in this Pay Versus Performance section shall not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

Most Important Financial Performance Measures Linking Pay and Performance During FY23

In accordance with the PVP rules, we have listed below the most important financial measures we used to link pay to performance for fiscal year 2023.

Measure	Where Used
Economic Profit measures our ability to generate value through business operations.	Long-Term Incentive Plan (indirect)
Growth in Economic Profit measures our ability to generate value over time.	Long-Term Incentive Plan (direct)
Net Customer Sales measures our ability to generate revenue from core operations.	Annual Incentive Plan
Net Earnings Attributable to Clorox measures our ability to generate sustainable profits from our operations, distribute dividends, reinvest in the business, and pursue growth opportunities.	Annual Incentive Plan
Gross Margin measures our operational efficiency and our ability to manage production cost.	Annual Incentive Plan

Individual Performance Considerations

While our performance relative to these measures determines our AIP funding and PSU payouts under our long-term incentive plan, the MDCC also considers other factors when determining compensation for our NEOs, such as job responsibilities, tenure, experience, external market positioning, performance over time, and retention risk.

The MDCC completes a rigorous performance assessment for each NEO and holistically considers strategic, operational, and financial achievements during the year—including achievements toward ESG goals—when making individual pay decisions. See the Annual Incentives section of the CD&A for additional details on the individual performance considerations the MDCC used to determine fiscal year 2023 compensation.

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Compensation Discussion and Analysis Tables

Pay Versus Performance Table – Fiscal Year 2023

Year(1,2)	Summary Compensation Table Total for PEO (Rendle)	Compensation Actually Paid(3) to PEO (Rendle)	Summary Compensation Table Total for PEO (Dorer)	Compensation Actually Paid(3) to PEO (Dorer)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid(3) to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income ($M)	Economic Profit(6) ($M)
FY23	11,649,650	19,409,637	—	—	4,049,242	5,532,135	78.61	125.81	161	397
FY22	8,534,808	7,087,568	—	—	3,199,457	2,503,718	67.49	118.44	471	282
FY21	7,899,309	4,551,818	3,366,210	-1,467,203	3,354,685	1,964,538	83.75	112.34	719	672

(1)	Ms. Rendle was PEO for the entirety of fiscal years 2023 and 2022. Ms. Rendle succeeded Mr. Dorer as PEO on September 14, 2020; each was a PEO for part of fiscal year 2021.
(2)	Non-PEO NEOs were Messrs. Jacobsen and Reynolds and Mses. Grier and Marriner for fiscal year 2023; Messrs. Jacobsen and Reynolds and Mses. Marriner and Rebecca Dunphey for fiscal year 2022; and Messrs. Jacobsen, Reynolds, and Tony Matta and Ms. Marriner for fiscal year 2021.
(3)	See following table for additional details about the calculation of the CAP value.
(4)	Total Shareholder Return (TSR) assumes an initial $100 investment in Clorox stock beginning on June 30, 2020. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation S-K, as modified by the PVP rules.
(5)	The peer group represents a composite index composed of the Standard & Poor’s Household Products Index and the Standard & Poor’s Housewares & Specialties Index, which is used by Clorox for purposes of compliance with Item 201(e) of Regulation S-K. Peer group TSR is calculated in accordance with Item 201(e) of Regulation S-K, as modified by the PVP rules.
(6)	The SEC requires disclosure of a company-selected measure, representing the most important financial measure linking CAP for the current fiscal year to company performance. The company-selected measure for fiscal year 2023 is Economic Profit, a non-GAAP financial measure. Refer to pg A-79 of Appendix A for a reconciliation to the most directly comparable GAAP financial measure.

The following table provides additional information on how CAP for each reporting year was determined, starting with Summary Compensation Table (SCT) total compensation and applying each of the required adjustments in accordance with PVP rules.

	SCT Total Compensation	Value of Pension Benefits from SCT	Value of Equity from SCT	Value of Pension Benefits per CAP Definition(1)	Fair Value of Equity Granted During the Fiscal Year	Fair Value of Equity Forfeited During the Fiscal Year	Change in Fair Value of Unvested Equity(2)	Change in Fair Value of Equity Vested During the Fiscal Year(2)	Value of Dividends Accrued or Paid on Stock Awards(3)	CAP
PEO (Rendle)
FY23	11,649,650	-1,293	-6,999,700	—	13,043,389	—	1,264,886	-39,637	492,341	19,409,637
FY22	8,534,808	-1,098	-6,149,804	-6,321	6,410,785	—	-1,526,595	-395,494	221,287	7,087,568
FY21	7,899,309	-833	-4,999,933	—	3,447,150	—	-1,746,565	-176,841	129,531	4,551,818
PEO (Dorer)
FY21	3,366,210	—	-499,943	—	423,508	-2,444,751	141,924	-5,150,182	251,279	-1,467,203
Average of Non-PEO NEOs
FY23	4,049,242	-2,230	-1,949,830	—	2,934,644	—	365,472	-3,378	138,215	5,532,135
FY22	3,199,457	-461	-2,024,840	-11,336	2,117,397	—	-600,710	-235,939	60,151	2,503,718
FY21	3,354,685	-2,417	-1,875,338	—	1,358,936	—	-889,755	-42,468	60,895	1,964,538

(1)	Over the last three fiscal years, service cost has been zero and there has been only one prior service credit for The Clorox Company Pension Plan. The prior service credit represents the decrease in the benefit obligation measured as of June 30, 2022 relating to the change in the plan’s cash balance interest crediting rate and annuity conversion following the plan’s termination effective September 30, 2022.
(2)	The change in fair values for unvested stock and option awards were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. The fair values of RSUs were determined based on the closing price of Clorox common stock on the measurement dates. Prior to the final measurement date, the fair values of unvested PSUs were determined based on the probable outcome of performance-based vesting
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Compensation Discussion and Analysis Tables

conditions and the closing price of Clorox common stock on each measurement date. On the final measurement date, the fair value of PSUs was determined based on the approved payout factor and the closing price of Clorox common stock on that date. The fair values of stock options were determined using a Black-Scholes option pricing model with corresponding assumptions (risk-free interest rate, dividend yield, expected volatility factor, and expected option life) as of the measurement dates.

(3)	These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock awards during the applicable fiscal year, or prior to the vesting date for awards vested during the fiscal year, not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the applicable fiscal year.

Relationship Between CAP and TSR

The charts below reflect the relationship between the PEO and Average NEO CAP, Clorox TSR, and TSR for our peer group. We do not use TSR as a metric in our incentive plans. However, our PSU metric—growth in EP during a three-year performance period—is a key driver of changes in shareholder value and a principal determinant of TSR.

Relationship Between CAP and Net Income (GAAP)

The charts below reflect the relationship between the PEO and Average NEO CAP and Clorox’s GAAP net income. We do not use net income as a metric in our incentive plans.

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Compensation Discussion and Analysis Tables

Relationship Between CAP and Economic Profit (our Company-Selected Measure)

The charts below reflect the relationship between the PEO and Average NEO CAP and EP. We consider EP to be the most important financial measure linking pay to performance in fiscal year 2023 because awards under our long-term incentive plan are the largest component of NEO compensation, PSUs make up 60% of long-term incentive plan awards, and EP is the basis of our PSU measure (growth in EP). EP is a measure we commonly evaluate and communicate as a key indication of our business performance and is substantially correlated with our stock price performance, and therefore to CAP. Unlike our PSU measure, EP is a single-year measure, meeting the SEC’s rules for the PVP table.

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Equity Compensation Plan Information

The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2023.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non-qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	5,115	$147	3,616
Equity compensation plans not approved by security holders	—	—	—
Total	5,115	$147	3,616

Column [a] includes the following outstanding equity-based awards (in thousands):

•	4,075 stock options
•	544 restricted stock awards
•	368 performance shares and deferred shares
•	128 deferred stock units for non-employee directors
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Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

In accordance with SEC rules, this proposal gives our shareholders the opportunity to indicate how frequently (every year, every two years, or every three years) they want to vote on an advisory basis to approve the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the one in Proposal 2 above, which are commonly referred to as “say-on-pay” votes. Shareholders last voted on the frequency of say-on-pay votes at the 2017 Annual Meeting of Shareholders, at which time shareholders overwhelmingly voted for an annual say-on-pay vote.

By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote to approve NEOs compensation once every one, two, or three years. Alternatively, you may abstain from voting.

Board’s Recommendation

The Board recommends a vote for the option of ONE YEAR for the frequency of future advisory votes to approve executive compensation. The Board continues to believe that shareholders should vote on NEOs compensation every year so that they may provide the Company with their direct input annually. Setting a one-year period for holding this advisory shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy, policies, and practices. In addition, an annual advisory vote to approve executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its shareholders on corporate governance matters and its executive compensation program.

Accordingly, the Board recommends a vote for the option of ONE YEAR as the frequency with which shareholders are provided a say-on-pay vote.

Vote Required

While the Board is making a recommendation with respect to this proposal, shareholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the above recommendation.

The option of one, two, or three years that receives the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting by the shareholders will be the frequency for say-on-pay votes that has been selected by the shareholders. In the event that no option receives a majority of the votes, the Board will consider the option that receives the most votes cast to be the option selected by the shareholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to hold a say-on-pay vote more or less frequently than the option selected by the shareholders.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy for the option of ONE YEAR unless you include instructions to the contrary.

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Audit Committee Matters
Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint, retain, compensate, and oversee the Company’s independent registered public accounting firm, and the Company’s shareholders must ratify the Audit Committee’s selection and appointment. The Audit Committee has selected Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. EY has been engaged since February 15, 2003.

Board’s Recommendation

The Board unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. While we are not required by law to obtain such ratification from our shareholders, the Board believes it is good practice to do so. The Audit Committee and the Board believe that the continued retention of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of EY. If shareholders fail to ratify the appointment of EY, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

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Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fee. In this regard, the Audit Committee appointed Ernst & Young LLP (EY) to audit the Company’s financial statements as of and for the year ended June 30, 2023, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2023. EY has served as the Company’s independent registered public accounting firm since February 2003. The Audit Committee considered several factors in selecting EY as the Company’s independent registered public accounting firm for the year ended June 30, 2022, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, and their familiarity with the Company’s businesses and internal control over financial reporting. In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending June 30, 2024, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY and determined that the continued retention of EY as the Company’s independent registered public accounting firm is in the Company’s best interests.

The Audit Committee has a policy that requires it to consider and approve, in advance, any audit and permissible non-audit services to be performed by the independent registered public accounting firm. Among the assurance and related services provided by EY in fiscal year 2023, EY has issued reports on its review of certain corporate responsibility and sustainability metrics and information provided in the Company’s 2023 integrated annual report. The Audit Committee obtained from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. In evaluating EY’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and concluded that they did not.

Further, in conjunction with the mandated rotation of the auditing firm’s coordinating partner, the Audit Committee and its chairperson oversee and are directly involved in the selection of EY’s new coordinating partner. The Audit Committee periodically considers rotation of the registered independent public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and EY to discuss, prior to their release to the public, the Company’s financial statements and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the independent registered public accounting firm, which are both with and without management present, include discussions about the results of the independent registered public accounting firm’s examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.

In this regard, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant contingency accruals, reserves, allowances and other judgments, critical accounting policies and estimates, and risk assessment. In addition, the Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the scope and plans for their

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Audit Committee Report

audit, the audited financial statements of the Company for the fiscal year ended June 30, 2023, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, EY’s discussion about critical audit matters in its report on the audited financial statements for the fiscal year ended June 30, 2023, the Company’s critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and SEC.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, for filing with the SEC.

THE AUDIT COMMITTEE as of June 30, 2023

Christopher J. Williams, Chair	Julia Denman	A.D. David Mackay	Paul Parker	Stephanie Plaines

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2023 and 2022 of the Company’s independent registered public accounting firm, EY:

	2023	2022
Audit Fees(1)	$5,550,000	$5,425,000
Audit-Related Fees(2)	195,000	184,000
Tax Fees(3)	133,000	187,000
All Other Fees(4)	3,000	3,000
Total	$5,881,000	$5,799,000
(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2023 and 2022, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.
(2)	Consists of fees for assurance and related services (including sustainability assurance, the Company’s employee benefit plans and other attestation services) not included in the Audit Fees listed above.
(3)	Consists of fees for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2023 and 2022. These services included advisory services on tax matters and review services for foreign subsidiaries and affiliates.
(4)	Consists of fees for all other services not included in the three categories set forth above and are primarily related to subscriptions to online content for fiscal years ended June 30, 2023 and 2022.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits for the fiscal years ended June 30, 2023 and 2022. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

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Information About the Virtual Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of The Clorox Company, a Delaware corporation, for use at the Annual Meeting, to be held at 9:00 a.m. Pacific time on Wednesday, November 15, 2023.

The Annual Meeting will be virtual and held online via live webcast at meetnow.global/M7GX29G. Please refer to the Attending the Virtual Annual Meeting section of this proxy statement for more information about procedures for attending the virtual Annual Meeting. There will not be an option to attend the meeting in person.

For purposes of the following sections, you are a registered shareholder if your shares are registered in your name with Computershare, and you are a beneficial owner if you hold your shares through a broker, bank or other holder of record.

Delivery of Proxy Materials

Pursuant to rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies. Accordingly, on or about October 5, 2023, we began mailing the Notice to our shareholders (other than those shareholders who previously requested electronic or paper delivery of communications from us), informing them that our proxy statement, 2023 integrated annual report – executive summary, and voting instructions are available on the Internet as of the same date.

As a shareholder, you may access these materials and vote your shares via the Internet or by telephone. You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, proxy statement, and 2023 integrated annual report – executive summary are available at www.edocumentview.com/CLX.

Electronic Delivery of Proxy Materials

We encourage our shareholders to enroll in voluntary e-delivery of future proxy materials. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual Meeting and reduces the environmental impact of mailing printed copies.

Registered shareholders	Visit computershare.com and log into your account to enroll.
Beneficial owner	Please follow the instructions provided to you by your broker, bank, trustee or nominee.
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Information About the Virtual Annual Meeting

Voting Information

Who Is Entitled to Vote

Only shareholders of record at the close of business on September 22, 2023 (the Record Date) are entitled to vote at the Annual Meeting. On that date, there were 124,001,348 shares of common stock outstanding and entitled to vote. Holders of common stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of shareholders.

How to Vote Before the Annual Meeting

Registered shareholders	You may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail.
Beneficial owner	You must follow your broker, bank or other holder of record’s instructions to vote.

How to Vote During the Annual Meeting

You may vote your shares at the Annual Meeting if you attend the meeting virtually and vote electronically during the Annual Meeting.

Registered shareholders	You will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.
Beneficial owner	You may need register with Computershare by 5:00 p.m. Eastern Time on November 10, 2023 to gain access to the Annual Meeting and to vote your shares or ask questions during the Annual Meeting. Please see the Attending the Virtual Annual Meeting section on pg 101 of the proxy statement for more information.

Voting Shares Held in the Clorox 401(k) Plan

401(k) plan participants

You will receive a voting instruction card to direct Vanguard, as trustee of our 401(k) plan, how to vote the shares attributable to your individual account. Vanguard will vote shares as instructed by participants prior to 12:00 p.m. Eastern time on November 12, 2023. If you do not provide voting directions to Vanguard by that time, the shares attributable to your account will be voted pro rata in proportion to the shares for which Vanguard has received voting instructions. Shares held in our 401(k) plan cannot be voted electronically during the Annual Meeting – please ensure that you complete the voting instruction card to direct the 401(k) plan trustee how to vote the shares attributable to your account prior to 12:00 p.m. Eastern time on November 12, 2023.

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Information About the Virtual Annual Meeting

How to Revoke Your Proxy or Change Your Vote

Registered shareholders

You may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•  submitting written notice of revocation to the corporate secretary of the Company;

•  voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or

•  participating in the Annual Meeting and voting your shares electronically during the Annual Meeting.

Beneficial owner	You must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

Beneficial owner

You have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 4 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 4 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2 or 3 without your instructions.

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described above) will be counted for the purpose of determining a quorum.

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 (Advisory Vote on Executive Compensation) and 4 (Ratification of Independent Public Accounting Firm). Approval of each of Proposals 2 and 4 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted, with respect to Proposal 2. We expect there will be no broker non-votes with respect to Proposal 4, since brokers have discretionary voting authority with respect to this proposal.

Proposal 3 (Frequency of Future Advisory Votes on Executive Compensation). The option of ONE, TWO, or THREE YEARS that receives the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting will be the frequency for say-on-pay

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Information About the Virtual Annual Meeting

votes that has been selected by the shareholders. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted. In the event that no option receives a majority of the votes under this voting standard, the Board will consider the option that receives the most votes cast to be the option selected by the shareholders.

Board’s Recommendations

The Board recommends that you vote:

•	FOR the election of each of the 12 nominees for director named in this proxy statement (Proposal 1);
•	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);
•	ONE YEAR with respect to the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal 3); and
•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 (Proposal 4).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated Annual Report – Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, are attached as Appendix A to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; and Reconciliation of Economic Profit. The Company’s Form 10-K has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Investor Relations at (510) 271-7767 toll-free or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2023 integrated annual report – executive summary is available with the proxy statement at edocumentview.com/CLX.

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokers, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. Our directors and employees may also solicit proxies in person, by telephone, via the Internet, or by other means of communication, for which they will not be paid any additional compensation. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $20,000 plus out-of-pocket expenses and have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with their engagement.

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Information About the Virtual Annual Meeting

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting

Shareholder Proposals for Inclusion in the Proxy Statement for the 2024 Annual Meeting

In the event that a shareholder wishes to have a proposal considered for presentation at the 2024 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s corporate secretary no later than the close of business on June 7, 2024. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting

The Board has adopted proxy access, which allows a shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the shareholder or group provides timely written notice of such nomination and the shareholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the corporate secretary at the principal executive offices of the Company no earlier than the close of business on May 8, 2024, and no later than the close of business on June 7, 2024. The notice must contain the information required by the Company’s Bylaws, and the shareholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

Other Proposals and Director Nominations for Presentation at the 2024 Annual Meeting

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal, including the nomination of directors, before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a shareholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the corporate secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2024 Annual Meeting of Shareholders, the notice must be received by the corporate secretary on any date beginning no earlier than the close of business on July 18, 2024, and ending no later than the close of business on August 17, 2024. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

In addition to satisfying the requirements of the Bylaws, including the earlier notice deadlines set out above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-10 of the Exchange Act, no later than September 16, 2024.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

THE CLOROX COMPANY - 2023 Proxy Statement	99

Information About the Virtual Annual Meeting

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder, have received only one set of proxy materials and wish to receive a separate copy, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future:

Registered shareholders Contact Computershare to make your request. Computershare Investor Services P.O. Box 43078 Providence, RI 02940-3078 Shareholders may call toll-free at (800) 756-8200	Beneficial owners Contact your bank, broker, or other holder of record to make your request.

100	THE CLOROX COMPANY - 2023 Proxy Statement

Attending the Virtual Annual Meeting

The Annual Meeting will be held on Wednesday, November 15, 2023, at 9:00 a.m. Pacific time, via live webcast at meetnow.global/M7GX29G.

To attend the Annual Meeting, you must be a shareholder of the Company as of the close of business on the Record Date and have a 15-digit control number to access the virtual Annual Meeting. Please see more detailed information below.

You are a registered shareholder if your shares are registered in your name with Computershare. You are a beneficial owner if you hold your shares through a broker, bank or other holder of record.

How to access and participate in the Annual Meeting online

Registered shareholders

1.  Visit the Annual Meeting website at meetnow.global/M7GX29G.
Please note that you may not use the Internet Explorer browser to access the meeting, as it is no longer supported.

2.   Enter the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

Beneficial owners

You have two options to be able to attend the Annual Meeting.

1.    Register in advance of the Annual Meeting
To register, you will need to send your name, email address and an image of proof of your proxy power (i.e., a legal proxy) reflecting your Clorox shareholding to Computershare at legalproxy@computershare.com, with the subject line, “Legal Proxy.” Such requests must be received no later than 5:00 p.m. Eastern time on November 10, 2023.

To attend the Annual Meeting, visit the Annual Meeting website at meetnow.global/M7GX29G and enter the unique control number provided to you by Computershare.

2.    Register at the Annual Meeting
You may not need to pre-register with Computershare and may, instead, be able to use the control number received with your voting instruction form from your bank, broker or other holder or record.
Please note, however, that this option is provided as a convenience to beneficial owners only, and there is no guarantee this option will be available to you.

To attend the Annual Meeting, visit the Annual Meeting website at meetnow.global/M7GX29G and enter the control received with your voting instruction form from your bank, broker or other holder or record. We encourage you to access the Annual Meeting website prior to the Annual Meeting date, to confirm that you are able to attend the Annual Meeting without pre-registering with Computershare.

You may begin to log into the meeting platform beginning at 8:30 a.m. Pacific time on November 15, 2023. The meeting will begin promptly at 9:00 a.m. Pacific time on November 15, 2023.

THE CLOROX COMPANY - 2023 Proxy Statement	101

Attending the Virtual Annual Meeting

How to examine our shareholder list during the Annual Meeting	Follow the instructions provided on the meeting website during the Annual Meeting to examine the shareholder list. Only those participants who log on by using their unique control number will be able to examine the list.
For help with technical difficulties during the Annual Meeting	Call Computershare Investor Services at (800) 756-8200 (U.S. toll-free) for assistance. If you need additional shareholder support, please email investorrelations@clorox.com or call (510) 271-7767 for assistance.
Please note that you may not use the Internet Explorer browser to access the meeting, as it is no longer supported.
Any additional questions	Email Clorox Investor Relations at investorrelations@clorox.com or call (510) 271-7767.

Submitting Questions for the Virtual Annual Meeting

We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. The question and answer session will include questions submitted in advance of and submitted live during the Annual Meeting.

How to submit questions before the Annual Meeting	Questions may be submitted prior to the Annual Meeting at the meeting website (meetnow.global/M7GX29G). To submit a question in advance of the Annual Meeting, you must have the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.
How to submit questions during the Annual Meeting

Questions may be submitted during the Annual Meeting by logging into the meeting website (meetnow.global/M7GX29G) and will be addressed during the Q&A portion of the Annual Meeting. You may only submit a question if you have the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

If you are the beneficial owner of shares held in “street name” (you hold your shares through a broker, bank or other holder of record), you may need to register in advance to obtain a unique control number. See the How to access and participate in the Annual Meeting online section above for more information.

Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to all questions on the Company’s website at investors.thecloroxcompany.com as soon as practicable after the meeting. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, shareholders are encouraged to contact us separately after the Annual Meeting through the Company’s website at investors.thecloroxcompany.com.

A replay of the Annual Meeting will be made available at investors.thecloroxcompany.com as soon as practicable after the meeting.

102	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K.

The following sections are included herein:

•	Executive Overview
•	Results of Operations
•	Financial Position and Liquidity
•	Contingencies
•	Quantitative and Qualitative Disclosures about Market Risk
•	Recently Issued Accounting Standards
•	Critical Accounting Estimates
•	Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2023 net sales of $7,389 and about 8,700 employees worldwide as of June 30, 2023. The Company has operations in approximately 25 countries or territories and sells its products in more than 100 markets, primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet and military stores; third-party and owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning and disinfecting products; Pine-Sol and Tilex cleaners; Liquid-Plumr clog removers; Poett home care products; Glad bags and wraps; Fresh Step cat litter; Kingsford grilling products; Hidden Valley dressings, dips, seasonings and sauces; Burt’s Bees natural personal care products; Brita water-filtration products; and Natural Vitality, RenewLife, NeoCell and Rainbow Light vitamins, minerals and supplements. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro and Clorox Healthcare brand names.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products, which can be found in about nine of 10 U.S. homes, compete with other nationally advertised brands within each category and with “private label” brands. About 80% of the Company’s sales are generated from brands that hold the No. 1 or No. 2 market share position in their categories.

THE CLOROX COMPANY - 2023 Proxy Statement	A-1

Appendix A

The Company operates through strategic business units (SBUs) which are organized into operating segments. Operating segments are then aggregated into four reportable segments: Health and Wellness, Household, Lifestyle and International. As of the fourth quarter of fiscal year 2023, the Health and Wellness reportable segment is composed of the Cleaning and Professional Products operating segments. The Vitamins, Minerals and Supplements (VMS) operating segment, previously included in the Health and Wellness reportable segment, is presented within Corporate and Other. All periods presented have been recast to reflect this change. The four reportable segments consist of the following:

•	Health and Wellness consists of cleaning, disinfecting and professional products mainly marketed and sold in the United States. Products within this segment include home care cleaning and disinfecting products and laundry additives, primarily under the Clorox, Clorox2, Pine-Sol, Scentiva, Tilex, Liquid-Plumr and Formula 409 brands; professional cleaning and disinfecting products under the CloroxPro and Clorox Healthcare brands; and professional food service products under the Hidden Valley brand.
•	Household consists of bags and wraps, cat litter and grilling products marketed and sold in the United States. Products within this segment include bags and wraps under the Glad brand; cat litter primarily under the Fresh Step and Scoop Away brands, and grilling products under the Kingsford brand.
•	Lifestyle consists of food, natural personal care products and water-filtration products marketed and sold in the United States. Products within this segment include dressings, dips, seasonings and sauces, primarily under the Hidden Valley brand; natural personal care products under the Burt’s Bees brand; and water-filtration products under the Brita brand.
•	International consists of products sold outside the United States. Products within this segment include laundry additives; home care products; water-filtration products; digestive health products; grilling products; cat litter; food; bags and wraps; natural personal care products; and professional cleaning and disinfecting products marketed primarily under the Clorox, Ayudin, Clorinda, Poett, Pine-Sol, Glad, Brita, RenewLife, Ever Clean and Burt’s Bees brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.2 may include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below:

•	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by operations less capital expenditures.
•	Earnings before interest and income taxes (EBIT) margin (the ratio of EBIT to net sales).
•	Adjusted earnings (losses) before interest and income taxes (adjusted EBIT) represents earnings (losses) excluding interest income, interest expense, income taxes and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability).
•	Adjusted EBIT margin (the ratio of adjusted EBIT to net sales).
•	Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability) and interest expense; less income
A-2	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate).

•	Organic sales growth / (decrease) is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures.

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. To the extent applicable, this MD&A and Exhibit 99.2 include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Fiscal Year 2023 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2023 financial results are summarized as follows:

•	The Company’s fiscal year 2023 net sales increased by 4% to $7,389 from $7,107 in fiscal year 2022, driven by net sales growth across the Household, Health and Wellness and Lifestyle reportable segments, primarily behind pricing.
•	Gross margin increased by 360 basis points to 39.4% in fiscal year 2023 from 35.8% in fiscal year 2022. The increase was primarily driven by the benefit of price increases as well as cost savings, partially offset by unfavorable commodity costs and higher manufacturing and logistics costs.
•	The Company reported earnings before income taxes of $238 in fiscal year 2023, compared to $607 in fiscal year 2022. The Company reported earnings attributable to Clorox of $149 in fiscal year 2023, compared to $462 in fiscal year 2022. The decrease was primarily due to the noncash impairment charges on assets related to the VMS business, higher selling and administrative expenses, unfavorable commodity costs, higher manufacturing and logistics costs, costs incurred from the implementation of the streamlined operating model, and advertising investments, partially offset by net sales growth as well as the benefit of cost savings.
•	The Company delivered diluted net earnings per share (EPS) of $1.20 in fiscal year 2023, a decrease of approximately 68%, or $2.53, from fiscal year 2022 diluted net EPS of $3.73. The decrease was mainly due to the decrease in net earnings primarily driven by the noncash impairment charges on assets related to the VMS business.
•	EP increased by $115 to $397 in fiscal year 2023, compared to $282 in fiscal year 2022 (refer to the reconciliation of EP to earnings before income taxes in Exhibit 99.2).
•	The Company’s net cash provided by operations was $1,158 in fiscal year 2023, compared to $786 in fiscal year 2022. Free cash flow was $930 or 12.6% of net sales in fiscal year 2023, compared to $535 or 7.5% of net sales in fiscal year 2022 (refer to the reconciliation of net cash provided by operations to free cash flow in “Financial Position and Liquidity - Investing - Free Cash Flow”).
•	The Company paid $583 in cash dividends to stockholders in fiscal year 2023, compared to $571 in cash dividends in fiscal year 2022. In July 2023, the Company announced an increase of 2% in its quarterly cash dividend from the prior year.

Strategic Goals and Initiatives

The Company’s IGNITE strategy — underpinned by its purpose, enduring values and commitment to inclusion, diversity, equity and allyship — accelerates innovation in key areas of the business to drive growth and deliver value for all Clorox stakeholders. Since launching in 2019, IGNITE focuses on four strategic choices aimed at fueling long-term growth; innovating consumer experiences; reimagining

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THE CLOROX COMPANY - 2023 Proxy Statement	A-3

Appendix A

how the company and its people work; and continuously evolving the product portfolio. The Company’s long-term financial goals reflected in IGNITE include annual net sales growth of 3% to 5% — increased from 2% to 4% in 2021 — annual adjusted EBIT margin expansion of 25 to 50 basis points and annual free cash flow as a percentage of net sales of 11% to 13%.

Additionally, in August 2021 the Company announced a five-year, $500 strategic investment to accelerate its digital transformation and drive related productivity enhancements. This investment, which began in the first quarter of fiscal year 2022, includes replacement of the Company’s enterprise resource planning system as well as the implementation of a suite of other digital technologies. Together, these efforts will generate efficiencies and better position the Company in supply chain, digital commerce, innovation, brand building and more over the long term.

Finally, as announced in August 2022, the Company began implementing in fiscal year 2023 a streamlined operating model that is focused on making the organization more consumer-obsessed, faster and leaner. This new structure prioritizes the Company’s business units with a goal of creating more value for all stakeholders, increasing organizational efficiency and moving decision-making to those who are closer to consumers to better anticipate and meet their needs. Once fully implemented in fiscal year 2024, the Company expects annual costs savings of approximately $75 to $100.

Recent Events Affecting the Company

For the fiscal year ended June 30, 2023, the Company continued to experience an inflationary environment marked by persistently unfavorable commodity costs and higher manufacturing and logistics costs. Additionally, the Company is monitoring macroeconomic conditions as a result of increased interest rates and volatility in capital markets. These evolving challenges contributed to a highly dynamic operating environment as the Company continued its efforts to drive growth, rebuild margins and drive its transformation.

While the Company has not experienced significant disruptions in its operations during fiscal year 2023, the risks of future negative impacts due to transportation, logistical or supply constraints and higher commodity costs for certain raw materials remain present, and the Company continues to experience corresponding incremental costs and gross margin pressures. For fiscal year 2024, the Company anticipates the operating environment will remain volatile and challenging. Inflationary headwinds are expected to continue and consumers may feel greater pressure as continued macroeconomic uncertainty impacts spending. The Company will continue to invest in its brands, capabilities and people to deliver consistent, profitable growth over time. The Company announced and began implementing a streamlined operating model in fiscal year 2023 and will continue with its implementation in fiscal year 2024.

The impact of continued inflationary pressures, macroeconomic conditions and geopolitical instability, including the ongoing conflict in Ukraine, rising tensions between China and Taiwan and actual and potential shifts in U.S. and foreign trade, economic and other policies, have increased global macroeconomic and political uncertainty regarding the duration and resolution of the Ukraine conflict, the potential escalation of tensions between China and Taiwan and potential economic and global supply chain disruptions. These factors are difficult to predict considering the rapidly evolving landscape as the Company continues to expect a variable operating environment going forward.

For further discussion of the possible impacts of inflationary pressures and other recent events on our business, financial conditions and results of operations, see “Risk Factors” in Part I, Item 1A of this Report.

RESULTS OF OPERATIONS

Unless otherwise noted, MD&A compares results of operations from fiscal year 2023 (the current year) to fiscal year 2022 (the prior year), with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate. All periods presented have been recast to reflect the changes in reportable segments noted above. Discussions of fiscal year 2021 items and year-to-year comparisons between fiscal years 2022 and 2021 that were not impacted by the recast

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Appendix A

that are not included in this Annual Report on Form 10-K can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended 2022.

CONSOLIDATED RESULTS

	2023	2022	% Change 2023 to 2022
Net sales	$7,389	$7,107	4%

	Year Ended June 30, 2023 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth / (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price/Mix/ Other (1)	Organic Sales Growth / (Decrease) (Non- GAAP) (2)	Organic Volume (3)
Health and Wellness	4%	(16)%	—%	—%	20%	4%	(16)%
Household	6	(7)	—	—	13	6	(7)
Lifestyle	7	(4)	—	—	11	7	(4)
International	—	(5)	—	(11)	16	11	(5)
Total Company (4)	4%	(10)%	—%	(2)%	16%	6%	(10)%

	Year Ended June 30, 2022 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth / (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price/Mix/ Other (1)	Organic Sales Growth / (Decrease) (Non- GAAP) (2)	Organic Volume (3)
Health and Wellness	(10)%	(9)%	—%	—%	(1)%	(10)%	(9)%
Household	—	(3)	—	—	3	—	(3)
Lifestyle	3	2	—	—	1	3	2
International	2	(1)	—	(4)	7	6	(1)
Total Company (4)	(3)%	(5)%	—%	(1)%	3%	(2)%	(5)%
(1)	This represents the net impact on net sales growth / (decrease) from pricing actions, mix and other factors.
(2)	Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Summary of Non-GAAP Financial Measures” below for reconciliation of organic sales growth / (decrease) to net sales growth / (decrease), the most directly comparable GAAP financial measure.
(3)	Organic volume represents volume excluding the effect of any acquisitions and divestitures.
(4)	Total Company includes Corporate and Other.

Net sales in fiscal year 2023 increased by 4%, driven by net sales growth across the Household, Health and Wellness and Lifestyle reportable segments, primarily behind pricing. Volume decreased by 10% versus the prior year primarily due to pricing actions. The variance between volume and net sales was primarily due to the impact of favorable price mix.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-5

Appendix A

			% Change 2023 to 2022
	2023	2022
Gross profit	$2,908	$2,545	14%
Gross margin	39.4%	35.8%

Gross margin increased by 360 basis points in fiscal year 2023 from 35.8% to 39.4%. The increase was primarily driven by the benefit of price increases as well as cost savings, partially offset by unfavorable commodity costs and higher manufacturing and logistics costs.

Expenses

			% Change	% of Net sales
	2023	2022	2023 to 2022	2023	2022
Selling and administrative expenses	$1,183	$954	24%	16.0%	13.4%
Advertising costs	734	709	4	9.9	10.0
Research and development costs	138	132	5	1.9	1.9

Selling and administrative expenses, as a percentage of net sales, increased by 260 basis points in fiscal year 2023. The increase in selling and administrative expenses was primarily due to higher incentive compensation expense and the Company’s digital capabilities and productivity enhancements investment. See Summary of Non-GAAP Financial Measures for further information regarding this investment.

Advertising costs, as a percentage of net sales, were essentially flat in the current year versus the prior year. The Company continues to support its brands. The Company’s U.S. retail advertising spend as a percentage of net sales was 11% for fiscal year 2023 and 10% for fiscal year 2022, respectively.

Research and development costs, as a percentage of net sales, were essentially flat in the current year as compared to the prior year. The Company continues to invest behind product innovation and cost savings.

Goodwill, trademark and other asset impairments, Interest expense, Other expense (income), net and Effective tax rate on earnings

	2023	2022
Goodwill, trademark and other asset impairments	$445	$—
Interest expense	90	106
Other expense (income), net	80	37
Effective tax rate on earnings	32.4%	22.4%

Goodwill, trademark and other asset impairments of $445 in fiscal year 2023 reflect noncash impairment charges to goodwill and certain indefinite-lived trademarks related to the VMS business. See Notes to Consolidated Financial Statements for further information regarding the impairments recorded.

Interest expense was $90 and $106 in fiscal year 2023 and fiscal year 2022, respectively. The decrease in the current year interest expense was primarily due to a loss on the early extinguishment of debt in the

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Appendix A

prior year. See Notes to Consolidated Financial Statements for further information regarding the loss on the early extinguishment of debt recorded.

Other expense (income), net was $80 and $37 in fiscal year 2023 and fiscal year 2022, respectively. The variance was primarily due to restructuring and related implementation costs associated with the streamlined operating model incurred in the current year.

Restructuring and related costs

In the first quarter of fiscal year 2023, the Company began recognizing costs related to a plan that involves streamlining its operating model to meet its objectives of driving growth and productivity. The streamlined operating model is expected to enhance the Company’s ability to respond more quickly to changing consumer behaviors and innovate faster. The Company anticipates the implementation of this new model will be completed in fiscal year 2024, with different phases occurring throughout the implementation period.

Once fully implemented, the Company expects annual cost savings to be approximately $75 to $100, with benefits of approximately $35 realized in fiscal year 2023. The benefits of the streamlined operating model are currently expected to increase future cash flows as a result of cost savings that will be generated primarily in the areas of selling and administration, supply chain, marketing and research and development.

The Company incurred $60 of costs in fiscal year 2023 and anticipates incurring approximately $30 to $40 in fiscal year 2024 related to this initiative, approximately half of which are expected to include employee-related costs to reduce certain staffing levels such as severance payments, with the remainder for consulting and other costs. Costs incurred are expected to be settled primarily in cash.

Of the restructuring and implementation related costs, net incurred in fiscal year 2023, $41 was related to employee-related costs and $19 was related to other costs. For further details on the streamlined operating model and restructuring, refer to the Notes to Consolidated Financial Statements.

The effective tax rate on earnings was 32.4% and 22.4% in fiscal year 2023 and 2022, respectively. The higher tax rate in fiscal year 2023 compared to fiscal year 2022 was driven by lower pre-tax income due to the VMS impairment charges and the non-deductibility of a portion of those charges.

Diluted net earnings per share

			% Change
	2023	2022	2023 to 2022
Diluted net EPS	$1.20	$3.73	(68)%

Diluted net earnings per share (EPS) decreased by $2.53, or 68%, in fiscal year 2023, primarily due to the noncash impairment charges on assets related to the VMS business, higher selling and administrative expenses, unfavorable commodity costs, higher manufacturing and logistics costs, costs incurred from the implementation of the streamlined operating model, and advertising investments, partially offset by net sales growth as well as the benefit of cost savings.

SEGMENT RESULTS

Certain data from prior periods presented have been recast to reflect the changes in reportable segments noted above, and in connection with this change, Corporate was renamed Corporate and Other. Additionally, beginning in the fourth quarter of fiscal year 2023, management changed its

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Appendix A

measurement of segment profitability disclosed to segment adjusted EBIT. The following presents the results of the Company’s reportable segments and Corporate and Other:

	Net sales
	Fiscal year
	2023	2022	2021
Health and Wellness	$2,532	$2,427	$2,690
Household	2,098	1,984	1,981
Lifestyle	1,338	1,253	1,218
International	1,181	1,180	1,162
Corporate and Other	240	263	290
Total	$7,389	$7,107	$7,341
	Segment adjusted EBIT (1)
	Fiscal year
	2023	2022	2021
Health and Wellness	$594	$381	$748
Household	308	234	375
Lifestyle	284	280	320
International	89	97	119
Corporate and Other	(358)	(223)	(293)
Total	$917	$769	$1,269
Interest income	16	5	5
Interest expense	(90)	(106)	(99)
VMS impairments	(445)	—	(329)
Professional Products supplier charge	—	—	(28)
Saudi JV acquisition gain	—	—	82
Restructuring and related costs	(60)	—	—
Digital capabilities and productivity enhancements investment	(100)	(61)	—
Earnings (losses) before income taxes	$238	$607	$900
(1)	See “Summary of Non-GAAP Financial Measures” below for reconciliation of segment adjusted EBIT to earnings (losses) before income taxes, the most directly comparable GAAP financial measure.

Health and Wellness

				% Change
	2023	2022	2021	2023 to 2022	2022 to 2021
Net sales	$2,532	$2,427	$2,690	4%	(10)%
Segment adjusted EBIT	594	381	748	56	(49)
A-8	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

Fiscal year 2023 versus fiscal year 2022: Net sales and segment adjusted EBIT increased by 4% and 56%, respectively, and volume decreased by 16% during fiscal year 2023. The volume decrease was primarily due to pricing actions, partially offset by strong consumption supported by supply chain improvements, mainly in Cleaning. The variance between volume and net sales was primarily due to the benefit of price increases. The increase in segment adjusted EBIT in the current period was primarily due to net sales growth primarily behind pricing, as well as the benefit of cost savings, partially offset by unfavorable commodity costs.

Fiscal year 2022 versus fiscal year 2021: Volume, net sales and segment adjusted EBIT decreased by 9%, 10% and 49%, respectively, during fiscal year 2022. The volume and net sales decreases were primarily due to lower shipments in the Professional Products portfolio due to higher COVID-19 related demand in fiscal year 2021. The decrease in segment adjusted EBIT in fiscal year 2022 was primarily due to higher manufacturing and logistics costs, lower net sales and unfavorable commodity costs, partially offset by lower advertising spending and cost savings.

Household

				% Change
	2023	2022	2021	2023 to 2022	2022 to 2021
Net sales	$2,098	$1,984	$1,981	6%	—%
Segment adjusted EBIT	308	234	375	32	(38)

Fiscal year 2023 versus fiscal year 2022: Net sales and segment adjusted EBIT increased by 6% and 32%, respectively, and volume decreased by 7% in fiscal year 2023. The volume decrease was primarily driven by lower shipments across all SBUs due to pricing actions, partially offset by merchandising and innovation, mainly in Litter and Glad. The variance between volume and net sales was primarily due to the benefit of price increases. The increase in segment adjusted EBIT was mainly due to net sales growth primarily behind pricing as well as the benefit of cost savings, partially offset by higher manufacturing and logistics costs, unfavorable commodity costs and advertising investments.

Fiscal year 2022 versus fiscal year 2021: Volume and segment adjusted EBIT decreased by 3% and 38%, respectively, and net sales were flat during fiscal year 2022. The volume decrease was primarily driven by lower shipments in Grilling due to higher demand in fiscal year 2021 and impacts from pricing actions in fiscal year 2022. The decrease in segment adjusted EBIT was mainly due to unfavorable commodity costs and higher manufacturing and logistics costs, partially offset by cost saving efforts and the benefits from pricing and lower trade spending.

Lifestyle

				% Change
	2023	2022	2021	2023 to 2022	2022 to 2021
Net sales	$1,338	$1,253	$1,218	7%	3%
Segment adjusted EBIT	284	280	320	1	(13)

Fiscal year 2023 versus fiscal year 2022: Net sales and segment adjusted EBIT increased by 7% and 1%, respectively, while volume decreased by 4% during fiscal year 2023. The volume decrease was primarily driven by lower shipments across all SBUs due to pricing actions and supply chain constraints in Natural Personal Care, partially offset by strong consumption in Brita water-filtration products. The variance between volume and net sales was mainly due to the benefit of price increases. The increase in segment adjusted EBIT was primarily due to net sales growth, partially offset by unfavorable commodity costs and higher manufacturing and logistics costs and advertising investments.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-9

Appendix A

Fiscal year 2022 versus fiscal year 2021: Volume and net sales increased by 2% and 3%, respectively, while segment adjusted EBIT decreased by 13% during fiscal year 2022. The volume and net sales increases were primarily driven by higher shipments of Brita water-filtration products due to expanded distribution and merchandising support and Natural Personal Care products primarily due to innovation and strong consumption. The decrease in segment adjusted EBIT was primarily due to unfavorable commodity costs and higher manufacturing and logistics costs, partially offset by net sales growth.

International

				% Change
	2023	2022	2021	2023 to 2022	2022 to 2021
Net sales	$1,181	$1,180	$1,162	—%	2%
Segment adjusted EBIT	89	97	119	(8)	(18)

Fiscal year 2023 versus fiscal year 2022: Volume and segment adjusted EBIT decreased by 5% and 8%, respectively, and net sales were essentially flat during fiscal year 2023. The volume decrease was primarily due to pricing actions. The variance between volume and net sales was mainly due to the benefit of price increases, partially offset by the impact of unfavorable foreign exchange rates. The decrease in segment adjusted EBIT was primarily due to unfavorable foreign currency exchange rates, higher manufacturing and logistics costs, increased selling and administrative expenses, unfavorable commodity costs and mix, and lower volume, partially offset by the net impact of pricing.

Fiscal year 2022 versus fiscal year 2021: Volume and segment adjusted EBIT decreased by 1% and 18%, respectively, and net sales increased by 2% during fiscal year 2022. The variance between volume and net sales was mainly due to the benefit of price increases, partially offset by the impact of unfavorable foreign exchange rates. The decrease in segment adjusted EBIT was primarily due to unfavorable commodity costs and higher manufacturing and logistics costs, partially offset by net sales growth all in fiscal year 2022.

Argentina

The business environment in Argentina continues to be challenging due to significant volatility in Argentina’s currency, high inflation, economic recession and temporary price controls. The Company operates in Argentina through certain wholly owned subsidiaries (collectively, “Clorox Argentina”). Clorox Argentina manufactures products at two plants that it owns and operates across Argentina.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy and as a result, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina. Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities of Clorox Argentina are recognized in Other (income) expense, net in the consolidated statements of earnings utilizing the official Argentine government exchange rate.

As of September 2019, the government of Argentina reinstated foreign exchange controls in response to further declines in the value of the Argentine peso, limiting the Company’s ability to convert Argentine pesos to U.S. dollars and transfer U.S. dollars outside of Argentina. As a result of these controls, the spread between the official Argentine government exchange rate and unofficial parallel rates has continued to broaden. As of June 30, 2023 and 2022, the net asset position, excluding goodwill, of Clorox Argentina was $48 and $45, respectively. Of these net assets, cash balances were approximately $28 and $15 as of June 30, 2023 and 2022, respectively. Net sales from Clorox Argentina represented approximately 2% of the Company’s consolidated net sales for the fiscal years ended June 30, 2023 and 2022.

Volatility in the exchange rate is expected to continue, which, along with competition, changes in the retail, labor and macro-economic environment, and implemented and future additional legal limitations

A-10	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

instituted to restrict foreign exchange transactions, as well as government price controls, could have an adverse impact on Clorox Argentina’s liquidity, net sales, net earnings, cash flows and net monetary asset position. The Company is closely monitoring developments in Argentina and continues to take steps intended to mitigate the adverse conditions, but there can be no assurances that these actions will be able to mitigate these conditions as they may occur.

Corporate and Other

				% Change
	2023	2022	2021	2023 to 2022	2022 to 2021
Net sales	$240	$263	$290	(9)%	(9)%
Segment adjusted EBIT	(358)	(223)	(293)	61%	(24)%

Corporate and Other includes certain non-allocated administrative costs, the VMS business and various other non-operating income and expenses.

Fiscal year 2023 versus fiscal year 2022: Net sales decreased by 9% due to lower net sales in the VMS business. The increase in segment adjusted losses before interest and income taxes was primarily due to higher employee incentive compensation expenses.

Fiscal year 2022 versus fiscal year 2021: Net sales decreased by 9% due to lower net sales in the VMS business. The decrease in segment adjusted losses before interest and income taxes was primarily driven by lower employee incentive compensation expenses.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from operations.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

The Company’s financial condition and liquidity remained strong as of June 30, 2023. The following table summarizes cash activities for the years ended June 30:

	2023	2022
Net cash provided by operations	$1,158	$786
Net cash used for investing activities	(223)	(229)
Net cash used for financing activities	(753)	(689)

Operating Activities

Net cash provided by operations was $1,158 in fiscal year 2023, compared with $786 in fiscal year 2022. The increase was primarily driven by lower working capital, higher cash earnings, lower incentive compensation payments and deferral of tax payments in the current fiscal year, partially offset by cash received from the settlement of interest rate derivative contracts in the prior fiscal year. The decrease

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THE CLOROX COMPANY - 2023 Proxy Statement	A-11

Appendix A

in working capital was primarily driven by higher Accounts payable and accrued liabilities due to the timing of payments, lower Inventory mostly driven by optimization of inventory levels in the current fiscal year and a decrease in Accounts receivable due to timing of sales.

Payment Terms Extension and Supply Chain Financing

The Company initiated the extension of its payment terms with its suppliers in the second half of fiscal year 2020 in order to improve working capital as part of and to fund the IGNITE strategy and in keeping with evolving market practices. The Company’s current payment terms do not exceed 120 days in keeping with industry standards. The Company’s operating cash flows are directly impacted as a result of the extension of the payment terms with the suppliers.

As part of those ongoing efforts, the Company has arranged for a global financial institution to offer a voluntary supply chain finance (SCF) program for the benefit of the Company’s suppliers. Leveraging the Company’s credit rating, the SCF program enables suppliers to directly contract with the financial institution to receive payment from the financial institution prior to the payment terms between the Company and the supplier, by selling the Company’s payables to the financial institution. Participation in the program is at the sole discretion of the supplier and the Company has no economic interest in a supplier’s decision to enter into the agreement and has no direct financial relationship with the financial institution, as it relates to the SCF program. Once a supplier elects to participate in the SCF program and reaches an agreement with the financial institution, the supplier elects which individual Company invoices to sell to the financial institution. The terms of the Company’s payment obligations are not impacted by a supplier’s participation in the program and as such, the SCF program has no direct impact on the Company’s balance sheets, cash flows or liquidity. No guarantees are provided by the Company or any of our subsidiaries under the SCF program. There would not be an expected material impact to the Company’s liquidity or capital resources if the financial institution or a supplier terminated the SCF arrangement.

All outstanding amounts related to suppliers participating in SCF are recorded within Accounts payable and accrued liabilities in the Consolidated Balance Sheets and the associated payments are included in operating activities within the Consolidated Statements of Cash Flows. As of June 30, 2023 and 2022, the amount due to suppliers participating in SCF and included in Accounts payable and accrued liabilities was $220 and $211, respectively. While the Company does not have direct access to information on, or influence over, which invoices a participating supplier elects to sell to the financial institution, the Company expects that the majority of these amounts have been sold to the financial institution.

Investing Activities

Net cash used for investing activities was $223 in fiscal year 2023, as compared to $229 in fiscal year 2022.

Capital expenditures were $228 and $251 in fiscal years 2023 and 2022, respectively. Capital expenditures as a percentage of net sales were 3.1% and 3.5% for fiscal years 2023 and 2022, respectively. The current year-over-year decrease was due to higher spending in the prior period on capital projects to expand production capacity.

Free cash flow

	2023	2022
Net cash provided by operations	$1,158	$786
Less: capital expenditures	(228)	(251)
Free cash flow	$930	$535
Free cash flow as a percentage of net sales	12.6%	7.5%
A-12	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

Financing Activities

Net cash used for financing activities was $753 in fiscal year 2023, compared with $689 in fiscal year 2022. The year-over-year increase was mainly due to net cash outflows on borrowings in the current year, partially offset by higher proceeds from employee stock option exercises and lower treasury stock purchases.

Capital Resources and Liquidity

The Company’s current liabilities may periodically exceed current assets as a result of the Company’s debt management policies, including the Company’s use of commercial paper borrowings which fluctuates depending on the amount and timing of operating and investing cash flows and payments for shareholder transactions such as dividends. The Company continues to take actions to address some of the effects of such cost increases, which include implementing price increases, driving cost savings and optimizing the Company’s supply chain.

Global financial markets have experienced a significant increase in volatility due to heightened macroeconomic uncertainty and the impacts of cost inflation. Notwithstanding potential unforeseen adverse market conditions and as part of the Company’s regular assessment of its cash needs, the Company believes it will have the funds necessary to support our short- and long-term liquidity and operating needs, including the costs related to the announced streamlined operating model and its digital capabilities and productivity enhancements investment, based on our anticipated ability to generate positive cash flows from operations in the future, access to capital markets enabled by our strong short-term and long-term credit ratings and current borrowing availability.

The Company may consider other transactions that require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase stock, refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2023		2022
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	BBB+	A-2	BBB+
Moody’s	P-2	Baa1	P-2	Baa1

Credit Arrangements

As of June 30, 2023, the Company maintained a $1,200 revolving credit agreement that matures in March 2027 (the Credit Agreement). There were no borrowings under the Credit Agreement as of June 30, 2023 and June 30, 2022, and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general corporate purposes. The Credit Agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0, calculated as total earnings before interest, taxes, depreciation and amortization and other similar noncash charges and certain other items (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the Credit Agreement.

The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2023, and anticipates being in compliance with all restrictive covenants for the foreseeable future.

As of June 30, 2023, the Company maintained $35 of foreign and other credit lines, of which $5 was outstanding and the remainder of $30 was available for borrowing.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-13

Appendix A

As of June 30, 2022, the Company maintained $34 of foreign and other credit lines, of which $4 was outstanding and the remainder of $30 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable primarily consist of U.S. commercial paper issued by the parent company and any borrowings under the Credit Agreement. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes, stock repurchases and pension contributions. The average balance of short-term borrowings outstanding was $232 and $233 for the fiscal years ended June 30, 2023 and 2022, respectively.

Long-term Borrowings

Long-term borrowings, consisting of senior unsecured notes and debentures, were $2,477 and $2,474 as of June 30, 2023 and 2022, respectively.

In May 2022, the Company issued $1,100 in senior notes, which included $500 of senior notes with an annual fixed interest rate of 4.40% payable semi-annually in May and November, final maturity in May 2029 that carry an effective rate of 3.89% (May 2029 senior notes), which includes the impact from the settlement of interest rate contracts in May 2022, and $600 of senior notes with an annual fixed rate of 4.60%, payable semi-annually in May and November, final maturity in May 2032 that carry an effective rate of 3.25% (May 2032 senior notes), which includes the impact from the settlement of interest rate contracts in May 2022. The notes rank equally with all of the Company’s existing senior indebtedness. Proceeds from the senior notes were used to redeem prior to maturity $600 of senior notes with an annual fixed interest rate of 3.05% due in September 2022 and $500 of senior notes with an annual fixed interest rate of 3.50% due in December 2024, which were redeemed in June 2022 and for general corporate purposes. In connection with the redemption prior to maturity of the $500 of senior notes due in December 2024, the Company recorded a loss on the early extinguishment of debt of $13, which is included in Interest expense in the Consolidated Statement of Earnings, representing the difference paid in cash between the redemption price and the carrying amount of the debt extinguished of $5 and the accelerated amortization of losses on settlement of interest rate contracts and issuance costs associated with the debt extinguished of $8.

In November 2021, $300 of the Company’s senior notes with annual fixed interest rate of 3.80% became due and were repaid using commercial paper borrowings.

Stock Repurchases and Dividend Payments

As of June 30, 2023, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date and was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date. During the fiscal year ended June 30, 2023, no shares of common stock were purchased. During the fiscal year ended June 30, 2022, the Company purchased 152 thousand shares of common stock at a cost of $25.

Dividends per share and total dividends paid to Clorox stockholders were as follows during the fiscal years ended June 30:

	2023	2022
Dividends per share declared	$4.72	$3.48
Dividends per share paid	4.72	4.64
Total dividends paid	583	571
A-14	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

On July 27, 2023, the Company declared a 2% increase in the quarterly dividend, from $1.18 to $1.20 per share, payable on August 25, 2023 to common stockholders of record as of the close of business on August 9, 2023.

On July 12, 2022, the Company declared a 2% increase in the quarterly dividend, from $1.16 to $1.18 per share, payable on August 12, 2022 to common stockholders of record as of the close of business on July 27, 2022.

Material Cash Requirements

The following table summarizes the Company’s current and long-term material cash requirements as of June 30, 2023, which we intend to fund primarily with operating cash flows:

	2024	2025	2026	2027	2028	Thereafter	Total
Long-term debt maturities including interest payments	$90	$90	$90	$90	$984	$1,753	$3,097
Notes and loans payable	51	1	1	1	—	—	54
Purchase obligations (1)(4)	170	88	54	36	12	40	400
Operating and finance leases	107	97	80	63	46	72	465
Payments related to nonqualified retirement income and retirement health care plans (2)	16	16	16	15	14	55	132
Venture Agreement terminal obligation (3)	—	—	527	—	—	—	527
Total	$434	$292	$768	$205	$1056	$1,920	$4,675
(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.
(2)	These amounts represent expected payments through 2033. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (see Notes to Consolidated Financial Statements).
(3)	The Company has a venture agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business (the Venture Agreement). As of June 30, 2023, P&G had a 20% interest in the venture. Upon termination of the agreement in January 2026, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. Refer to the Notes to Consolidated Financial Statements for further details.
(4)	Includes contracted spend through fiscal year 2026 related to the $500 digital capabilities and productivity enhancements investment, which is expected to be funded through cash generated from operations.

CONTINGENCIES

A summary of contingencies is contained in the Notes to Consolidated Financial Statements and is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of changes in commodity prices, foreign currency fluctuations, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The

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THE CLOROX COMPANY - 2023 Proxy Statement	A-15

Appendix A

Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of derivative instruments, including exchange-traded futures and options contracts and over-the-counter swaps and forward purchase contracts. Over-the-counter derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, exchange-traded market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

See Notes to Consolidated Financial Statements for further discussion of derivatives and hedging policies and fair value measurements.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2023 and 2022, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrates the change in the fair value of a derivative financial instrument assuming hypothetical changes in commodity prices, foreign exchange rates or interest rates. The results of the sensitivity analyses for commodity, foreign currency and interest rate derivative contracts are summarized below. Actual changes in commodity prices, foreign exchange rates or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income, depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity swaps and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2023 and 2022, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statement of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies, where available at a reasonable cost to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts. During fiscal years 2023 and 2022, the Company had derivative contracts related to raw material exposures for soybean oil used for the Food business and jet fuel used for the Grilling business.

Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2023, and June 30, 2022, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $4 and $3, respectively, with the corresponding impact included in Other comprehensive (loss) income.

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures related to inventory purchases with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2023 and June 30, 2022,

A-16	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $6 and $3, respectively, with the corresponding impact included in Other comprehensive (loss) income. Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2023 and June 30, 2022, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $5 and $3, respectively.

Interest Rate Risk

The Company can be exposed to interest rate volatility with regard to short-term borrowings, using commercial paper or under the Credit Agreement, in addition to potential changes in interest rates relating to anticipated future issuances of long-term debt. Weighted average interest rates for short-term borrowings using commercial paper were 3.92% during fiscal year 2023 and 0.48% during fiscal year 2022. Assuming average commercial paper borrowing levels during fiscal year 2023, a 100 basis point increase or decrease in interest rates would increase or decrease interest expense from short-term borrowings by approximately $2. Assuming average commercial paper borrowing levels during fiscal year 2022, a 100 basis point increase in interest rates or a decrease in interest rates to zero would increase or decrease interest expense from short-term borrowings by approximately $2 and $1, respectively.

The Company can also be exposed to interest rate volatility with regard to anticipated future issuances of debt. The Company utilizes interest rate contracts to manage our exposure to interest rate volatility related to movements in U.S. Treasury and swap rates. As of June 30, 2023 and 2022, the Company had no outstanding interest rate contracts.

RECENTLY ISSUED ACCOUNTING STANDARDS

A summary of all recently issued accounting standards is contained in Note 1 of the Notes to Consolidated Financial Statements.

CRITICAL ACCOUNTING ESTIMATES

The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting estimates are related to:

•	Revenue recognition;
•	The valuation of goodwill and other intangible assets;
•	Income taxes; and
•	The Venture Agreement terminal obligation.

The Company’s critical accounting estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies is contained in Note 1 of Notes to Consolidated Financial Statements.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished products to customers. This revenue is reported net of certain variable consideration provided to customers, generally in the form of one-time and ongoing trade-promotion programs. These trade-promotion programs include shelf price reductions, in-store merchandising, consumer coupons and other trade-related activities. Amounts

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THE CLOROX COMPANY - 2023 Proxy Statement	A-17

Appendix A

accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability and historical consumer redemption rates. The actual amounts remitted to customers for these activities may differ from the Company’s estimates, depending on how actual results of the programs compare to the estimates. If the Company’s trade promotion accrual estimates as of June 30, 2023 were to increase or decrease by 10%, the impact on net sales would be approximately $15.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

For fiscal year 2023, the Company’s SBUs were organized into the reporting units used for goodwill impairment testing purposes. These reporting units, which are also the Company’s operating segments, are the level at which discrete financial information is available and reviewed by the manager of the respective operating segments. The respective operating segment managers, who have responsibility for operating decisions, allocating resources and assessing performance within their respective segments, do not review financial information for components that are below the operating segment level.

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over the carrying value from a prior period’s impairment testing, other reporting unit operating results, microeconomic and macroeconomic factors, as well as new events and circumstances impacting the operations at the reporting unit level. If the test indicates a potential for impairment, a quantitative test is performed. In the quantitative test, the Company compares the estimated fair value of each reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

Determining the fair value of a reporting unit requires significant judgments, assumptions and estimates by management which are subject to uncertainty. The Company uses a discounted cash flow (DCF) method under the income approach for its quantitative test, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill could result in significantly different estimates of the fair values and future impairment charges.

During the third quarter of fiscal year 2023, management made a decision to narrow the focus on core brands and streamline investment levels in the VMS business. As a result, revisions were made to the internal financial projections and operational plans of the VMS business reflecting the Company’s current estimates regarding the future financial performance of these operations and macroeconomic factors. The revised estimated cash flows reflect lower sales growth expectations and lower investment levels. These events were considered a triggering event requiring interim impairment assessments to be performed as part of the preparation of the quarterly financial statements on the global indefinite-lived trademarks, other long-term assets and the VMS reporting unit. Based on the outcome of these assessments, a $306 goodwill impairment charge was recorded during the third quarter of fiscal year 2023. There is no remaining goodwill associated with the impaired reporting unit.

A-18	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

No heightened risk of impairment or impairments were identified in fiscal year 2023 as a result of the Company’s impairment review performed annually during the fourth quarter or during any other quarters of fiscal year 2023, except for the VMS reporting unit discussed above.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a prior period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely than not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses a DCF method under the relief from royalty income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, including consideration of related net sales growth rates, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

During the third quarter of fiscal year 2023, as a result of the interim impairment assessments performed on various VMS assets as noted above, an impairment charge of $139 was recorded to indefinite-lived intangible assets associated with the VMS business. The useful lives of the impaired trademarks, with a remaining net carrying value of $28 as of March 31, 2023, were changed from indefinite to finite beginning on April 1, 2023.

No heightened risk of impairment or other significant impairments were identified in fiscal year 2023, except for the VMS assets discussed above.

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying value of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant judgment by management, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. The asset (or asset group) is not recoverable when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s (or asset group’s) carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF method or, if available, by reference to estimated selling values of assets in similar condition. These approaches require significant judgments in determining the assumptions utilized in the DCF or the selection of comparable assets, as applicable. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

No significant impairments for finite-lived intangible assets were identified in fiscal year 2023.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

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Appendix A

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account many factors, including the specific tax jurisdiction, both historical and projected future earnings, carryback and carryforward periods and tax planning strategies. Many of the judgments made in adjusting valuation allowances involve assumptions and estimates that are highly subjective. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses and tax credits in certain foreign countries.

In addition to valuation allowances, the Company establishes uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards as defined by generally accepted accounting principles. These uncertain tax positions are adjusted as a result of changes in factors such as tax legislation, interpretations of laws by courts, rulings by tax authorities, new audit developments, changes in estimates and the expiration of the statute of limitations. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled. Many of the judgments made in adjusting uncertain tax positions involve assumptions and estimates regarding audit outcomes and the timing of audit settlements, which are often uncertain and subject to change.

Venture Agreement Terminal Obligation

The Company has a Venture Agreement with P&G for the Company’s Glad bags and wraps business. As of June 30, 2023 and June 30, 2022, P&G had a 20% interest in the venture. Upon termination of the agreement, currently set for January 2026, unless the parties agree to a further extension, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. The Company’s obligation to purchase P&G’s interest is reflected in Other liabilities. The $108 decrease in the estimated fair value of P&G’s interest since June 30, 2022 was attributable to an increase in the discount rate and a decrease in the estimated future cash flows since the prior valuation. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. See Notes to Consolidated Financial Statements for additional information on the Venture Agreement.

The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The Company uses the DCF method under the income approach to estimate the fair value of P&G’s interest. Under this approach, the Company estimates the future cash flows and discounts these cash flows at a rate of return that reflects its risk. The cash flows used are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key assumptions and estimates used include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, discount rates, inflation and terminal growth rates. Fair value determination requires significant judgment, assumptions and market factors which are uncertain and subject to change. Changes in the judgments, assumptions and market factors used could result in significantly different estimates of fair value. For perspective, if the discount rate as of June 30, 2023 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $54 or increase by approximately $69, respectively. Such changes would affect the amount of future charges to Cost of products sold.

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures that may be included in this MD&A and Exhibit 99.2 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

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Appendix A

Free cash flow is calculated as net cash provided by operations less capital expenditures. The Company’s management uses this measure and Free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

EBIT represents earnings before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors to enhance their understanding about trends in the Company’s operations and are useful for period-over-period comparisons.

Adjusted earnings (losses) before interest and income taxes (adjusted EBIT) represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability). The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes does not directly reflect the performance of each segment’s underlying operations. Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.

	Reconciliation of Earnings (losses) before income taxes to Adjusted EBIT
	Fiscal year
	2023	2022	2021
Earnings (losses) before income taxes	$238	$607	$900
Interest income	(16)	(5)	(5)
Interest expense	90	106	99
VMS impairments(1)(2)	445	—	329
Professional Products supplier charge(3)	—	—	28
Saudi JV acquisition gain(4)	—	—	(82)
Streamlined operating model(5)	60	—	—
Digital capabilities and productivity enhancements investment(6)	100	61	—
Adjusted EBIT	$917	$769	$1,269
(1)	Represents a noncash impairment charge of $445 related to the VMS business recorded in fiscal year 2023. As a result of the segment changes noted above, $433 and $12 was recast from the third quarter fiscal year 2023 interim reporting period for the Health and Wellness and International reportable segments, respectively.
(2)	Represents a noncash impairment charge of $329 related to the VMS business recorded in fiscal year 2021. As a result of the segment reporting changes noted above, $329 was recast from the fiscal year 2021 reporting period from the Health and Wellness reportable segment.
(3)	Represents noncash charges of $28 on investments and related arrangements made with a Professional Products business supplier. As a result of the segment changes noted above, this amount was recast from the fiscal year 2021 reporting period for the Health and Wellness reportable segment.

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Appendix A

(4)	Represents an $82 noncash net gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture. As a result of the segment changes noted above, this amount was recast from the fiscal year 2021 reporting period for the International reportable segment.
(5)	Represents restructuring and related implementation costs, net for the streamlined operating model. As a result of the segment changes noted above, this amount was recast from the fiscal year 2023 reporting period for Corporate and Other. See Notes to Consolidated Financial Statements for additional information.

Due to the nonrecurring and unusual nature of these costs, the company’s management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company’s operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

(6)	Represents expenses related to the Company’s digital capabilities and productivity enhancements investment. As a result of the segment changes noted above, these amounts were recast from the fiscal year 2023 and fiscal year 2022 reporting periods for Corporate and Other.

Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company’s underlying operating performance, the company’s management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company’s operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

Of the total $500 million investment, approximately 65% is expected to represent incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported Earnings (losses) before income taxes for purposes of disclosing adjusted EBIT over the course of the next five years. About 70% of these operating costs are expected to be related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.

During the fiscal years ended June 30, 2023 and 2022, the Company incurred approximately $100 and $61, respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Fiscal year
	2023	2022
External consulting fees(1)	$79	$43
IT project personnel costs(2)	6	11
Other(3)	15	7
Total	$100	$61
(1)	Comprised of third-party consulting fees incurred to assist in the project management and the preliminary project stage of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company’s normal IT costs and will not be incurred following implementation.
(2)	Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.
(3)	Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability) and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Exhibit 99.2 for a reconciliation of EP to earnings before income taxes.

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Appendix A

Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions and divestitures. Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the Company was operating and expects to continue to operate throughout the relevant periods, and the Company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict, and out of the control of the Company and management.

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Year Ended June 30, 2023 Percentage change versus the year-ago period

	Health and Wellness	Household	Lifestyle	International	Total Company(1)
Net sales growth / (decrease) (GAAP)	4%	6%	7%	—%	4%
Add: Foreign Exchange	—	—	—	11	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	4%	6%	7%	11%	6%
	Year Ended June 30, 2022 Percentage change versus the year-ago period

	Health and Wellness	Household	Lifestyle	International	Total Company(1)
Net sales growth / (decrease) (GAAP)	(10)%	—%	3%	2%	(3)%
Add: Foreign Exchange	—	—	—	4	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	(10)%	0%	3%	6%	(2)%
(1)	Total company includes Corporate and Other.

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this

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Appendix A

Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to:

•	unfavorable general economic and geopolitical conditions beyond our control, including recent supply chain disruptions, labor shortages, wage pressures, rising inflation, fuel and energy costs, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, such as COVID-19, terrorism, and unstable geopolitical conditions, including the conflict in Ukraine, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including rising tensions between China and Taiwan and actual and potential shifts between the U.S. and its trading partners, especially China;
•	volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services;
•	the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences;
•	the ability of the Company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix;
•	risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers;
•	intense competition in the Company’s markets;
•	risks related to the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions, especially at a time when a large number of the Company’s employees are working remotely and accessing its technology infrastructure remotely;
•	the ability of the Company to implement and generate cost savings and efficiencies, and successfully implement its transformational initiatives or strategies, including achieving anticipated benefits and cost savings from the implementation of the streamlined operating model and digital capabilities upgrade and productivity enhancements;
•	dependence on key customers and risks related to customer consolidation and ordering patterns;
•	the Company’s ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as wage inflation and sustained labor shortages;
•	the Company’s ability to maintain its business reputation and the reputation of its brands and products;
•	lower revenue, increased costs or reputational harm resulting from government actions and compliance with regulations, or any material costs imposed by changes in regulation;
•	changes to our processes and procedures as a result of our digital capabilities upgrade and productivity enhancements that may result in changes to the Company’s internal controls over financial reporting;
•	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity;
•	risks related to international operations and international trade, including changing
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Appendix A

macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; continued high levels of inflation in Argentina; potential operational or supply chain disruptions from wars and military conflicts, including the conflict in Ukraine; impact of the United Kingdom’s exit from the European Union; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action;
•	the impact of Environmental, Social, and Governance (ESG) issues, including those related to climate change and sustainability on our sales, operating costs or reputation;
•	the ability of the Company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries;
•	the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls;
•	the COVID-19 pandemic and related impacts, including on the availability of, and efficiency of the supply, manufacturing and distribution systems for, the Company’s products, including any significant disruption to such systems; on the demand for and sales of the Company’s products; and on worldwide, regional and local adverse economic conditions;
•	risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill, in particular the impairment charges related to the carrying value of the Company’s VMS business; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions;
•	the accuracy of the Company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based;
•	risks related to additional increases in the estimated fair value of P&G’s interest in the Glad business;
•	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;
•	the Company’s ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the Company of third-party intellectual property rights;
•	the performance of strategic alliances and other business relationships;
•	the effect of the Company’s indebtedness and credit rating on its business operations and financial results and the Company’s ability to access capital markets and other funding sources, as well as the cost of capital to the Company;
•	the Company’s ability to pay and declare dividends or repurchase its stock in the future;
•	the impacts of potential stockholder activism; and
•	risks related to any litigation associated with the exclusive forum provision in the Company’s bylaws.

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Appendix A

The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. In this Report, unless the context requires otherwise, the terms “the Company,” “Clorox,” “we,” “us,” and “our” refer to The Clorox Company and its subsidiaries.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2023, and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2023, as stated in their report, which is included herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Clorox Company (the Company) as of June 30, 2023 and 2022, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2023, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2023, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated August 10, 2023 expressed an unqualified opinion thereon.

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Appendix A

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Venture Agreement Terminal Obligation
Description of the Matter

As discussed in Note 9 of the consolidated financial statements, the Company has an agreement with The Proctor & Gamble Company (P&G) for the Company’s Glad bags and wraps business, for which the Company is required to purchase P&G’s 20% interest in the venture for cash at fair value of the global Glad business upon termination of the agreement. At June 30, 2023, the fair value of $495 million has been recognized as a venture agreement terminal obligation and represented 9% of total liabilities.

Auditing the Company’s Glad venture agreement terminal obligation is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of the global Glad business. In particular, the fair value estimate is sensitive to assumptions such as net sales growth rates, gross margins, discount rate and commodity prices. These assumptions are sensitive to and affected by expected future market or economic conditions, particularly those in emerging markets, and industry and company-specific qualitative factors.

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Appendix A

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the venture agreement terminal obligation valuation review process. This included controls over the Company’s budgetary and forecasting process used to develop the estimated fair value of the global Glad business. We also tested management’s controls over the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates, terminal growth rates and commodity prices.

To test the estimated fair value of the venture agreement terminal obligation, we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop estimates of future earnings and cash flows, and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and we evaluated whether changes in the Company’s business, including shifts in consumer demands and commodity prices, would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the venture agreement terminal obligation resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates and discount rates.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

San Francisco, CA

August 10, 2023

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Appendix A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on Internal Control Over Financial Reporting

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2023, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, The Clorox Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of June 30, 2023, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of The Clorox Company as of June 30, 2023 and 2022, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”) and our report dated August 10, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP
San Francisco, CA August 10, 2023

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THE CLOROX COMPANY - 2023 Proxy Statement	A-29

Appendix A

CONSOLIDATED STATEMENTS OF EARNINGS

The Clorox Company

Years ended June 30
Dollars in millions, except per share data	2023	2022	2021
Net sales	$7,389	$7,107	$7,341
Cost of products sold	4,481	4,562	4,142
Gross profit	2,908	2,545	3,199
Selling and administrative expenses	1,183	954	1,004
Advertising costs	734	709	790
Research and development costs	138	132	149
Goodwill, trademark and other asset impairments	445	—	329
Interest expense	90	106	99
Other (income) expense, net	80	37	(72)
Earnings before income taxes	238	607	900
Income taxes	77	136	181
Net earnings	161	471	719
Less: Net earnings attributable to noncontrolling interests	12	9	9
Net earnings attributable to Clorox	$149	$462	$710
Net earnings per share attributable to Clorox
Basic net earnings per share	$1.21	$3.75	$5.66
Diluted net earnings per share	$1.20	$3.73	$5.58
Weighted average shares outstanding (in thousands)
Basic	123,589	123,113	125,570
Diluted	124,181	123,906	127,299

See Notes to Consolidated Financial Statements

A-30	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

The Clorox Company

Years ended June 30
Dollars in millions	2023	2022	2021
Net earnings	$161	$471	$719
Other comprehensive (loss) income:
Foreign currency adjustments, net of tax	3	(45)	47
Net unrealized gains (losses) on derivatives, net of tax	(22)	100	39
Pension and postretirement benefit adjustments, net of tax	5	12	8
Total other comprehensive (loss) income, net of tax	(14)	67	94
Comprehensive income	147	538	813
Less: Total comprehensive income attributable to noncontrolling interests	12	9	9
Total comprehensive income attributable to Clorox	$135	$529	$804

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2023 Proxy Statement	A-31

Appendix A

CONSOLIDATED BALANCE SHEETS

The Clorox Company

As of June 30 Dollars in millions, except per share data	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$367	$183
Receivables, net	688	681
Inventories, net	696	755
Prepaid expenses and other current assets	77	106
Total current assets	1,828	1,725
Property, plant and equipment, net	1,345	1,334
Operating lease right-of-use assets	346	342
Goodwill	1,252	1,558
Trademarks, net	543	687
Other intangible assets, net	169	197
Other assets	462	315
Total assets	$5,945	$6,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$50	$237
Current operating lease liabilities	87	78
Accounts payable and accrued liabilities	1,659	1,469
Income taxes payable	121	—
Total current liabilities	1,917	1,784
Long-term debt	2,477	2,474
Long-term operating lease liabilities	310	314
Other liabilities	825	791
Deferred income taxes	28	66
Total liabilities	5,557	5,429
Commitments and contingencies
Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 130,741,461 shares issued as of June 30, 2023 and 2022; and 123,820,022 and 123,152,132 shares outstanding as of June 30, 2023 and 2022, respectively	131	131
Additional paid-in capital	1,245	1,202
Retained earnings	583	1,048
Treasury stock, at cost: 6,921,439 and 7,589,329 shares as of June 30, 2023 and 2022, respectively	(1,246)	(1,346)
Accumulated other comprehensive net (loss) income	(493)	(479)
Total Clorox stockholders’ equity	220	556
Noncontrolling interests	168	173
Total stockholders’ equity	388	729
Total liabilities and stockholders’ equity	$5,945	$6,158

See Notes to Consolidated Financial Statements

A-32	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

The Clorox Company

	Common Stock				Treasury Stock		Accumulated Other
(Dollars in millions except per share data; shares in thousands)	Amount	Shares	Additional Paid-in Capital	Retained Earnings	Amount	Shares	Comprehensive Net (Loss) Income	Non- controlling interests	Total Stockholders’ Equity
Balance as of June 30, 2020	$159	158,741	$1,137	$3,567	$(3,315)	(32,543)	$(640)	$—	$908
Net earnings	—	—	—	710	—	—	—	9	719
Other comprehensive (loss) income	—	—	—	—	—	—	94	—	94
Dividends to Clorox stockholders ($4.49 per share declared)	—	—	—	(564)	—	—	—	—	(564)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(26)	(26)
Business combinations including purchase accounting adjustments	—	—	—	—	—	—	—	198	198
Stock-based compensation	—	—	50	—	—	—	—	—	50
Other employee stock plan activities	—	—	(1)	(37)	156	1,340	—	—	118
Treasury stock purchased	—	—	—	—	(905)	(4,758)	—	—	(905)
Treasury stock retirement	(28)	(28,000)	—	(2,640)	2,668	28,000	—	—	—
Balance as of June 30, 2021	131	130,741	1,186	1,036	(1,396)	(7,961)	(546)	181	592
Net earnings	—	—	—	462	—	—	—	9	471
Other comprehensive (loss) income	—	—	—	—	—	—	67	—	67
Dividends to Clorox stockholders ($3.48 per share declared)	—	—	—	(430)	—	—	—	—	(430)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(17)	(17)
Stock-based compensation	—	—	52	—	—	—	—	—	52
Other employee stock plan activities	—	—	(36)	(20)	75	524	—	—	19
Treasury stock purchased	—	—	—	—	(25)	(152)	—	—	(25)
Balance as of June 30, 2022	131	130,741	1,202	1,048	(1,346)	(7,589)	(479)	173	729
Net earnings	—	—	—	149	—	—	—	12	161
Other comprehensive (loss) income	—	—	—	—	—	—	(14)	—	(14)
Dividends to Clorox stockholders ($4.72 per share declared)	—	—	—	(588)	—	—	—	—	(588)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(17)	(17)
Stock-based compensation	—	—	73	—	—	—	—	—	73
Other employee stock plan activities	—	—	(30)	(26)	100	668	—	—	44
Balance as of June 30, 2023	$131	130,741	$1,245	$583	$(1,246)	(6,921)	$(493)	$168	$388

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2023 Proxy Statement	A-33

Appendix A

CONSOLIDATED STATEMENTS OF CASH FLOWS

The Clorox Company

Years ended June 30 Dollars in millions	2023	2022	2021
Operating activities:
Net earnings	$161	$471	$719
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	236	224	211
Stock-based compensation	73	52	50
Deferred income taxes	(149)	5	(32)
Goodwill, trademark and other asset impairments	445	—	329
Settlement of interest rate derivative contracts	—	114	—
Other	38	19	10
Changes in:
Receivables, net	(13)	(84)	82
Inventories, net	58	(18)	(282)
Prepaid expenses and other current assets	(1)	16	(30)
Accounts payable and accrued liabilities	157	(47)	311
Operating lease right-of-use assets and liabilities, net	1	(1)	(2)
Income taxes payable/prepaid	152	35	(90)
Net cash provided by operations	1,158	786	1,276
Investing activities:
Capital expenditures	(228)	(251)	(331)
Businesses acquired, net of cash acquired	—	—	(85)
Other	5	22	(36)
Net cash used for investing activities	(223)	(229)	(452)
Financing activities:
Notes and loans payable, net	(188)	237	—
Long-term debt repayments	—	(1,405)	—
Long-term debt borrowings, net of issuance costs paid	—	1,085	—
Treasury stock purchased	—	(25)	(905)
Cash dividends paid to Clorox stockholders	(583)	(571)	(558)
Cash dividends paid to noncontrolling interests	(15)	(15)	(31)
Issuance of common stock for employee stock plans and other	33	5	103
Net cash used for financing activities	(753)	(689)	(1,391)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(6)	12
Net increase (decrease) in cash, cash equivalents and restricted cash	182	(138)	(555)
Cash, cash equivalents and restricted cash:
Beginning of year	186	324	879
End of year	$368	$186	$324
Supplemental cash flow information:
Interest paid	$99	$89	$89
Income taxes paid, net of refunds	73	100	303
Non cash financing activities:
Cash dividends declared and accrued, but not paid	16	14	156

See Notes to Consolidated Financial Statements

A-34	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Clorox Company
(Dollars in millions, except per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sale of consumer products through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, future cash flows associated with impairment testing of goodwill and other long-lived assets, uncertain tax positions, tax valuation allowances, the valuation of the Venture Agreement terminal obligation, stock-based compensation, retirement income plans, as well as legal, environmental and insurance matters, and the valuation of assets acquired and liabilities assumed in connection with a business combination. Actual results could materially differ from estimates and assumptions made.

Cash, Cash Equivalents and Restricted Cash

Cash equivalents consist of highly liquid interest-bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of 90 days or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional withholding tax costs in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books in their functional currency, and the impact on such balances from foreign currency exchange rate differences is recorded in Other (income) expense, net.

As of June 30, 2023, 2022, 2021 and 2020, the Company had $1, $3, $5 and $8 of restricted cash, respectively, which was included in Prepaid expenses and other current assets and Other assets.

Inventories

The Company values its inventories using both the First-In, First-Out (FIFO) and the Last-In, First-Out (LIFO) methods. The FIFO inventory is stated at the lower of cost or net realizable value, which includes any costs to sell or dispose. In addition, appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value. The LIFO inventory is stated at the lower of cost or market.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-35

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are primarily calculated by the straight-line method using the estimated useful lives or lives determined by reference to the related lease contract in the case of leasehold improvements. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	5 - 40 years
Land improvements	10 - 30 years
Machinery and equipment	3 - 15 years
Computer equipment	3 - 5 years
Capitalized software costs	3 - 7 years

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 7 to 30 years.

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset (or asset group) exceeds the estimated future undiscounted cash flows generated by the asset (or asset group). When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset (or asset group) and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life. Capitalized internal use software is included in Property, plant and equipment. Capitalized software as a service is included in Prepaid expenses and other current assets or Other assets and is amortized using the straight-line method over the term of the hosting arrangement which is typically no greater than 10 years.

Business Combinations

The Company records acquired businesses within the consolidated financial statements using the acquisition method prospectively from the acquisition date. Under the acquisition method, once control is obtained, assets acquired and liabilities assumed, including amounts attributable to noncontrolling interests, are recorded at their respective fair values on the acquisition date. The Company’s estimates of fair value are inherently uncertain and subject to refinement. The excess of the total of the purchase consideration, fair value of the noncontrolling interest and fair value of the previously held equity interest

A-36	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

over the identifiable assets acquired and liabilities assumed is recorded as goodwill. Measurement period adjustments to the fair values of the identifiable assets acquired and liabilities assumed with the corresponding offset to goodwill, if applicable, are applied in the reporting period in which the adjustment amounts are determined based on new information obtained during the measurement period. In the event of a step acquisition, the Company records a gain or loss in Other income (expense), net on the consolidated statement of earnings as a result of remeasuring a previously held equity interest to fair value on the acquisition date. Transaction expenses are recognized separately from the business combination and are expensed as incurred.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors, such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other reporting unit specific operating results, microeconomic and macroeconomic factors, as well as new events and circumstances impacting the operations at the reporting unit level. The Company operates through strategic business units (SBUs) that are organized into the Company’s operating segments. Reporting units for goodwill impairment testing purposes were identified as the Company’s individual operating segments. If the result of a qualitative test indicates a potential for impairment of a reporting unit, a quantitative test is performed. In the quantitative test, the Company compares the estimated fair value of the reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses the discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of its future earnings and cash flows. Under this approach, which requires significant judgments, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely than not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the DCF method under the relief from royalty income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-37

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

The Company determines whether an arrangement contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration and other facts and circumstances. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date and initial direct costs incurred by the Company and excludes any lease incentives received from the lessor. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The lease term may include an option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option as of the commencement date of the lease, and is reviewed in subsequent periods if a triggering event occurs. As the Company’s leases typically do not contain a readily determinable implicit rate, the Company determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date based on the lease term and the currency of the lease on a collateralized basis. Variable lease payments are the portion of lease payments that are not fixed over the lease term. Variable lease payments are expensed as incurred, and include certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease, as applicable. The Company elected to combine lease and non-lease components as a single lease component and to exclude short-term leases, defined as leases with an initial term of 12 months or less, from its consolidated balance sheet.

Restructuring Liabilities

The Company incurs restructuring costs in connection with workforce reductions; consolidation or closure of a facility; sale or termination of a line of business; and other actions. Such costs include employee termination benefits (one-time arrangements and benefits attributable to prior service), termination of contractual obligations, noncash asset charges and other direct incremental costs.

The Company records employee termination liabilities once they are both probable and estimable for severance provided under the Company’s existing severance policy. Employee termination liabilities outside of the Company’s existing severance policy are recognized at the time relevant employees are notified, unless the employees will be retained to render service beyond a minimum retention period for transition purposes, in which case the liability is recognized ratably over the future service period. Other costs associated with a restructuring plan or exit or disposal activities, such as consulting and professional fees, facility exit costs, employee relocation, outplacement costs, accelerated depreciation or asset impairments associated with a restructuring plan, are recognized in the period in which the liability is incurred or the asset is impaired.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock awards and performance shares.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation

A-38	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

For restricted stock awards, the fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. Forfeitures are estimated based on historical data. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance shares provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three-year performance period. Performance shares receive dividends earned during the vesting period upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that includes medical, dental, vision, life and other benefits.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-39

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished product to customers. Revenue is recognized at the point in time when performance obligations under the terms of customer contracts are satisfied, which is when ownership, risks and rewards transfer, and can be on the date of shipment or the date of receipt by the customer, depending upon the particular customer arrangement. Shipping and handling activities are accounted for as contract fulfillment costs and included within Cost of products sold. After the completion of the performance obligation, there is an unconditional right to consideration as outlined in the contract. A right is considered unconditional if nothing other than the passage of time is required before payment of that consideration is due. The Company typically collects its customer receivables within two months. All performance obligations under the terms of contracts with customers have an original duration of one year or less.

The Company has trade promotion programs, which primarily include shelf price reductions, in-store merchandising and consumer coupons. The costs of such activities, defined as variable consideration under ASC 606, “Revenue from Contracts with Customers,” are netted against sales and recorded when the related sales take place. Accruals for trade promotion programs are established based on the Company’s best estimate of the amounts necessary to settle existing and future obligations for products sold as of the balance sheet date. Amounts accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability and historical consumer redemption rates.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk and aging. Customer receivables are presented net of an allowance for doubtful accounts of $3 and $9 as of June 30, 2023 and 2022, respectively. Receivables, net, include non-customer receivables of $14 and $22 as of June 30, 2023 and 2022, respectively, and related allowance of $3 and $0 as of June 30, 2023 and 2022, respectively.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities, including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad Venture Agreement (See Note 9).

Costs associated with developing and designing new packaging, including design, artwork, films and labeling, are expensed as incurred and included within Cost of products sold.

A-40	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services and other operating costs (such as software and licensing costs) associated with the Company’s non-manufacturing, non-research and development operations.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion and determined that none of the undistributed earnings of its foreign subsidiaries are indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies other than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the respective average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive (loss) income. The income tax effect of currency translation adjustments is recorded as a component of deferred taxes with an offset to Other comprehensive (loss) income where appropriate.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina (collectively, “Clorox Argentina”). Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities for Clorox Argentina are recognized in Other (income) expense, net in the consolidated statement of earnings.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-41

Appendix A

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments

The Company’s use of derivative instruments, principally exchange-traded futures and options contracts, and over-the counter swaps and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, foreign currencies and interest rates. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity futures, options and swaps contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory and interest rate contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2023, 2022 and 2021, the Company had no hedging instruments designated as fair value hedges.

For derivative instruments designated and qualifying as cash flow hedges, gains or losses are reported as a component of Other comprehensive (loss) income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statement of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

In September 2022, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2022-04, “Liabilities - Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations.” These amendments require disclosure of the key terms of outstanding supplier finance programs and a rollforward of the related obligations. These amendments are effective for fiscal years beginning after December 15, 2022, except for the amendment on rollforward information, which is effective for fiscal years beginning after December 15, 2023. As these amendments relate to disclosures only, there are no impacts expected to the Company’s consolidated results of operations, financial position and cash flows.

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Appendix A

NOTE 2. BUSINESS ACQUIRED

Saudi Joint Venture Acquisition

On July 9, 2020, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). The joint venture offers customers in the Gulf region a range of cleaning and disinfecting products. The Company had previously accounted for its 30 percent investment of $27 as of June 30, 2020, under the equity method of accounting. Subsequent to the closing of this transaction, the Company’s total ownership interest in each of the entities increased to 51 percent. The Company has consolidated this joint venture into its consolidated financial statements from the date of acquisition and reflects operations within the International reportable segment. The equity and income attributable to the other joint venture owners is recorded and presented as noncontrolling interests.

The total purchase consideration of $111 consisted of $100 cash paid, which was sourced from operations, and $11 from the net effective settlement of preexisting arrangements between the Company and the joint venture. The assets and liabilities of the joint venture were recorded at their respective estimated fair value as of the acquisition date using generally accepted accounting principles for business combinations. The excess of the purchase price over the fair value of the net identifiable assets acquired was allocated to goodwill in the International reportable segment in the amount of $208. The goodwill is primarily attributable to the synergies expected to arise after the acquisition and reflected the value of further growth anticipated in the Gulf region. None of the goodwill is deductible for tax purposes.

As a result of this transaction, the carrying value of the Company’s previously held equity investment was remeasured to fair value, and resulted in an $85 nonrecurring, noncash gain recorded in Other (income) expense, net in the consolidated statement of earnings and adjusted in Other operating activities in the consolidated statement of cash flows for the first quarter of fiscal year 2021. The fair values of the noncontrolling interests and previously held equity interest were determined using the DCF method under the income approach. Under this approach, the Company estimated future cash flows and discounts these cash flows at a rate of return that reflected the entities’ relative risk.

The purchase price allocation was finalized during the second quarter of fiscal year 2021. The following table summarizes the final purchase price allocation for the fair value of the joint venture’s assets acquired and liabilities assumed and the related deferred income taxes as of the acquisition date. The finite-lived intangibles acquired primarily represent the Company reacquiring previously licensed trademarks and customer relationships. The weighted-average estimated useful life of intangible assets subject to amortization was 9 years.

Joint Venture
Goodwill	$208
Reacquired rights (included in Other intangible assets, net)	138
Property, plant and equipment	46
Customer relationships (included in Other intangible assets, net)	10
Working capital, net (includes cash acquired of $26)	34
Noncurrent liabilities, net	(5)
Deferred income taxes	(19)
Total fair value of net assets	412
Less: Fair value of noncontrolling interests	(198)
Less: Fair value of previously held equity interest	(103)
Total purchase consideration	$111

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THE CLOROX COMPANY - 2023 Proxy Statement	A-43

Appendix A

NOTE 3. RESTRUCTURING AND RELATED COSTS

Beginning in the first quarter of fiscal year 2023, the Company recognized costs related to a plan that involves streamlining its operating model to meet its objectives of driving growth and productivity. The streamlined operating model is expected to enhance the Company’s ability to respond more quickly to changing consumer behaviors and innovate faster. The Company anticipates the implementation of this new model will be completed in fiscal year 2024, with different phases occurring throughout the implementation period.

The Company incurred $60 of costs in fiscal year 2023 and anticipates incurring approximately $30 to $40 in fiscal year 2024 related to this initiative, of which approximately half are expected to include employee-related costs to reduce certain staffing levels such as severance payments, with the remainder for consulting and other costs. Costs incurred are expected to be settled primarily in cash.

The total restructuring and related implementation costs, net associated with the Company’s streamlined operating model plan as reflected in the Consolidated Statements of Earnings and Comprehensive Income for the fiscal year ended June 30 were:

2023
Costs of products sold	$(3)
Selling and administrative expenses	12
Research and development	(1)
Other (income) expense, net:
Employee-related costs	52
Total, net	$60

Employee-related costs primarily include severance and other termination benefits calculated based on salary levels, prior service and statutory requirements. Other costs primarily include consulting fees incurred for the organizational design and implementation of the streamlined operating model, related processes and other professional fees incurred.

The Company may, from time to time, decide to pursue additional restructuring-related initiatives that involve costs in future periods.

The following table reconciles the accrual for the streamlined operating model restructuring and related implementation costs discussed above, which are recorded within Accounts payable and accrued liabilities in the Consolidated Balance Sheets as follows for the fiscal years ended June 30:

	Employee- Related Costs	Other	Total
Accrual Balance as of June 30, 2022	$—	$—	$—
Charges	52	19	71
Cash payments	(29)	(14)	(43)
Accrual Balance as of June 30, 2023	$23	$5	$28
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Appendix A

NOTE 4. INVENTORIES, NET

Inventories, net consisted of the following as of June 30:

	2023	2022
Finished goods	$595	$593
Raw materials and packaging	182	191
Work in process	8	16
LIFO allowances	(87)	(40)
Total inventories, net	698	760
Non-current inventories, net (1)	2	5
Total current inventories, net	$696	$755

(1)  Non-current inventories, net is recorded in Other assets.

The LIFO method was used to value approximately 36% of inventories as of June 30, 2023 and 2022, respectively. The carrying values for all other inventories are determined on the FIFO method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2023, 2022 and 2021.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2023	2022
Land and improvements	$168	$166
Buildings	810	729
Machinery and equipment	2,355	2,215
Capitalized software costs	400	389
Computer equipment	131	116
Construction in progress	186	249
Total	4,050	3,864
Less: Accumulated depreciation and amortization	(2,705)	(2,530)
Property, plant and equipment, net	$1,345	$1,334

Depreciation and amortization expense related to property, plant and equipment, net, was $206, $193 and $179 in fiscal years 2023, 2022 and 2021, respectively, of which $10, $8 and $6 were related to amortization of capitalized software, respectively.

Noncash capital expenditures were $9, $6 and $13 for fiscal years, 2023, 2022 and 2021, respectively. There were no significant asset retirement obligations recorded and included in Buildings above for both fiscal years 2023 and 2022.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-45

Appendix A

NOTE 6. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment and Corporate and Other for the fiscal years ended June 30, 2023 and 2022 were as follows:

	Goodwill
	Health and Wellness (1)	Household	Lifestyle	International	Corporate and Other (1)	Total
Balance as of June 30, 2021	$323	$85	$244	$617	$306	$1,575
Effect of foreign currency translation	—	—	—	(17)	—	(17)
Balance as of June 30, 2022	$323	$85	$244	$600	$306	$1,558
Goodwill impairment	—	—	—	—	(306)	(306)
Balance as of June 30, 2023	$323	$85	$244	$600	$—	$1,252
(1)	$306 of goodwill related to the VMS reporting unit previously included within Health and Wellness was recast to Corporate and Other as a result of segment changes effective in the fourth quarter of fiscal year 2023. See Note 19 for more information.

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30, 2023 and 2022 were as follows:

	As of June 30, 2023			As of June 30, 2022
	Gross carrying amount	Accumulated amortization/ Impairments	Net carrying amount	Gross carrying amount	Accumulated amortization/ Impairments	Net carrying amount
Trademarks with indefinite lives (1)	$494	$—	$494	$668	$—	$668
Trademarks with finite lives (1)	89	40	49	57	38	19
Other intangible assets with finite lives	579	410	169	577	380	197
Total	$1,162	$450	$712	$1,302	$418	$884
(1)	As of June 30, 2023 reflects changes to the useful lives of certain VMS and International indefinite-lived trademarks to finite-lived effective April 1, 2023.

Amortization expense relating to the Company’s intangible assets was $30, $31 and $32 for the years ended June 30, 2023, 2022 and 2021, respectively. Estimated amortization expense for these intangible assets is $29, $28, $28, $29 and $28 for fiscal years 2024, 2025, 2026, 2027 and 2028, respectively.

Fiscal Year 2023 Impairments

During the third quarter of fiscal year 2023, management made a decision to narrow the focus on core brands and streamline investment levels in the VMS business. As a result, revisions were made to the internal financial projections and operational plans of the VMS business reflecting the Company’s current estimates regarding the future financial performance of these operations and macroeconomic

A-46	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 6. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

factors. The revised estimated future cash flows reflect lower sales growth expectations and lower investment levels. These revisions were considered a triggering event requiring interim impairment assessments to be performed as part of the preparation of the quarterly financial statements on the global indefinite-lived trademarks, other long-term assets and the VMS reporting unit.

Based on the outcome of these assessments, the following pre-tax, noncash impairment charges were recorded during fiscal year 2023:

	Impairment Charges
	VMS reporting unit	International reporting unit	Total
Goodwill	$306	$—	$306
Trademarks, net	127	12	139
Total	$433	$12	$445

In connection with recognizing these impairment charges, the Company recognized tax benefits related to the impairments of $83 due to the partial tax deductibility of these charges.

To determine the estimated fair values of the global indefinite-lived trademarks related to the VMS business, the Company used the DCF method under the relief from royalty income approach. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows as well as the appropriate discount rates applied to those cash flows to determine fair value. As a result of the interim impairment test, the Company concluded that the carrying value of the global indefinite-lived trademarks exceeded their estimated fair value, and recorded impairment charges of $139. In addition, the useful lives of the impaired trademarks, with a remaining net carrying value of $28 as of March 31, 2023, were changed from indefinite to finite beginning on April 1, 2023, which reflects the remaining expected useful lives of the trademarks based on the most recent financial and operational plans. The weighted-average estimated useful life of these trademarks is 20 years.

After adjusting the carrying values of the global indefinite-lived trademarks and concluding that the carrying amounts of the other long-lived assets were recoverable, the Company completed a quantitative impairment test for goodwill and recorded a goodwill impairment charge of $306 in the VMS reporting unit. To determine the fair value of the VMS reporting unit, the Company used a DCF method under the income approach. In accordance with this approach, the Company estimated the future cash flows of the VMS reporting unit and discounted these cash flows at a rate of return that reflects its relative risk. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates and a terminal growth rate. The decrease in projected cash flows due to the revisions adversely impacted key assumptions used in determining the fair value of the VMS reporting unit and assets contained therein, primarily projected net sales. There is no remaining goodwill associated with the impaired reporting unit.

Fiscal Year 2021 Impairments

During fiscal year 2021, as a result of lower than expected actual and projected net sales growth and operating performance for the VMS business, a strategic review was initiated by management that resulted in updated financial and operational plans. These events were considered a triggering event requiring interim impairment assessments to be performed on the VMS reporting unit, indefinite-lived trademarks and other assets. Based on the outcome of these assessments, the following pre-tax impairment charges were recorded during fiscal year 2021:

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THE CLOROX COMPANY - 2023 Proxy Statement	A-47

Appendix A

NOTE 6. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

Impairment Charges
VMS reporting unit
Goodwill	$228
Trademarks, net	93
Other intangible assets, net	7
Property, plant and equipment, net	1
Total	$329

In connection with recognizing these impairment charges, the Company recognized tax benefits related to the impairments of $62 due to the partial tax deductibility of these charges.

The fiscal year 2021 impairment charges were a result of a higher level of competitive activity than originally assumed, accelerated declines in certain channels where the business was over-developed and higher than anticipated investments to grow the business, which adversely affected the assumptions used to determine the fair value of the respective assets held by the VMS reporting unit for growth and the estimates of expenses necessary to achieve that growth. These impairment charges were based on the Company’s estimates regarding the future financial performance of the VMS business and macroeconomic factors.

To determine the estimated fair values of the VMS related indefinite-lived trademarks, the Company used the relief from royalty income approach. This approach required significant judgments in determining the royalty rates and the assets’ estimated cash flows as well as the appropriate discount rates applied to those cash flows to determine fair value.

To determine the fair value of the VMS reporting unit, the Company used the DCF method under the income approach. Under this approach, the Company estimated the future cash flows of the VMS reporting unit and discounted these cash flows at a rate of return that reflected its relative risk. The other key estimates and factors used in the DCF method included, but were not limited to, net sales and expense growth rates, and a terminal growth rate.

Additionally, during fiscal year 2021, an impairment charge of $14 was recorded within Cost of products sold related to other intangible assets with finite lives that were no longer expected to be recoverable due to a pending exit from a Professional Products SBU supplier relationship. The remaining carrying value of these assets was $0 following the impairment charge.

No other significant impairments were identified as a result of the Company’s impairment reviews during fiscal years 2023, 2022 and 2021.

A-48	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

	2023	2022
Accounts payable	$1,021	$960
Compensation and employee benefit costs	262	176
Trade and sales promotion costs	157	199
Dividends	23	19
Other	196	115
Total	$1,659	$1,469

NOTE 8. DEBT

Short-term borrowings

Notes and loans payable are borrowings that mature in less than one year, primarily consisting of U.S. commercial paper issued by the Company and borrowings under the Company’s revolving credit agreements. Notes and loans payable were $50 and $237 as of June 30, 2023 and 2022, respectively.

The weighted average interest rates incurred on average outstanding notes and loans payable during the fiscal years ended June 30, 2023, 2022, and 2021, including fees associated with the Company’s revolving credit agreements, were 3.48%, 0.54% and 0% respectively. The Company had no material outstanding notes and loans payable during the fiscal year ended June 30, 2021.

Long-term borrowings

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2023	2022
Senior unsecured notes and debentures:
3.10%, $400 due October 2027	398	398
3.90%, $500 due May 2028	497	497
4.40%, $500 due May 2029	495	493
1.80%, $500 due May 2030	494	494
4.60%, $600 due May 2032	593	592
Total	2,477	2,474
Less: Current maturities of long-term debt	—	—
Long-term debt	$2,477	$2,474

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THE CLOROX COMPANY - 2023 Proxy Statement	A-49

Appendix A

NOTE 8. DEBT (Continued)

In May 2022, the Company issued $1,100 in senior notes, which included $500 of senior notes with an annual fixed interest rate of 4.40%, payable semi-annually in May and November, final maturity in May 2029 that carry an effective rate of 3.89% (May 2029 senior notes), which includes the impact from the settlement of interest rate contracts in May 2022, and $600 of senior notes with an annual fixed rate of 4.60%, payable semi-annually in May and November, final maturity in May 2032 that carry an effective rate of 3.25% (May 2032 senior notes), which includes the impact from the settlement of interest rate contracts in May 2022. The notes rank equally with all of the Company’s existing senior indebtedness. Proceeds from the senior notes were used to redeem prior to maturity $600 of senior notes with an annual fixed interest rate of 3.05% due in September 2022 and $500 of senior notes with an annual fixed interest rate of 3.50% due in December 2024, which were redeemed in June 2022 prior to their maturities, and for general corporate purposes. In connection with the redemption prior to maturity of the $500 of senior notes due in December 2024, the Company recorded a loss on the early extinguishment of debt of $13, which is included in Interest expense in the Consolidated Statements of Earnings, representing the difference paid in cash between the redemption price and the carrying amount of the debt extinguished of $5 and the accelerated amortization of losses on settlement of interest rate contracts and issuance costs associated with the debt extinguished of $8.

In November 2021, $300 of the Company’s senior notes with annual fixed interest rate of 3.80% became due and were repaid using commercial paper borrowings.

The weighted average interest rates incurred on average outstanding long-term debt during the fiscal years ended June 30, 2023, 2022 and 2021, were 3.25%, 3.25% and 3.49%, respectively. The weighted average effective interest rates on long-term debt balances as of both June 30, 2023 and 2022 were 3.25% and 3.37%, respectively.

Long-term debt maturities as of June 30, 2023, were $0 in fiscal years 2024 through 2027, $900 in fiscal year 2028 and $1,600 thereafter.

Credit arrangements

As of June 30, 2023, the Company maintained a $1,200 revolving credit agreement (the Credit Agreement) that matures in March 2027. There were no borrowings under the Credit Agreement as of June 30, 2023 and June 30, 2022, respectively, and the Company believes that borrowings under the Credit Agreement will continue to be available for general corporate purposes. The Credit Agreement includes certain restrictive covenants and limitations consistent with the previous agreement, with which the Company was in compliance as of June 30, 2023 and June 30, 2022.

The Company’s borrowing capacity under the revolving credit agreements and other financing arrangements as of June 30 was as follows:

	2023	2022
Revolving credit facility	$1,200	$1,200
Foreign and other credit lines	35	34
Total	$1,235	$1,234

Of the $35 of foreign and other credit lines as of June 30, 2023, $5 was outstanding and the remainder of $30 was available for borrowing. Of the $34 of foreign and other credit lines as of June 30, 2022, $4 was outstanding and the remainder of $30 was available for borrowing.

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Appendix A

NOTE 9. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2023	2022
Venture Agreement terminal obligation, net	$495	$468
Employee benefit obligations	259	263
Taxes	19	19
Environmental liabilities	24	23
Other	28	18
Total	$825	$791

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides research and development (R&D) support to the Glad business. As of June 30, 2023 and 2022, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad business, which is included in Cost of products sold. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will expire in January 2026, unless the parties agree, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company or, at either party’s option, upon the sale of the Glad business by the Company.

Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2023, the estimated fair value of P&G’s interest in the venture was $527, of which $495 has been recognized and is reflected in Other liabilities as noted in the table above. The estimated fair value of P&G’s interest in the venture was $635 as of June 30, 2022. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity futures, options and swap contracts to limit the impact of price volatility on a portion of its forecasted raw material requirements. These commodity derivatives may be exchange traded or over-the-counter contracts and generally have original contractual maturities of less than 2 years. Commodity purchase and option contracts are measured at fair value using market quotations obtained from the Chicago Board of Trade commodity futures exchange and commodity derivative dealers.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-51

Appendix A

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

As of June 30, 2023, the notional amount of commodity derivatives was $41, of which $29 related to soybean oil futures used for the Food products business and $12 related to jet fuel swaps used for the Grilling business. As of June 30, 2022, the notional amount of commodity derivatives was $27, of which $18 related to soybean oil futures and $9 related to jet fuel swaps.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have original contractual maturities of less than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $51 and $31, respectively, as of June 30, 2023 and 2022.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt. These interest rate contracts generally have original contractual maturities of less than 3 years. The interest rate contracts are measured at fair value using information quoted by bond dealers.

The Company held no interest rate contracts as of both June 30, 2023 and 2022.

During fiscal year 2022, the Company entered into an additional $650 of interest rate contracts. All contracts represented interest rate swap lock agreements to manage the exposure to interest rate volatility associated with future interest payments on forecasted debt issuance, and were terminated in May 2022 upon issuance of $1,100 in senior notes (See Note 8). These contracts resulted in a $114 gain recorded in Other comprehensive (loss) income, comprised of $25 attributable to the May 2029 senior notes and $89 attributable to the May 2032 senior notes, which is being amortized into Interest expense in the consolidated statements of earnings over the 7-year and 10-year term of the notes.

Commodity, Foreign Exchange and Interest Rate Derivatives

The Company designates its commodity forward, futures and options contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive (loss) income and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive (loss) income
	2023	2022	2021
Commodity purchase derivative contracts	$(6)	$17	$21
Foreign exchange derivative contracts	—	1	—
Interest rate derivative contracts	—	89	23
Total	$(6)	$107	$44
A-52	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

	Location of gains (losses) reclassified from Accumulated other comprehensive net (loss) income into Net earnings	Gains (losses) reclassified from Accumulated other comprehensive net (loss) income and recognized in Net earnings
		2023	2022	2021
Commodity purchase derivative contracts	Cost of products sold	$5	$23	$1
Foreign exchange derivative contracts	Cost of products sold	1	—	—
Interest rate derivative contracts	Interest expense	13	(9)	(6)
Total		$19	$14	$(5)

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive net (loss) income as of June 30, 2023 that is expected to be reclassified into Net earnings within the next twelve months is $11.

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the-counter derivative instruments. The Company enters into agreements governing the use of over-the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the-counter derivative instruments in liability positions, $1 and $0 contained such terms as of June 30, 2023 and 2022, respectively. As of both June 30, 2023 and 2022, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the Company’s credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2023 and 2022, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures and options contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2023 and 2022, the Company maintained required cash margin balances related to exchange-traded futures and options contracts of $0 and $1, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company holds interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plans and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities

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THE CLOROX COMPANY - 2023 Proxy Statement	A-53

Appendix A

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

for which the Company is considered the primary beneficiary, and, therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The gains and losses on the trust assets are recorded in Other (income) expense, net in the consolidated statements of earnings. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

As of June 30, 2023, the balance of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $10 as compared to June 30, 2022.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2023 and 2022, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

All of the Company’s derivative instruments qualify for hedge accounting. The following table provides information about the balance sheet classification and the fair values of the Company’s derivative instruments:

			2023		2022
	Balance Sheet Classification	Fair Value Hierarchy Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Commodity purchase options contracts	Prepaid expenses and other current assets	1	$2	$2	$—	$—
Commodity purchase swaps contracts	Prepaid expenses and other current assets	2	—	—	6	6
Foreign exchange forward contracts	Prepaid expenses and other current assets	2	—	—	1	1
			$2	$2	$7	$7
Liabilities
Commodity purchase futures contracts	Accounts payable and accrued liabilities	1	$—	$—	$1	$1
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	1	1	—	—
			$1	$1	$1	$1
A-54	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The following table provides information about the balance sheet classification and the fair values of the Company’s other assets and liabilities for which disclosure of fair value is required:

			2023		2022
	Balance sheet classification	Fair value hierarchy level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Interest-bearing investments, including money market funds	Cash and cash equivalents (1)	1	$243	$243	$86	$86
Time deposits	Cash and cash equivalents (1)	2	9	9	4	4
Trust assets for nonqualified deferred compensation plans	Other assets	1	129	129	119	119
			$381	$381	$209	$209
Liabilities
Notes and loans payable	Notes and loans payable (2)	2	$50	$50	$237	$237
Current maturities of long-term debt and Long-term debt	Current maturities of long- term debt and Long-term debt (3)	2	2,477	2,327	2,474	2,386
			$2,527	$2,377	$2,711	$2,623
(1)	Cash and cash equivalents are composed of time deposits and other interest-bearing investments, including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.
(2)	Notes and loans payable are composed of outstanding U.S. commercial paper balances and/or amounts drawn on the Company’s credit agreements, all of which are recorded at cost, which approximates fair value.
(3)	Current maturities of long-term debt and Long-term debt are recorded at cost. The fair value of Long-term debt, including current maturities, was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

Furthermore, impairment charges of $445 were record during fiscal year 2023, of which $306 and $139 related to goodwill and certain indefinite-lived trademarks, respectively. Additionally, impairment charges of $343 were recorded during the fiscal year 2021, of which $228, $93, and $22 related to goodwill, certain indefinite-lived trademarks and other assets, respectively. These adjustments were included as noncash charges in the consolidated statements of earnings. The nonrecurring fair values utilized included unobservable Level 3 inputs based on management’s best estimates and assumptions. See Note 6 for additional information.

NOTE 11. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $28 as of both June 30, 2023 and 2022, for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $12 and $14 of the recorded liability as of June 30, 2023 and 2022, respectively, relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that

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THE CLOROX COMPANY - 2023 Proxy Statement	A-55

Appendix A

NOTE 11. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS (Continued)

evaluated various options for managing groundwater at the site and included estimates of the related costs. Following further discussions with the regulators in 2017, the Company recorded an undiscounted liability for costs estimated to be incurred over a 30-year period, based on one of the options in the Feasibility Study related to groundwater. In September 2021, as a result of an additional study and further discussions with regulators, the Company submitted a Soil Vapor Intrusion Report to the regulators. In January 2023, the regulators issued a new order directing the Company and the current property owner to conduct a Remedial Investigation and then prepare a Feasibility Study to evaluate and remediate impacts to soil, soil vapor and indoor air. While the Company believes its latest estimates of remediation costs (including any related to soil, soil vapor and indoor air impacts) are reasonable, the ultimate remediation requirements are not yet finalized and the regulators could require the Company to implement remediation actions for a longer period or take additional actions, which could include estimated undiscounted costs in the aggregate of up to approximately $28 over an estimated 30-year period, or require the Company to take different actions and incur additional costs.

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $10 and $9 of the recorded liability as of June 30, 2023 and 2022, respectively. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing agreement with a third party. If the third party is unable to pay its share of the response and remediation obligations, the Company may be responsible for such obligations. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time.

The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements and the future availability of alternative clean-up technologies. The Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements (including costs connected to the transition and unwinding of certain supply and manufacturing relationships), product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any material liabilities on the aforementioned guarantees as of both June 30, 2023 and 2022.

The Company was a party to letters of credit of $14 as of June 30, 2023 and 2022, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

A-56	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 11. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS (Continued)

Commitments

The Company is a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity must be made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. Many of these purchase obligations are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2023, the Company’s purchase obligations by purchase date were approximately as follows:

Year	Purchase Obligations
2024	$170
2025	88
2026	54
2027	36
2028	12
Thereafter	40
Total	$400

NOTE 12. LEASES

The Company leases various property, plant and equipment, including office, warehousing, manufacturing and research and development facilities and equipment. These leases have remaining lease terms of up to 34 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to the Company’s leases as of June 30 was as follows:

	Balance sheet classification	2023	2022
Operating leases
Right-of-use assets	Operating lease right-of-use assets	$346	$342
Current lease liabilities	Current operating lease liabilities	$87	$78
Non-current lease liabilities	Long-term operating lease liabilities	310	314
Total operating lease liabilities		$397	$392

Finance leases
Right-of-use assets	Other assets	$29	$18
Current lease liabilities	Accounts payable and accrued liabilities	$9	$6
Non-current lease liabilities	Other liabilities	21	13
Total finance lease liabilities		$30	$19

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Appendix A

NOTE 12. LEASES (Continued)

Components of lease cost were as follows for the fiscal years ended June 30:

	2023	2022
Operating lease cost	$89	$83
Finance lease cost:
Amortization of right-of-use assets	$9	$9
Interest on lease liabilities	1	1
Total finance lease cost	$10	$10
Variable lease cost	$87	$80
Short term lease cost	$4	$6

Supplemental cash flow information and noncash activity related to the Company’s leases were as follows during fiscal years ended June 30:

	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases, net	$88	$84
Operating cash flows from finance leases	1	1
Financing cash flows from finance leases	8	9
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$84	$94
Finance leases	21	18

Weighted-average remaining lease term and discount rate for the Company’s leases were as follows as of fiscal year ended June 30:

2023
Weighted-average remaining lease term:
Operating leases	6 years
Finance leases	4 years
Weighted-average discount rate:
Operating leases	3.1%
Finance leases	4.6%
A-58	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 12. LEASES (Continued)

Maturities of lease liabilities by fiscal year for the Company’s leases as of June 30, 2023 were as follows:

Year	Operating leases	Finance leases
2024	$96	$11
2025	88	9
2026	73	7
2027	59	4
2028	45	1
Thereafter	71	1
Total lease payments	$432	$33
Less: Imputed interest	35	3
Total lease liabilities	$397	$30

Operating and finance lease payments presented in the table above exclude $2 and $0, respectively, of minimum lease payments signed but not yet commenced as of June 30, 2023.

On May 25, 2022, the Company completed an asset sale-leaseback transaction on a plant in Ontario, Canada. The Company received proceeds of $16, net of selling costs, which had a carrying value of $2, and resulted in a $14 gain on the transaction which was recognized in Other (income) expense, net. The leaseback is accounted for as an operating lease. The term of the lease at inception date is 10 years, with the option to terminate the lease at 7 years.

NOTE 13. STOCKHOLDERS’ EQUITY

On November 18, 2020 the Company retired 28 million shares of its treasury stock. These shares are now authorized but unissued. There was no effect on the Company’s overall equity position as a result of the retirement.

Dividends per share paid to Clorox stockholders during the fiscal years ended June 30 were as follows:

	2023	2022	2021
Dividends per share paid	$4.72	$4.64	$4.44

On July 27, 2023, a cash dividend was declared in the amount of $1.20 per share payable on August 25, 2023 to common stockholders of record as of the close of business on August 09, 2023.

Accumulated Other Comprehensive Net (Loss) Income

Changes in Accumulated other comprehensive net (loss) income attributable to Clorox by component were as follows for the fiscal years ended June 30:

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Appendix A

NOTE 13. STOCKHOLDERS’ EQUITY (Continued)

	Foreign currency translation adjustments	Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive net (loss) income
Balance June 30, 2020	$(450)	$(18)	$(172)	$(640)
Other comprehensive (loss) income before reclassifications	53	44	(2)	95
Amounts reclassified from Accumulated other comprehensive net (loss) income	(5)	5	14	14
Income tax benefit (expense)	(1)	(10)	(4)	(15)
Net current period other comprehensive (loss) income	47	39	8	94
Balance June 30, 2021	(403)	21	(164)	(546)
Other comprehensive (loss) income before reclassifications	(45)	107	1	63
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	(14)	15	1
Income tax benefit (expense)	—	7	(4)	3
Net current period other comprehensive (loss) income	(45)	100	12	67
Balance June 30, 2022	(448)	121	(152)	(479)
Other comprehensive (loss) income before reclassifications	1	(6)	1	(4)
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	(19)	6	(13)
Income tax benefit (expense)	2	3	(2)	3
Net current period other comprehensive (loss) income	3	(22)	5	(14)
Balance June 30, 2023	$(445)	$99	$(147)	$(493)

Included in foreign currency translation adjustments are re-measurement losses on long-term intercompany loans where settlement is not planned or anticipated in the foreseeable future. There were $0, $0, and $11 associated with these loans reclassified from Accumulated other comprehensive net (loss) income for the fiscal years ended June 30, 2023, 2022, and 2021, respectively.

A-60	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 14. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

	2023	2022	2021
Basic	123,589	123,113	125,570
Dilutive effect of stock options and other	592	793	1,729
Diluted	124,181	123,906	127,299
Antidilutive stock options and other	1,444	2,448	476

Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Clorox.

NOTE 15. STOCK-BASED COMPENSATION PLANS

In November 2021, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance shares, deferred stock units, stock appreciation rights and other stock-based awards. The Plan as amended and restated provides that the maximum number of shares which may be issued under the Plan will be 5 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2023, the Company was authorized to grant up to approximately 5 million common shares, plus additional shares equal to shares that are potentially deliverable under an award that expires or are canceled, forfeited or settled without the delivery of shares, under the Plan. As of June 30, 2023, approximately 4 million common shares remained available for grant.

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

	2023	2022	2021
Cost of products sold	$7	$6	$6
Selling and administrative expenses	61	42	40
Research and development costs	5	4	4
Total compensation costs	$73	$52	$50
Related income tax benefit	$17	$12	$12

Cash received during fiscal years 2023, 2022 and 2021 from stock options exercised under all stock-based payment arrangements was $52, $35 and $133, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase stock under its Evergreen Program to offset the estimated impact of dilution related to stock-based awards.

Details regarding the valuation and accounting for stock options, restricted stock awards, performance shares and deferred stock units for non-employee directors follow.

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Appendix A

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

Stock Options

The fair value of each stock option award granted during fiscal years 2023, 2022 and 2021 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2023	2022	2021
Expected life	5.3 years	5.4 years	5.3 years to 5.4 years
Weighted-average expected life	5.3 years	5.4 years	5.4 years
Expected volatility	24.2%	21.7% to 25.0%	21.4% to 23.2%
Weighted-average volatility	24.2%	21.8%	21.9%
Risk-free interest rate	3.7%	0.9% to 2.1%	0.3% to 0.5%
Weighted-average risk-free interest rate	3.7%	0.9%	0.3%
Dividend yield	3.4%	2.9% to 3.7%	2.1% to 2.3%
Weighted-average dividend yield	3.4%	2.9%	2.1%

The expected life of the stock options is based on historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

Details of the Company’s stock option activities are summarized below:

	Number of Shares (In thousands)	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2022	4,198	$144	5 years	$49
Granted	564	141
Exercised	(515)	105
Canceled	(172)	164
Options outstanding as of June 30, 2023	4,075	$147	5 years	$69
Options vested as of June 30, 2023	2,817	$142	4 years	$59

The weighted-average fair value per share of each option granted during fiscal years 2023, 2022 and 2021, estimated at the grant date using the Black-Scholes option pricing model, was $26.95, $22.26 and $30.90, respectively. The total intrinsic value of options exercised in fiscal years 2023, 2022 and 2021 was $27, $18 and $109, respectively.

Stock option awards outstanding as of June 30, 2023, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. As of June 30, 2023, there was $11 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 2 years, subject to forfeiture changes.

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Appendix A

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock awards receive dividend distributions earned during the vesting period upon vesting.

As of June 30, 2023, there was $38 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 2 years. The total fair value of the shares that vested in each of the fiscal years 2023, 2022 and 2021 was $22, $20 and $15, respectively. The weighted-average grant-date fair value of awards granted was $143.20, $157.50 and $210.78 per share for fiscal years 2023, 2022 and 2021, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

	Number of Shares (In thousands)	Weighted- Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2022	412	$168
Granted	312	143
Vested	(128)	171
Forfeited	(52)	160
Restricted stock awards as of June 30, 2023	544	$155

Performance Shares

The fair value of performance shares is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight line basis over the related vesting periods, which are generally 3 years.

As of June 30, 2023, there was $32 in unrecognized compensation cost related to non-vested performance shares that is expected to be recognized over a remaining weighted-average performance period of 2 years. The weighted-average grant-date fair value of awards granted was $141.90, $162.46 and $212.00 per share for fiscal years 2023, 2022 and 2021, respectively.

A summary of the status of the Company’s performance share awards is presented below:

	Number of Shares (In thousands)	Weighted- Average Grant Date Fair Value per Share
Performance share awards as of June 30, 2022	313	$162
Granted	156	$142
Distributed	(76)	$137
Forfeited	(25)	$167
Performance share awards as of June 30, 2023	368	$158
Performance shares vested and deferred as of June 30, 2023	48	$128

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Appendix A

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

The non-vested performance shares outstanding as of June 30, 2023 and 2022 were 306,000 and 255,000, respectively, and the weighted average grant date fair value was $162.77 and $173.38 per share, respectively. During fiscal year 2023, 77,000 shares vested. The total fair value of shares vested was $12, $11 and $26 during fiscal years 2023, 2022 and 2021, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock. Deferred shares continue to earn dividends, which are also deferred.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2023, the Company granted 18,000 deferred stock units, reinvested dividends of 4,000 units and distributed 39,000 shares, which had a weighted-average fair value on the grant date of $142.10, $151.35 and $95.38 per share, respectively. As of June 30, 2023, 128,000 units were outstanding, which had a weighted-average fair value on the grant date of $130.49 per share.

NOTE 16. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

	2023	2022	2021
Amortization of trademarks and other intangible assets	$30	$31	$31
Trust investment (gains) losses, net	(14)	21	(25)
Net periodic benefit cost	16	16	15
Foreign exchange transaction (gains) losses, net	13	3	10
Income from equity investees	(4)	(6)	(5)
Interest income	(16)	(5)	(5)
Restructuring costs (1)	52	—	—
Gain on sale-leaseback transaction	—	(14)	—
Gain on previously held equity investment (2)	—	—	(85)
Other	3	(9)	(8)
Total	$80	$37	$(72)
(1)	Restructuring costs related to the Company’s streamlined operating model plan (see Note 3).
(2)	Nonrecurring, noncash gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture (see Note 2).
A-64	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 17. INCOME TAXES

The provision for income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2023	2022	2021
Current
Federal	$153	$71	$146
State	33	17	26
Foreign	40	43	41
Total current	$226	$131	$213
Deferred
Federal	$(120)	$6	$(26)
State	(28)	(2)	(9)
Foreign	(1)	1	3
Total deferred	(149)	5	(32)
Total	$77	$136	$181

The components of Earnings before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2023	2022	2021
United States	$154	$483	$696
Foreign	84	124	204
Total	$238	$607	$900

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on operations follows for the fiscal years ended June 30:

	2023	2022	2021
Statutory federal tax rate	21.0%	21.0%	21.0%
State taxes (net of federal tax benefits)	1.6	1.9	1.5
Foreign tax rate differential	8.6	3.1	0.2
Federal excess tax benefits	(1.8)	(0.9)	(2.7)
Net U.S. tax on foreign income	(2.3)	(1.7)	(0.5)
VMS goodwill impairment	8.6	—	—
Federal research and development credits	(2.7)	(0.8)	(0.4)
Other differences	(0.6)	(0.2)	1.0
Effective tax rate	32.4%	22.4%	20.1%

The Inflation Reduction Act (the “Act”) was signed into law on August 16, 2022. The Act introduces a new 15% corporate minimum tax for certain large corporations that becomes effective at the beginning of the Company’s fiscal 2024 and it imposes a 1% excise tax on the value of share repurchases, net of new

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Appendix A

NOTE 17. INCOME TAXES (Continued)

share issuances, after December 31, 2022. These provisions, as well as the other corporate tax changes included in the Act, are not expected to have a material impact on the Company’s financial statements.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. None of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable. These withholding taxes had no significant impact on the Company’s consolidated results.

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2023	2022
Deferred tax assets
Compensation and benefit programs	$123	$100
Net operating loss and tax credit carryforwards	94	93
Operating and finance lease liabilities	104	98
Accruals and reserves	46	35
Capitalized research and development	34	—
Inventory costs	32	25
Other	34	32
Subtotal	467	383
Valuation allowance	(59)	(52)
Total deferred tax assets	$408	$331
Deferred tax liabilities
Fixed and intangible assets	$(157)	$(242)
Lease right-of-use assets	(96)	(91)
Other	(36)	(29)
Total deferred tax liabilities	(289)	(362)
Net deferred tax assets (liabilities)	$119	$(31)

The net deferred tax assets and liabilities included in the consolidated balance sheet at June 30 were as follows:

Net deferred tax assets (1)	$147	$35
Net deferred tax liabilities	(28)	(66)
Net deferred tax assets (liabilities)	$119	$(31)
(1)	Net deferred tax assets are recorded in Other assets.
A-66	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 17. INCOME TAXES (Continued)

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2023	2022	2021
Valuation allowance at beginning of year	$(52)	$(42)	$(38)
Net decrease/(increase) for other foreign deferred tax assets	(1)	(1)	(1)
Net decrease/(increase) for foreign and U.S. net operating loss carryforwards and tax credits	(6)	(9)	(3)
Valuation allowance at end of year	$(59)	$(52)	$(42)

As of June 30, 2023, the Company had foreign tax credit carryforwards of $18 for U.S. income tax purposes with expiration dates between fiscal years 2026 and 2033. Tax credit carryforwards in U.S. jurisdictions of $5 have expiration dates between fiscal year 2024 and 2033. Tax credit carryforwards in U.S. jurisdictions of $2 can be carried forward indefinitely. Tax credit carryforwards in foreign jurisdictions of $29 can be carried forward indefinitely. Tax benefits from net operating loss carryforwards in U.S. jurisdictions of $4 have expiration dates between fiscal years 2030 and 2042. Tax benefits from net operating loss carryforwards in U.S. jurisdictions of $6 can be carried forward indefinitely. Tax benefits from foreign net operating loss carryforwards of $21 have expiration dates between fiscal years 2024 and 2040. Tax benefits from foreign net operating loss carryforwards of $9 can be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2015. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2023 and 2022, the total balance of accrued interest and penalties related to uncertain tax positions was $2 and $2, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in a net benefit of $0 in fiscal years 2023, 2022 and 2021.

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2023	2022	2021
Unrecognized tax benefits at beginning of year	$17	$21	$22
Gross increases - tax positions in prior periods	1	—	1
Gross decreases - tax positions in prior periods	(3)	(7)	(5)
Gross increases - current period tax positions	2	4	3
Gross decreases - current period tax positions	—	—	—
Lapse of applicable statute of limitations	—	(1)	—
Settlements	—	—	—
Unrecognized tax benefits at end of year	$17	$17	$21

Included in the balance of unrecognized tax benefits as of June 30, 2023, 2022 and 2021, were potential benefits of $14, $14 and $17, respectively, which if recognized, would affect the effective tax rate. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-67

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. As of June 30, 2023 and 2022, the domestic retirement income plans were frozen and the benefits of the domestic retirement income plans were generally based on either employee years of service and compensation or a stated dollar amount per year of service.

The Company contributed $14, $15 and $14 to its domestic retirement income plans during fiscal years 2023, 2022 and 2021, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments and minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

The Company has a domestic qualified pension plan (the Plan). The Plan is frozen for all participants. The Plan generally was frozen effective June 30, 2011 for all employees, except for certain collectively bargained employees, whose Plan freeze was effective January 1, 2019. As a result of the Plan freeze, no employees are eligible to commence participation in the Plan or accrue any additional benefits under the Plan.

On May 17, 2022, the Company’s Board of Directors approved a resolution to terminate the Plan. The amendment will allow the settlement of the pension obligation with either a lump sum payout or a purchased annuity. It is expected to take 18 to 24 months to complete the termination from the date of the approved resolution to terminate the Plan.

As of June 30, 2023, the Company recorded net unrealized losses of $136, net of tax, ($179 before taxes) in Accumulated other comprehensive net (loss) income on its consolidated balance sheet related to the Plan. These net unrealized losses will be recognized in the Company’s consolidated statement of income as payments are made to settle lump sum elections and to purchase group annuity contracts. Final settlement is dependent on market conditions, which could affect discount rates and returns on plan assets as well as final elections received from plan participants. Currently, there is not enough information available to determine the ultimate charge of the termination.

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

A-68	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2023	2022	2023	2022
Change in benefit obligations:
Benefit obligation as of beginning of year	$513	$621	$28	$36
Service cost	1	1	—	—
Interest cost	18	15	1	1
Actuarial loss (gain)	(11)	(66)	(1)	(7)
Plan amendments	—	(7)	—	—
Translation and other adjustments	—	(6)	—	—
Plan settlement	—	(13)	—	—
Benefits paid	(45)	(32)	(2)	(2)
Benefit obligation as of end of year	$476	$513	$26	$28
Change in plan assets:
Fair value of assets as of beginning of year	$412	$506	$—	$—
Actual return on plan assets	—	(63)	—	—
Employer contributions	15	15	2	2
Plan Settlement	—	(13)	—	—
Benefits paid	(45)	(32)	(2)	(2)
Translation and other adjustments	(1)	(1)	—	—
Fair value of plan assets as of end of year	381	412	—	—
Accrued benefit cost, net funded status	$(95)	$(101)	$(26)	$(28)

Amount recognized in the balance sheets consists of:
Pension benefit assets	$24	$30	$—	$—
Current accrued benefit liability	(13)	(12)	(2)	(2)
Non-current accrued benefit liability	(106)	(119)	(24)	(26)
Accrued benefit cost, net	$(95)	$(101)	$(26)	$(28)

For the retirement income plans, the benefit obligation is the projected benefit obligation (PBO). For the retirement health care plan, the benefit obligation is the accumulated benefit obligation (ABO).

The ABO for all retirement income plans was $474, $512 and $618 as of June 30, 2023, 2022 and 2021, respectively.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-69

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Retirement income plans with ABO or PBO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets		PBO Exceeds the Fair Value of Plan Assets
	2023	2022	2023	2022
Projected benefit obligation	$119	$133	$121	$133
Accumulated benefit obligation	118	132	119	132
Fair value of plan assets	—	2	2	2

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2023	2022	2021	2023	2022	2021
Service cost	$1	$1	$2	$—	$—	$—
Interest cost	18	15	15	1	1	1
Expected return on plan assets	(10)	(15)	(16)	—	—	—
Settlement loss recognized	—	7	5	—	—	—
Amortization of unrecognized items	8	9	11	(2)	(1)	(2)
Total	$17	$17	$17	$(1)	$—	$(1)

Service cost component of the net periodic benefit cost is reflected in employee benefit costs, and all other components are reflected in Other (income) expense, net.

Items not yet recognized as a component of postretirement expense as of June 30, 2023 consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$213	$(14)
Prior service benefit	(5)	—
Net deferred income tax (assets) liabilities	(50)	3
Accumulated other comprehensive loss (income)	$158	$(11)
A-70	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (loss) income for the fiscal year ended June 30, 2023 included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$222	$(15)
Amortization during the year	(9)	2
Loss (gain) during the year	—	(1)
Net actuarial loss (gain) as of end of year	$213	$(14)

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits.

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations were as follows as of June 30:

	Retirement Income		Retirement Health Care
	2023	2022	2023	2022
Discount rate	4.37%	3.72%	5.10%	4.65%
Rate of compensation increase	3.62%	3.09%	n/a	n/a
Interest crediting rate	2.67%	2.69%	n/a	n/a

Weighted-average assumptions used to estimate the retirement income and retirement health care costs were as follows as of June 30:

	Retirement Income
	2023	2022	2021
Discount rate	3.72%	2.56%	2.45%
Rate of compensation increase	3.09%	3.02%	2.92%
Expected return on plan assets	2.67%	3.00%	3.08%
Interest crediting rate	2.69%	2.57%	1.92%

	Retirement Health Care
	2023	2022	2021
Discount rate	4.65%	2.61%	2.51%

The expected long-term rate of return assumption is based on prospective returns according to the fund’s current target asset allocation.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-71

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

The actuarial benefit obligation gain incurred during fiscal year 2023 was primarily driven by increases in the discount rates for the retirement plans, partially offset by investment gains lower than expected return on assets. The actuarial benefit obligation gain during fiscal year 2022 was primarily driven by increases in the discount rates for the retirement plans, partially offset by the domestic qualified plan reflecting plan termination lump sum window and annuity buyout assumptions.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2023, were as follows:

	Retirement Income	Retirement Health Care
2024	$358	$2
2025	15	2
2026	15	2
2027	14	2
2028	13	2
Fiscal years 2029 through 2033	52	10

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

Plan Assets

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 were:

	% Target Allocation		% of Plan Assets
	2023	2022	2023	2022
Fixed income	80%	100%	79%	99%
Cash equivalents	20%	—%	21%	1%
Total	100%	100%	100%	100%

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic retirement income plan.

A-72	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

The following table sets forth the retirement income plans’ assets carried at fair value as of June 30:

	2023	2022
Cash equivalents — Level 1	74	0
Total assets in the fair value hierarchy	74	0
Common collective trusts measured at net asset value
Bond funds	$289	$391
International equity funds	15	14
Domestic equity funds	—	—
Short-term investment fund	1	4
Real estate fund	2	3
Total common collect trust measured at net asset value	$307	$412
Total assets at fair value	$381	$412

Common collective trust funds are not publicly traded and were valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2023 and 2022.

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds that have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $64, $58 and $65 in fiscal years 2023, 2022 and 2021, respectively. The aggregate cost of the international defined contribution plans was $6, $6 and $4 for the fiscal years ended June 30, 2023, 2022 and 2021, respectively.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-73

Appendix A

NOTE 19. SEGMENT REPORTING

During the fourth quarter of fiscal year 2023, the Company realigned its reportable segments following management’s decision to narrow the focus on core brands and streamline investment levels in the VMS business. As a result of this decision and the financial impact of the related impairment charges incurred in prior periods, the VMS operating segment, previously included in the Health and Wellness reportable segment, no longer meets the criteria to be presented as a reportable segment and is now combined with Corporate. In connection with this change, Corporate was renamed Corporate and Other. The Health and Wellness reportable segment is now comprised of the Cleaning and Professional Products operating segments.

Additionally, beginning in the fourth quarter of fiscal year 2023, management changed its principle measure of segment profitability to segment adjusted earnings (losses) before interest and income taxes. Segment adjusted earnings (losses) before interest and income taxes is defined as earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability).

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of segment adjusted earnings (losses) before interest and income taxes excluding these items is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes do not directly reflect the performance of each segment’s underlying operations. All periods presented have been recast to reflect these changes.

The Company operates through strategic business units (SBUs) that are organized into the Company’s operating segments. Operating segments with shared economic and qualitative characteristics are aggregated into four reportable segments: Health and Wellness, Household, Lifestyle and International. Operating segments not aggregated into a reportable segment are reflected in Corporate and Other. The four reportable segments consist of the following:

•	Health and Wellness consists of cleaning, disinfecting and professional products mainly marketed and sold in the United States.
•	Household consists of bags and wraps, cat litter and grilling products marketed and sold in the United States.
•	Lifestyle consists of food, natural personal care products and water-filtration products marketed and sold in the United States.
•	International consists of products sold outside the United States. Products within this segment include laundry additives; home care products; water-filtration products; digestive health products; grilling products; cat litter; food; bags and wraps; natural personal care products; and professional cleaning and disinfecting products.
A-74	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 19. SEGMENT REPORTING (Continued)

Corporate and Other includes certain non-allocated administrative costs, various other non-operating income and expenses, as well as the results of the VMS business. Assets in Corporate and Other include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, operating lease right-of-use assets, other long-term assets and deferred taxes, as well as the assets related to the VMS business.

	Net Sales
	Fiscal year
	2023	2022	2021
Health and Wellness	$2,532	$2,427	$2,690
Household	2,098	1,984	1,981
Lifestyle	1,338	1,253	1,218
International	1,181	1,180	1,162
Corporate and Other	240	263	290
Total	$7,389	$7,107	$7,341

	Segment Adjusted Earnings (losses) before interest and income taxes
	Fiscal year
	2023	2022	2021
Health and Wellness	$594	$381	$748
Household	308	234	375
Lifestyle	284	280	320
International	89	97	119
Corporate and Other	(358)	(223)	(293)
Total	$917	$769	$1,269
Interest income	16	5	5
Interest expense	(90)	(106)	(99)
VMS impairments (1)(2)	(445)	—	(329)
Professional Products supplier charge (3)	—	—	(28)
Saudi JV acquisition gain (4)	—	—	82
Streamlined operating model (5)	(60)	—	—
Digital capabilities and productivity enhancements investment (6)	(100)	(61)	—
Earnings (losses) before income taxes	$238	$607	$900
(1)	Represents a noncash impairment charge of $445 related to the VMS business recorded in fiscal year 2023. As a result of the segment changes noted above, $433 and $12 was recast from the third quarter fiscal year 2023 interim reporting period for the Health and Wellness and International reportable segments, respectively.
(2)	Represents a noncash impairment charge of $329 related to the VMS business recorded in fiscal year 2021. As a result of the segment reporting changes noted above, $329 was recast from the fiscal year 2021 reporting period from the Health and Wellness reportable segment.
(3)	Represents noncash charges of $28 on investments and related arrangements made with a Professional Products business supplier. As a result of the segment changes noted above, this amount was recast from the fiscal year 2021 reporting period for the Health and Wellness reportable segment.

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THE CLOROX COMPANY - 2023 Proxy Statement	A-75

Appendix A

NOTE 19. SEGMENT REPORTING (Continued)

(4)	Represents an $82 noncash net gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture. As a result of the segment changes noted above, this amount was recast from the fiscal year 2021 reporting period for the International reportable segment.
(5)	Represents restructuring and related implementation costs, net for the streamlined operating model of $60. As a result of the segment changes noted above, this amount was recast from the fiscal year 2023 reporting period for Corporate and Other. For informational purposes the following table provides the approximate restructuring and related implementation costs, net corresponding to the Company’s segments as a percent of the total costs for the fiscal year ended June 30:
2023
Health and Wellness	6%
Household	1
Lifestyle	4
International	16
Corporate and Other	73
Total	100%
(6)	Represents expenses related to the Company’s digital capabilities and productivity enhancements investment. As a result of the segment changes noted above, these amounts were recast from the fiscal year 2023 and fiscal year 2022 reporting periods for Corporate and Other.
	Fiscal Year	Health and Wellness	Household	Lifestyle	International	Corporate and Other	Total Company
(Income) Loss from equity investees included in Other (income) expense, net	2023	—	—	—	(4)	—	(4)
	2022	—	—	—	(6)	—	(6)
	2021	—	—	—	(5)	—	(5)
Total assets	2023	1,184	1,082	1,091	1,410	1,178	5,945
	2022	1,275	1,045	1,035	1,453	1,350	6,158
Capital expenditures	2023	51	97	29	24	27	228
	2022	61	112	24	27	27	251
	2021	120	108	29	42	32	331
Depreciation and amortization	2023	59	78	25	46	28	236
	2022	57	67	24	47	29	224
	2021	52	67	23	45	24	211
Significant noncash charges included in earnings (losses) before interest and income taxes:
Stock-based compensation	2023	14	10	7	4	38	73
	2022	14	8	6	3	21	52
	2021	16	10	7	2	15	50

All intersegment sales are eliminated and are not included in the Company’s reportable net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 26%, 25%, and 25% of consolidated net sales for each of the fiscal years ended June 30, 2023, 2022 and 2021, respectively, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

A-76	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

NOTE 19. SEGMENT REPORTING (Continued)

The following table provides Net sales as a percentage of the Company’s consolidated net sales, disaggregated by operating segment under the new reporting structure, for the fiscal years ended June 30:

	2023	2022	2021
Cleaning	30%	29%	30%
Professional Products	5%	4%	7%
Health and Wellness	35%	33%	37%
Bags and Wraps	12%	12%	11%
Cat Litter	9%	8%	7%
Grilling	7%	8%	9%
Household	28%	28%	27%
Food	10%	10%	9%
Natural Personal Care	4%	4%	4%
Water Filtration	4%	4%	3%
Lifestyle	18%	18%	16%
International	16%	17%	16%
Corporate and Other	3%	4%	4%
Total	100%	100%	100%

The Company’s products are marketed and sold globally. The following table provides the Company’s global product lines, which were sold in the U.S. and International, that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30:

	2023	2022	2021
Cleaning products	42%	42%	43%
Bags and wraps	16%	16%	14%
Food products	11%	11%	10%
Cat litter products	10%	9%	8%

Net sales and property, plant and equipment, net, by geographic area for and as of the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2023	$6,237	$1,152	$7,389
	2022	5,951	1,156	7,107
	2021	6,207	1,134	7,341
Property, plant and equipment, net	2023	1,192	153	1,345
	2022	1,180	154	1,334

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THE CLOROX COMPANY - 2023 Proxy Statement	A-77

Appendix A

NOTE 20. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, which operate both within and outside the United States. The equity investments, presented in Other assets and accounted for under the equity method, were $43 and $52 as of the fiscal years ended June 30, 2023 and 2022, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require any future cash contributions or disbursements arising out of an equity investment.

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2023, 2022 and 2021 were $87, $117 and $44, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

A-78	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix A

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED) (1)

Dollars in millions	FY23	FY23	FY21
Earnings before income taxes	$238	$607	$900
Add back:
Certain U.S. GAAP charges (2)	605	61	357
Interest expense	90	106	99
Less:
Saudi JV acquisition gain (2)	—	—	(82)
Earnings before income taxes, certain U.S. GAAP items and interest expense	933	774	1,274
Less:
Income taxes on earnings before income taxes, certain U.S. GAAP items and interest expense (3)	220	174	264
Adjusted after tax profit	713	600	1,010
Less: After tax profit attributable to noncontrolling interests	12	9	9
Adjusted after tax profit attributable to Clorox	701	591	1,001
Average capital employed (4)	3,383	3,428	3,655
Less: Capital charge (5)	304	309	329
Economic profit (1) (Adjusted after tax profit attributable to Clorox less capital charge)	$397	$282	$672
(1)	Economic profit (EP) is defined by the Company as earnings before income taxes, excluding certain U.S. GAAP items (such as asset impairments, charges related to implementation of the streamlined operating model, charges related to digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items impacting comparability) and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	Certain U.S. GAAP charges include incremental operating expenses related to the implementation of the Company’s digital capabilities and productivity enhancements investment, restructuring and related implementation costs related to implementation of the streamlined operating model, noncash impairments related to the Vitamins, Minerals and Supplements (VMS) business, noncash charges on investments and related arrangements made with a Professional Products business supplier and a noncash nonrecurring net gain related to the Company’s increased investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi JV). Refer to “Management’s Discussion and Analysis: Summary of Non-GAAP Financial Measures” in Exhibit 99.1 for detail on the U.S. GAAP charges.
(3)	The tax rate applied is the effective tax rate before the identified U.S. GAAP items was 23.6%, 22.5% and 20.7% in fiscal years 2023, 2022, and 2021, respectively. The difference between the fiscal year 2023 effective tax rate on earnings of 32.4% is due to the tax rate impact of the FY23 VMS impairment and incremental operating expenses recorded related to the implementation of the Company’s digital capabilities and productivity enhancements investment of (8.9)% and 0.1%, respectively. The difference between the fiscal year 2022 effective tax rate on earnings of 22.4% is due to the tax rate impact of the incremental operating expenses recorded related to the implementation of the Company’s digital capabilities and productivity enhancements investment of 0.1%. The difference between the fiscal year 2021 effective tax rate on earnings of 20.1% is due to the tax rate impact of the Professional Products supplier charge, FY21 VMS impairment, and Saudi JV acquisition gain of 0.1%, (0.4)%, and 0.9%, respectively.
(4)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax U.S. GAAP items, as applicable, and deduct the current year after tax noncash, nonrecurring gain. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation.
(5)	Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Continues on next page ►

THE CLOROX COMPANY - 2023 Proxy Statement	A-79

Appendix A

Dollars in millions	FY23	FY22	FY21
Total assets	$5,945	$6,158	$6,334
Less:
Accounts payable and accrued liabilities (6)	1,650	1,463	1,670
Current operating lease liabilities	87	78	81
Income taxes payable	121	—	—
Long-term operating lease liabilities	310	314	301
Other liabilities (6)	804	778	819
Deferred income taxes	28	66	67
Non-interest bearing liabilities	3,000	2,699	2,938
Total capital employed (4)	2,945	3,459	3,396
After tax certain U.S. GAAP items (2)	362	—	212
Adjusted capital employed (4)	$3,307	$3,459	$3,608
Average capital employed	$3,383	$3,428	$3,655
(6)	Accounts payable and accrued liabilities and Other liabilities are adjusted to exclude interest-bearing liabilities.
A-80	THE CLOROX COMPANY - 2023 Proxy Statement

Appendix B

GAAP to Non-GAAP Reconciliation of Adjusted EPS

Reconciliation of Adjusted EPS (4)

Dollars in millions except per share data	FY23	FY22	% Change
As reported (GAAP)	$1.20	$3.73	(68)%
VMS impairment (1)	2.91	—
Streamlined operating model (2)	0.37	—
Digital capabilities and productivity enhancements investment (3)	0.61	0.37
As adjusted (Non-GAAP) (4)(5)	$5.09	$4.10	24%
(1)	During the year ended June 30, 2023, a noncash impairment charge of $445 ($362 after tax) was recorded for goodwill and trademarks related to the VMS business.
(2)	During the year ended June 30, 2023, Clorox incurred approximately $60 ($45 after tax) of restructuring and related costs, net for implementation of the streamlined operating model.
(3)	During the year ended June 30, 2023 and June 30, 2022, Clorox incurred approximately $100 ($76 after tax) and $61 ($47 after tax), respectively, of operating expenses related to our digital capabilities and productivity enhancements investment.
(4)	Adjusted EPS is defined as diluted earnings per share excluding or otherwise adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(5)	Adjusted EPS is supplemental information management uses to help evaluate the company’s historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses or gains related to acquisitions and other nonrecurring or unusual items), investors and management are able to gain additional insight into Clorox’s underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
THE CLOROX COMPANY - 2023 Proxy Statement	B-1

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Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Amy L. Banse	☐	☐	☐	05 - A.D. David Mackay	☐	☐	☐	09 - Matthew J. Shattock	☐	☐	☐
02 - Julia Denman	☐	☐	☐	06 - Paul Parker	☐	☐	☐	10 - Kathryn Tesija	☐	☐	☐
03 - Spencer C. Fleischer	☐	☐	☐	07 - Stephanie Plaines	☐	☐	☐	11 - Russell J. Weiner	☐	☐	☐
04 - Esther Lee	☐	☐	☐	08 - Linda Rendle	☐	☐	☐	12 - Christopher J. Williams	☐	☐	☐
B	The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

C	The Board of Directors recommends a vote for 1 YEAR on Proposal 3.
	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.	☐	☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.
	For	Against	Abstain
4. Ratification of the Selection of Ernst & Young LLP as The Clorox Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

The 2023 Annual Meeting of Shareholders of The Clorox Company will be held on
Wednesday, November 15, 2023 at 9:00 A.M. PST, virtually via the Internet at https://meetnow.global/M7GX29G.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The Notice of Annual Meeting, proxy statement and 2023 integrated annual report – executive summary are available at www.envisionreports.com/CLX

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Proxy – The Clorox Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF SHAREHOLDERS – NOVEMBER 15, 2023

The shareholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Linda Rendle, Angela Hilt and Iké Adeyemi, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the shareholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific time on Wednesday, November 15, 2023 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). WHEN PROPERLY EXECUTED AND IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR 1 YEAR ON PROPOSAL 3 AND FOR PROPOSAL 4.

If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

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